FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-14

Free Writing Prospectus

Structural and Collateral Term Sheet

$720,005,340

(Approximate Initial Pool Balance)

$645,304,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2024-5C2

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Goldman Sachs Mortgage Company

JPMorgan Chase Bank, National Association

UBS AG

Citi Real Estate Funding Inc.

LMF Commercial, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2024-5C2

November 12, 2024

WELLS FARGO SECURITIES	CITIGROUP	GOLDMAN SACHS & CO. LLC	J.P. MORGAN	UBS SECURITIES
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal U/W NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$3,921,000		30.000%	(7)	2.57	12/24 – 02/29	18.5%	39.7%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	18.5%	39.7%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	18.5%	39.7%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$504,003,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
X-B	Asf/AAA(sf)/NR	$141,301,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/NR	$95,401,000		16.750%	(7)	4.97	11/29 – 11/29	15.5%	47.3%
B	AAsf/AA-(sf)/NR	$23,400,000		13.500%	(7)	4.97	11/29 – 11/29	14.9%	49.1%
C	Asf/A-(sf)/NR	$22,500,000		10.375%	(7)	4.97	11/29 – 11/29	14.4%	50.9%
	Non-Offered Certificates
X-D	A-sf/BBB+(sf)/NR	(13)(15)		N/A	Variable IO(14)	N/A	N/A	N/A	N/A
D	A-sf/BBB+(sf)/NR	(15)		(15)	(7)	4.97	11/29 – 11/29	14.2%	51.6%
E-RR	BBBsf/BBB(sf)/NR	(15)		7.625%	(7)	4.97	11/29 – 11/29	14.0%	52.4%
F-RR	BBB-sf/BBB-(sf)/NR	$8,100,000		6.500%	(7)	4.97	11/29 – 11/29	13.8%	53.1%
G-RR	BB-sf/BB-(sf)/NR	$16,201,000		4.250%	(7)	4.97	11/29 – 11/29	13.5%	54.3%
J-RR	B-sf/B(sf)/NR	$7,200,000		3.250%	(7)	4.97	11/29 – 11/29	13.4%	54.9%
K-RR	NR/NR/NR	$23,400,339		0.000%	(7)	4.97	11/29 – 11/29	12.9%	56.8%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 12, 2024 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2024-5C2	Certificate Structure
(8)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $500,082,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial certificate balance of $500,082,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $225,000,000	N/A - 4.81	N/A / 02/29 – 10/29
Class A-3	$275,082,000 - $500,082,000	4.87 - 4.91	02/29 – 11/29 / 10/29 – 11/29

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The initial Certificate Balance of each of the Class D and Class E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial Certificate Balance of the Class D Certificates is expected to fall within a range of $7,200,000 to $9,900,000, and the initial Certificate Balance of the Class E-RR Certificates is expected to fall within a range of $9,900,000 to $12,600,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D Certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the Approximate Initial Credit Support for the Class D Certificates will range between approximately 9.000% and 9.375%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2024-5C2	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	8	25	$235,788,017	32.7%
JPMorgan Chase Bank, National Association	3	3	100,995,000	14.0
Goldman Sachs Mortgage Company	4	39	97,975,000	13.6
UBS AG	2	10	72,400,000	10.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	52	69,000,000	9.6
Goldman Sachs Mortgage Company / UBS AG	1	1	42,000,000	5.8
Citi Real Estate Funding Inc.	3	3	39,550,000	5.5
LMF Commercial, LLC	4	4	32,297,323	4.5
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company	1	1	30,000,000	4.2
Total	27	138	$720,005,340	100.0%

Loan Pool:

Initial Pool Balance:	$720,005,340
Number of Mortgage Loans:	27
Average Cut-off Date Balance per Mortgage Loan:	$26,666,864
Number of Mortgaged Properties:	138
Average Cut-off Date Balance per Mortgaged Property(1):	$5,217,430
Weighted Average Interest Rate:	6.3538%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.3%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	360
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.87x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	16.3%
% of Mortgage Loans with Single Tenants(3):	11.7%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2024-5C2	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 22.0% of the mortgage pool (5 mortgage loans) has scheduled amortization, as follows:

12.1% (2 mortgage loans) provides for an interest-only period followed by an amortization period; and

9.9% (3 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 78.0% of the mortgage pool (22 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 56.0% and 1.96x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 76.7% of the mortgage pool (17 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	66.4% of the pool
Insurance:	30.1% of the pool
Capital Replacements:	78.7% of the pool
TI/LC:	56.7% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and other properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

53.0% of the mortgage pool (16 mortgage loans) features a lockout period, then defeasance only until an open period;

23.3% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

8.7% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

8.5% of the mortgage pool (2 mortgage loans) features the greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

4.2% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

2.3% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (0.5%) or yield maintenance, then defeasance or greater of a prepayment premium (0.5%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2024-5C2	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$645,304,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Mortgage Company (“GSMC”), JPMorgan Chase Bank, National Association (“JPMCB”), UBS AG (“UBS”), Citi Real Estate Funding Inc. (“CREFI”) and LMF Commercial, LLC (“LMF”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third-party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates (the “horizontal risk retention certificates”). RREF V - D AIV RR H, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, RREF V - D AIV RR H, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.

Initial Controlling Class Certificateholder:	RREF V – D AIV RR H, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2024 (or, in the case of any mortgage loan that has its first due date after November 2024, the date that would have been its due date in November 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about November 27, 2024.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2024-5C2	Issue Characteristics
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2024.
Rated Final Distribution Date:	The Distribution Date in November 2057.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Rooms/Units	Cut-off Date Balance Per SF/Room/ Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
JPMCB	Bay Plaza Community Center	Bronx	NY	1 / 1	$69,000,000	9.6%	Mixed Use	568,813	$492	59.6%	59.6%	1.54	x	10.0%
WFB, CREFI, JPMCB	Mini Mall Self Storage	Various	Various	1 / 52	69,000,000	9.6	Self Storage	2,460,347	73	73.8	73.8	1.71		10.5
WFB	Sacramento Gateway	Sacramento	CA	1 / 1	61,500,000	8.5	Retail	347,560	177	66.8	65.5	1.31		10.3
UBS AG	Interstate Industrial Portfolio	Various	Various	1 / 7	58,000,000	8.1	Industrial	2,573,860	44	63.9	63.9	1.37		9.9
WFB	Northeastern Hotel Portfolio	Various	Various	1 / 4	54,371,913	7.6	Hospitality	607	89,575	50.7	48.4	1.56		15.4
GSMC, UBS AG	Moffett Towers Building D	Sunnyvale	CA	1 / 1	42,000,000	5.8	Office	357,481	406	48.3	48.3	1.83		13.2
WFB	Rockefeller Center	New York	NY	1 / 15	40,000,000	5.6	Various	7,207,470	273	32.3	32.3	3.17		18.2
GSMC	Atrium Hotel Portfolio 24 Pack	Various	Various	1 / 24	35,000,000	4.9	Hospitality	6,106	76,122	32.1	32.1	4.17		26.7
JPMCB, GSMC	Queens Center	Elmhurst	NY	1 / 1	30,000,000	4.2	Retail	412,033	1,274	49.5	49.5	1.84		10.2
GSMC	ICONIQ Multifamily Portfolio	Various	Various	1 / 6	26,000,000	3.6	Multifamily	1,790	167,598	36.1	36.1	2.43		14.6
Top Three Total/Weighted Average				3 / 54	$199,500,000	27.7%				66.7%	66.3%	1.53	x	10.3%
Top Five Total/Weighted Average				5 / 65	$311,871,913	43.3%				63.4%	62.8%	1.50	x	11.1%
Top Ten Total/Weighted Average				10 / 112	$484,871,913	67.3%				54.9%	54.5%	1.93	x	13.1%
Non-Top Ten Total/Weighted Average				17 / 26	$235,133,427	32.7%				60.5%	60.1%	1.73	x	12.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room/Unit ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in WFCM 2024-5C2	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined U/W NCF DSR(2)	Combined U/W NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Bay Plaza Community Center	JPMCB	$69,000,000	$211,000,000	$280,000,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10; BANK5 2024-5YR11	1.54x	10.0%	59.6%
2	Mini Mall Self Storage	WFB, CREFI, JPMCB	$69,000,000	$111,000,000	$180,000,000	WFCM 2024-5C2	Wells Fargo	Rialto	Future Securitization	1.71x	10.5%	73.8%
4	Interstate Industrial Portfolio	UBS AG	$58,000,000	$54,000,000	$112,000,000	WFCM 2024-5C2	Wells Fargo	Rialto	BMO 2024-5C7	1.37x	9.9%	63.9%
6	Moffett Towers Building D	GSMC, UBS AG	$42,000,000	$103,000,000	$145,000,000	BMARK 2024-V10	Midland	Rialto	BMARK 2024-V10; BMO 2024-5C6	1.83x	13.2%	48.3%
7	Rockefeller Center	WFB	$40,000,000	$1,928,500,000	$1,968,500,000	ROCK 2024-CNTR	Wells Fargo	KeyBank	ROCK 2024-CNTR	3.17x	18.2%	32.3%
8	Atrium Hotel Portfolio 24 Pack	GSMC	$35,000,000	$429,800,000	$464,800,000	AHPT 2024-ATRM	Wells Fargo	CWCapital	AHPT 2024-ATRM; BMARK 2024-V11; BANK5 2024-5YR11	4.17x	26.7%	32.1%
9	Queens Center	JPMCB, GSMC	$30,000,000	$495,000,000	$525,000,000	Future Securitization	Wells Fargo	Midland	BANK5 2024-5YR11	1.84x	10.2%	49.5%
10	ICONIQ Multifamily Portfolio	GSMC	$26,000,000	$274,000,000	$300,000,000	ICNQ 2024-MF	Wells Fargo	KeyBank	ICNQ 2024-MF	2.43x	14.6%	36.1%
13	International Plaza II	JPMCB	$21,995,000	$56,330,000	$78,325,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.77x	14.0%	63.1%
17	BioMed 2024 Portfolio 2	GSMC	$16,500,000	$533,394,737	$549,894,737	BX 2024-BIO2	KeyBank	KeyBank	BMARK 2024-V10; BBCMS 2024-5C29; BANK5 2024-5YR9	2.34x	13.1%	50.1%
20	Hilton Washington DC Rockville Hotel	WFB	$11,916,104	$14,564,127	$26,480,231	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.91x	16.6%	52.9%
21	Euclid Apartments	LMF	$10,000,000	$43,000,000	$53,000,000	WFCM 2024-5C1	Wells Fargo	Argentic	BMO 2024-5C4; BBCMS 2024-C26; WFCM 2024-5C1	1.69x	12.4%	68.8%
22	175 Remsen Street	JPMCB	$10,000,000	$20,000,000	$30,000,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.58x	12.4%	55.6%

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
7	WFB	Rockefeller Center	$40,000,000	5.6%	$1,531,500,000	NAP	6.2266%	3.17x	1.54x	18.2%	10.3%	32.3%	57.4%
8	GSMC	Atrium Hotel Portfolio 24 Pack	35,000,000	4.9	520,200,000	NAP	7.3521%	4.17	1.48	26.7	12.6	32.1	68.0
10	GSMC	ICONIQ Multifamily Portfolio	26,000,000	3.6	225,000,000	NAP	6.0715%	2.43	1.34	14.6	8.3	36.1	63.1
17	GSMC	BioMed 2024 Portfolio 2	16,500,000	2.3	166,842,106	NAP	5.8954%	2.34	1.67	13.1	10.1	50.1	65.3
Total/Weighted Average			$117,500,000	16.3%	$2,443,542,106		6.4810%	3.19x	1.50x	19.2%	10.5%	35.6%	62.9%

(1)    Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)    With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.00	WFB	Sacramento Gateway	Sacramento	CA	Retail	61,500,000	8.5%	CGCMT 2019-GC34
5.00	WFB	Northeastern Hotel Portfolio	Various	Various	Hospitality	54,371,913	7.6%	CGCMT 2015-GC27
7.00	WFB	Rockefeller Center	New York	NY	Various	40,000,000	5.6%	GSMS 2005-ROCK
6.00	GSMC, UBS AG	Moffett Towers Building D	Sunnyvale	CA	Office	42,000,000	5.8%	COMM 2014-CR14, COMM 2014-CR15, COMM 2014-CR16, COMM 2014-UBS2
9.00	JPMCB, GSMC	Queens Center	Elmhurst	NY	Retail	30,000,000	4.2%	QCMT 2013-QCA
17.00	GSMC	BioMed 2024 Portfolio 2	Various	Various	Various	16,500,000	2.3%	LIFE 2021-BMR and DBGS 2018-BIOD
21.00	LMF	Euclid Apartments	Euclid	OH	Multifamily	10,000,000	1.4%	ARBOR 2022-Q021
23.00	LMF	Prime Storage - West Phoenix	Phoenix	AZ	Self Storage	9,500,000	1.3%	WFCM 2020-C55
27.00	LMF	Walgreens Beaverton	Beaverton	OR	Retail	4,697,323	0.7%	CSAIL 2015-C1
	Total					$268,569,236	37.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	7	$146,308,180	20.3%	60.5%	59.6%	1.58x	11.4%	10.8%	6.2182%
Anchored	4	111,474,857	15.5	63.2	62.2	1.53	11.7	11.1	6.4019
Super Regional Mall	1	30,000,000	4.2	49.5	49.5	1.84	10.2	10.0	5.3700
Single Tenant	2	4,833,323	0.7	64.3	61.3	1.26	10.1	10.1	7.2463
Hospitality	32	123,544,017	17.2	47.1	45.8	2.40	18.8	16.3	6.8039
Full Service	22	69,386,206	9.6	44.4	43.5	2.88	20.9	18.2	6.3787
Select Service	6	44,038,364	6.1	49.9	47.7	1.67	15.9	13.6	7.5127
Limited Service	1	8,100,000	1.1	58.7	58.7	1.85	15.1	13.0	6.9100
Limited Service; Extended Stay	3	2,019,447	0.3	32.1	32.1	4.17	26.7	23.4	5.5325
Mixed Use	15	117,296,650	16.3	50.8	50.8	2.10	12.7	12.1	5.8392
Retail/Office	1	69,000,000	9.6	59.6	59.6	1.54	10.0	9.6	6.1300
Office/Retail	7	32,252,571	4.5	32.3	32.3	3.17	18.2	17.1	5.3921
Lab/Office	7	16,044,079	2.2	50.1	50.1	2.34	13.1	13.0	5.4876
Office	11	115,113,429	16.0	55.4	55.4	1.85	12.9	12.5	6.7911
Suburban	1	42,000,000	5.8	48.3	48.3	1.83	13.2	12.9	6.9600
CBD	6	38,238,429	5.3	56.1	56.1	1.95	14.3	13.5	7.0502
R&D	1	20,475,000	2.8	65.0	65.0	2.08	11.1	11.0	5.2040
Medical	3	14,400,000	2.0	60.3	60.3	1.34	10.8	10.7	7.8670
Self Storage	54	83,200,000	11.6	72.2	72.2	1.66	10.2	10.0	5.9802
Self Storage	54	83,200,000	11.6	72.2	72.2	1.66	10.2	10.0	5.9802
Industrial	8	75,000,000	10.4	62.7	62.7	1.39	10.3	9.5	6.7041
Warehouse	7	58,000,000	8.1	63.9	63.9	1.37	9.9	9.0	6.5030
Manufacturing	1	17,000,000	2.4	58.8	58.8	1.48	11.6	11.1	7.3900
Multifamily	9	58,550,000	8.1	53.3	53.3	1.89	12.1	11.9	6.0112
Mid Rise	4	22,296,667	3.1	59.7	59.7	1.63	10.5	10.3	6.1115
High Rise	3	20,453,333	2.8	36.1	36.1	2.43	14.6	14.4	5.1797
Garden	2	15,800,000	2.2	66.5	66.5	1.56	11.2	11.0	6.9462
Other	2	993,064	0.1	40.5	40.5	2.79	15.9	15.2	5.4359
Theater	1	537,143	0.1	32.3	32.3	3.17	18.2	17.1	5.3921
Parking Garage	1	455,921	0.1	50.1	50.1	2.34	13.1	13.0	5.4876
Total/Weighted Average	138	$720,005,340	100.0%	56.8%	56.4%	1.87x	12.9%	12.1%	6.3538%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	25	$224,858,758	31.2%	53.3%	53.%	1.84	x	12.2%	11.4%	6.2097%
California	7	113,103,655	15.7	58.1	57.4	1.63		11.9	11.5	6.5619
Northern California	3	106,973,684	14.9	59.0	58.2	1.55		11.5	11.2	6.6224
Southern California	4	6,129,971	0.9	42.8	42.8	3.08		18.6	17.2	5.5057
Ohio	13	55,960,798	7.8	66.0	66.0	1.73		12.9	11.8	6.6919
Michigan	2	46,275,000	6.4	63.7	63.0	1.92		12.7	12.3	5.7649
Other(3)	91	279,807,130	38.9	56.0	55.6	2.00		14.0	13.0	6.4151
Total/Weighted Average	138	$720,005,340	100.0%	56.8%	56.4%	1.87	x	12.9%	12.1%	6.3538%

(1)    The mortgaged properties are located in 29 states.

(2)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 25 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4,697,323 - 5,000,000	2	$9,397,323	1.3%
5,000,001 - 15,000,000	8	83,216,104	11.6
15,000,001 - 20,000,000	3	50,250,000	7.0
20,000,001 - 30,000,000	6	148,270,000	20.6
30,000,001 - 50,000,000	3	117,000,000	16.2
50,000,001 - 69,000,000	5	311,871,913	43.3
Total:	27	$720,005,340	100.0%
Average:	$26,666,864
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.50	7	117,347,323	16.3%
1.51 - 2.00	12	431,166,913	59.9
2.01 - 4.00	7	136,491,104	19.0
4.01 - 4.76	1	35,000,000	4.9
Total:	27	$720,005,340	100.0%
Weighted Average:	1.99x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.6 - 12.0	13	$380,822,323	52.9%
12.1 - 16.0	10	238,766,913	33.2
16.1 - 20.0	3	65,416,104	9.1
20.1 - 26.7	1	35,000,000	4.9
Total:	27	$720,005,340	100.0%
Weighted Average:	12.9%

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	21	$593,119,236	82.4%
Acquisition	4	64,411,104	8.9
Recapitalization	2	62,475,000	8.7
Total:	27	$720,005,340	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.1797 - 5.5000	5	$132,975,000	18.5%
5.5001 - 6.0000	3	113,500,000	15.8
6.0001 - 6.5000	7	213,666,104	29.7
6.5001 - 7.0000	4	113,900,000	15.8
7.0001 - 7.5000	6	77,192,323	10.7
7.5001 - 7.8670	2	68,771,913	9.6
Total:	27	$720,005,340	100.0%
Weighted Average:	6.3538%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.50	9	192,347,323	26.7%
1.51 - 2.00	13	389,683,017	54.1
2.01 - 4.00	4	102,975,000	14.3
4.01 - 4.17	1	35,000,000	4.9
Total:	27	$720,005,340	100.0%
Weighted Average:	1.87x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.5 - 12.0	15	$414,822,323	57.6%
12.1 - 16.0	10	230,183,017	32.0
16.1 - 20.0	1	40,000,000	5.6
20.1 - 23.4	1	35,000,000	4.9
Total:	27	$720,005,340	100.0%
Weighted Average:	12.1%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	27	$720,005,340	100.0%
Total:	27	$720,005,340	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
51 - 60	27	$720,005,340	100.0%
Total:	27	$720,005,340	100.0%
Weighted Average:	59 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$561,720,000	78.0%
360	5	158,285,340	22.0
Total:	27	$720,005,340	100.0%
Weighted Average(3):	360 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$561,720,000	78.0%
359 - 360	5	158,285,340	22.0
Total:	27	$720,005,340	100.0%
Weighted Average(3):	360 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	16	$509,958,017	70.8%
Springing	9	142,047,323	19.7
Hard / In Place Cash Management	1	42,000,000	5.8
Soft / Springing Cash Management	1	26,000,000	3.6
Total:	27	$720,005,340	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	16	$381,938,017	53.0%
Lockout / GRTR 1% or YM / Open	5	168,092,323	23.3
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	62,475,000	8.7
GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	61,000,000	8.5
Lockout / GRTR 1% or YM or Defeasance / Open	1	30,000,000	4.2
GRTR 0.5% or YM / GRTR 0.5% or YM or Defeasance / Open	1	16,500,000	2.3
Total:	27	$720,005,340	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
32.1 - 40.0	3	$101,000,000	14.0%
40.1 - 50.0	2	72,000,000	10.0
50.1 - 60.0	9	215,588,017	29.9
60.1 - 70.0	12	262,417,323	36.4
70.1 - 73.8	1	69,000,000	9.6
Total:	27	$720,005,340	100.0%
Weighted Average:	56.8%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
32.1 - 40.0	3	$101,000,000	14.0%
40.1 - 50.0	4	138,288,017	19.2
50.1 - 60.0	7	149,300,000	20.7
60.1 - 70.0	12	262,417,323	36.4
70.1 - 73.8	1	69,000,000	9.6
Total:	27	$720,005,340	100.0%
Weighted Average:	56.4%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	22	$561,720,000	78.0%
Interest Only, Amortizing Balloon	2	87,300,000	12.1
Amortizing Balloon	3	70,985,340	9.9
Total:	27	$720,005,340	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
36	2	$87,300,000	12.1%
Total:	2	$87,300,000	12.1%
Weighted Average:	36 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	12	$320,975,000	44.6%
1	12	330,530,340	45.9
3	2	58,500,000	8.1
9	1	10,000,000	1.4
Total:	27	$720,005,340	100.0%
Weighted Average:	1 month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D and R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	Other than the Class X-D and R Certificates.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.              Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.              Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.              Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)         to each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions

A-3 Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;

(3)         to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)         to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the notional amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates as provided in the WFCM 2024-5C2 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates; fifth, to the Class E-RR Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
Control Eligible Certificates:	The Class J-RR and K-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class J-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions

Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2024-5C2 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2024-5C2 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2024-5C2 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2024-5C2 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 recalculating and reviewing for accuracy and consistency with the WFCM 2024-5C2 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                  to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions

principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2024-5C2 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2024-5C2 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2024-5C2 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2024-5C2	Certain Terms and Conditions
See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2024-5C2 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2024-5C2 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V – D AIV RR H, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
BRONX
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Co-Op City
The Mall at Bay Plaza
Williamsbridge
Morris Park
Castle Hill
Throgs Neck
City Island
Long Island Sound
East River
Pelham Bay Park
Ferry Point Park
Bronx Botanical Gardens
Bronx Zoo
Fordham University
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Montefiore Medical Center Hutchinson Campus
NYC Health + Hospitals/ Jacobi
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Mercy College - Bronx Campus
Yeshiva Univ. Jack & Pearl Campus
Aileen B. Ryan Recreational Complex
Throggs Neck Shopping Ctr.
Amazon
SUNY Maritime College
The Fountain at Metropolitan Oval
G.W. Bridge 3 miles
Seton Falls Park
Pelham Bay and Split Rock Golf Courses
Pelham Country Club
Van Cortlandt Park
Woodland Cemetery
Mosholu Golf Course
Williamsbridge Oval
Jack Coffey Field
New England Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Bruckner Expwy
Pelham Pkwy.
Gun Hill Rd.
E. Gun Hill Rd.
Boston Rd.
Eastchester Rd.
Williamsbridge Rd.
Baychester Ave.
E 233rd St.
E. 222nd St.
E. 223rd St.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Pelhamdale Ave.
Weyman Ave.
Pelham Rd.
City Island Rd.
Morris Park Ave.
Tremont Ave.
Crotona Ave.
Webster Ave.
Jerome Ave.
Mosholu Pkwy
NYS Thruway
METRO NORTH
Whitestone Br.
Throgs Neck Bridge
Atlantic Ocean
PATERSON
NEW JERSEY
NEWARK
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

No. 1 – Bay Plaza Community Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype(5):	Mixed Use – Retail/Office
	Original Principal Balance(1):	$69,000,000		Location:	Bronx, NY
	Cut-off Date Balance(1):	$69,000,000		Size(5):	568,813 SF
	% of Initial Pool Balance:	9.6%		Cut-off Date Balance Per SF(1):	$492.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$492.25
	Borrower Sponsor:	Prestige Properties & Development		Year Built/Renovated:	1988, 2013/2023
	Guarantors:	Sami Shalem and Irving Pergament		Title Vesting:	Fee
	Mortgage Rate:	6.1300%		Property Manager:	Prestige Properties & Development Co., Inc. (borrower related)
	Note Date:	September 17, 2024		Current Occupancy (As of):	89.7% (6/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	90.0%
	IO Period:	60 months		YE 2021 Occupancy:	90.0%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	90.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$470,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$826.28
	Call Protection:	L(24),YM1(29),O(7)		As-Is Appraisal Valuation Date:	July 25, 2024
	Lockbox Type:	Hard/Springing Cash Management

	Additional Debt(1)(2):	Yes		Underwriting and Financial Information(1)
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($211,000,000)		TTM NOI (6/30/2024)(6):	$23,454,156
	Future Debt Permitted (Type)(3):	Yes (Mezzanine)		YE 2023 NOI:	$23,030,484
				YE 2022 NOI:	$22,148,647
				YE 2021 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$39,831,349
	Initial	Monthly	Cap	U/W Expenses:	$11,772,713
Taxes:	$0	Springing	NAP	U/W NOI(6):	$28,058,636
Insurance:	$0	Springing	NAP	U/W NCF:	$26,795,419
Replacement Reserve:	$7,110	$7,110	$170,644	U/W DSCR based on NOI/NCF(1):	1.61x / 1.54x
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.6%
				Cut-off Date LTV Ratio(1):	59.6%
				LTV Ratio at Maturity(1):	59.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$280,000,000	100.0%	Loan Payoff	$265,439,060	94.8%
			Return of Equity	$10,155,147	3.6
			Reserves	$2,949,040	1.1
			Closing Costs	$1,456,753	0.5
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Permitted Mezzanine Loan” below for further discussion of future debt permitted.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	The Bay Plaza Community Center Property (as defined below) is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space.
(6)	The increase in NOI from TTM (6/30/2024) to U/W is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 square foot mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling note A-2-1, with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2-1	$69,000,000	$69,000,000	WFCM 2024-5C2	No
A-2-2(1)	$11,000,000	$11,000,000	JPMCB	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11	No
A-4(1)	$40,000,000	$40,000,000	JPMCB	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11	No
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million square feet and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 square feet; 11.8% of net rentable area; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 square feet; 9.8% of net rentable area; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

United Federation of Teachers (“UFT”) (45,008 square feet; 7.9% of net rentable area; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York City’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The Borrower Sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

The following table presents a summary regarding the major tenants at the Bay Plaza Community Center Property:

Major Tenants(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	N	10/31/2033	2 x 5 Yr
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	N	6/30/2029	3 x 5 Yr

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	N	7/31/2044	2 x 10 Yr
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	N	12/31/2029	1 x 5 Yr
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	Y(3)	9/25/2044	1 x 5 Yr
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	N	2/29/2028	1 x 5 Yr
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	N	12/31/2029	1 x 5 Yr
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	Y(4)	1/31/2034	1 x 5 Yr
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	N	7/31/2033	None
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	Y(6)	1/31/2033	1 x 5 Yr
Total/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17

Occupied Total			508,254	89.4%	$28,754,513	100.0%	$56.58
Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,0000 multiplied by 6% which is excluded from Annual U/W Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Select Tenant Sales

	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%
(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	1	3,488	0.6%	3,488	0.6%	$285,863	1.0%	$81.96
2025	3	7,597	1.3%	11,085	1.9%	$625,670	2.2%	$82.36
2026	10	35,654	6.3%	46,739	8.2%	$2,622,557	9.1%	$73.56
2027	3	11,708	2.1%	58,447	10.3%	$1,127,292	3.9%	$96.28
2028	2	31,419	5.5%	89,866	15.8%	$1,533,354	5.3%	$48.80
2029	8	144,190	25.3%	234,056	41.1%	$7,388,890	25.7%	$51.24
2030	4	20,637	3.6%	254,693	44.8%	$1,687,016	5.9%	$81.75
2031	4	11,476	2.0%	266,169	46.8%	$858,933	3.0%	$74.85
2032	2	3,565	0.6%	269,734	47.4%	$270,251	0.9%	$75.81
2033	8	111,455	19.6%	381,189	67.0%	$6,059,411	21.1%	$54.37
2034	4	30,192	5.3%	411,381	72.3%	$1,830,006	6.4%	$60.61
2035 & Thereafter	5	96,873	17.0%	508,254	89.4%	$4,465,270	15.5%	$46.09
Vacant	0	60,559	10.6%	568,813	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	54	568,813	100.0%			$28,754,513	100.0%	$56.58
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%
(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis

	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Rents In Place(2)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	66.1%	$50.55
Vacant Income	0	0	0	2,628,762	6.0%	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	72.2%	$55.17
Reimbursements	6,657,426	7,326,455	7,582,157	11,541,016	26.5%	$20.29
Percentage Rent	214,844	425,964	254,540	298,449	0.7%	$0.52
Other Rental Storage	268,434	425,117	56,524	250,025	0.6%	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	100.0%	$76.43
Less Vacancy	0	0	0	(3,641,416)	(8.4%)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	91.6%	$70.03

Real Estate Taxes(3)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	11.2%	$7.82
Insurance	634,343	730,780	753,822	565,042	1.4%	$0.99
Management Fee	471,380	529,838	523,245	1,000,000	2.5%	$1.76
Other Expenses	5,673,928	5,318,765	4,712,667	5,759,710	14.5%	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	29.6%	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	70.4%	$49.33
Capital Expenditure Reserve(4)	0	0	0	(100,000)	(0.3%)	($0.18)
TI/LC	0	0	0	1,277,896	3.2%	$2.25
Replacement Reserves	0	0	0	85,322	0.2%	$0.15
Net Cash Flow(5)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	67.3%	$47.11

NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	U/W Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(3)	The increase in Real Estate Taxes from TTM 6/30/2024 to U/W is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to reimburse for their share of real estate taxes.
(4)	U/W Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(5)	The increase in Net Cash Flow from TTM 6/30/2024 to U/W is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

Market Overview and Competition. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million square feet of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million square feet with a 6.0% vacancy rate and average asking rents of $51.95 per square foot. Additionally, the Bay Plaza Community Center Property is located within The Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million square feet with a 8.3% vacancy rate and average rents of $35.60 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office square feet is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Escrows. At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

Lockbox and Cash Management.

The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period. A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i), (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Real Estate Substitution. Not permitted.

Property Management. The Bay Plaza Community Center Property is managed by Prestige Properties & Development Co., Inc., an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Letter of Credit. None.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

.
Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Lake Michigan
CHICAGO
MICHIGAN
TOLEDO
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
DAYTON
CINCINNATI
FORT WAYNE
LOUISVILLE
LEXINGTON
KENTUCKY
Bloomington
Columbus
Frankfort
Evansville

PITTSBURGH
OHIO
COLUMBUS
PENNSYLVANIA
Carroll
Lancaster
Marietta
Belpre
Parkersburg
Bridgeport
Morgantown
Ravenswood
WEST VIRGINIA
Charleston
Huntington
Elkview
KENTUCKY
VIRGINIA

MISSOURI
NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
Little Rock
MISSISSIPPI
Birmingham
Montgomery
ALABAMA
Enterprise
LOUISIANA
TEXAS
NEW ORLEANS
FLORIDA
Gulf of Mexico

Mini Mall Self Storage	
Carroll	Carroll, OH
Enterprise - Rucker Blvd	Enterprise, AL
West Memphis	West Memphis, AR
Belpre	Belpre, OH
Marietta	Marietta, OH
Enterprise - Geneva Hwy	Enterprise, AL
Parkersburg - Garfield Ave	Parkersburg, WV
Bridgeport	Bridgeport, WV
Enterprise - Salem Rd	Enterprise, AL
Elizabethton	Elizabethton, TN
Cedar Lake	Cedar Lake, IN
Kannapolis	Kannapolis, NC
Johnson City - South Roan	Johnson City, TN
Cincinnati	Cincinnati, OH
Mooresville	Mooresville, IN
Bloomington	Bloomington, IN
Newton	Newton, NC
Proctorville	Proctorville, OH
Kingsport - Brookside School	Kingsport, TN
Bristol	Bristol, VA
Hurricane	Hurricane, WV
Blountville	Blountville, TN
Little Rock	Little Rock, AR
Cedar Lake - Wicker Ave	Cedar Lake, IN
Clarksville	Clarksville, AR
Parkersburg	Parkersburg, WV
Piney Flats	Piney Flats, TN
Cross Lanes	Cross Lanes, WV
Shelby	Shelby, NC
Batesville	Southside, AR
Greeneville	Greeneville, TN
Cleveland - N. Washington	Cleveland, TX
Morgantown - Lower Aarons	Morgantown, WV
Morgantown - Canyon Rd	Morgantown, WV
Asheville	Asheville, NC
Splendora - Old Hwy 59N	Splendora, TX
Nitro - 1st Ave S	Nitro, WV
Elkview	Elkview, WV
Nitro - 4131 1st St	Nitro, WV
Splendora - US-59	Splendora, TX
Conroe - Hwy [illegible]	Conroe, TX
Coolville	Coolville, OH
Little Hocking	Little Hocking, OH
Ravenswood	Ravenswood, WV
Racine	Racine, OH
Cedar Lake - 137th Pl.	Cedar Lake, IN
Conroe - Woodland Forest	Conroe, TX
Nitro - 11th St	Nitro, WV
Conroe - Bryant Rd	Conroe, TX
Cleveland - CR388	Cleveland, TX
Nitro - 503 Main Ave	Nitro, WV
Nitro - 1202 Main Ave	Nitro, WV

Conroe
Cleveland
Splendora
The Woodlands
Spring
Atascocita
HOUSTON
Baytown
Katy

KENTUCKY
Roanoke
VIRGINIA
TENNESSEE
Kingsport
Bristol
Blountville
Elizabethton
Johnson City
NORTH CAROLINA
Winston-Salem
Asheville
Hickory
Newton
Kannapolis
Concord
CHARLOTTE
Gastonia
Shelby
Spartanburg
Greenville
SOUTH CAROLINA
GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

No. 2 – Mini Mall Self Storage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National		Single Asset/Portfolio:	Portfolio
		Association, JPMorgan Chase Bank,		Property Type – Subtype:	Self Storage – Self
		Association, Citi Real Estate Funding,			Storage
		Inc.		Location:	Various, Various
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Size:	2,460,347 SF
	Original Principal Balance(1):	$69,000,000		Cut-off Date Balance Per SF(1):	$73.16
	Cut-off Date Balance(1):	$69,000,000		Maturity Date Balance Per SF(1):	$73.16
	% of Initial Pool Balance:	9.6%		Year Built/Renovated:	Various / Various
	Loan Purpose:	Refinance		Title Vesting:	Fee
	Borrower Sponsor:	Mini Mall U.S. Storage Properties Master LP		Property Manager:	Mini Mall U.S. Storage Properties Master LP (borrower-related)
	Guarantor:	Mini Mall U.S. Storage Properties Master LP		Current Occupancy (As of):	75.8% (10/7/2024)
	Mortgage Rate:	5.9700%		YE 2023 Occupancy(4):	NAV
	Note Date:	October 31, 2024		YE 2022 Occupancy(4):	NAV
	Seasoning:	0 months		YE 2021 Occupancy(4):	NAV
	Maturity Date:	November 6, 2029		YE 2020 Occupancy(4):	NAV
	IO Period:	60 months		As Portfolio Appraised Value(5):	$244,000,000
	Loan Term (Original):	60 months		As Portfolio Appraised Value Per SF(5):	$99.17
	Amortization Term (Original):	NAP		As Portfolio Appraisal Valuation Date:	August 10, 2024
	Loan Amortization Type:	Interest Only
	Call Protection(2):	L(24),D(29),O(7)
	Lockbox Type:	Springing/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($111,000,000)		TTM NOI (8/31/2024):	$18,244,484
				YE 2023 NOI(4):	NAV
				YE 2022 NOI(4):	NAV
				U/W Revenues:	$25,498,875
				U/W Expenses:	$6,590,351
				U/W NOI:	$18,908,524
				U/W NCF:	$18,576,612
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	1.74x / 1.71x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	10.5% / 10.3%
Taxes:	$261,988	$119,946	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5% / 10.3%
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	73.8%
Replacement Reserve:	$0	$27,659	NAP	LTV Ratio at Maturity(1)(5):	73.8%
Deferred Maintenance:	$240,160	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$180,000,000	100.0%	Loan Payoff	$150,772,564	83.8%
			Return of Equity	19,688,366	10.9
			Closing Costs	9,036,922	5.0
			Upfront Reserves	502,148	0.3
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	The Mini Mall Self Storage Mortgage Loan (as defined below) is part of the Mini Mall Self Storage Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $180,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Mini Mall Self Storage Whole Loan.
(2)	Defeasance of the Mini Mall Self Storage Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Mini Mall Self Storage Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in November 2024.
(3)	See “Escrows” section.
(4)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The Mortgage Loan. The second largest mortgage loan (the “Mini Mall Self Storage Mortgage Loan”) is part of a whole loan (the “Mini Mall Self Storage Whole Loan”) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Mini Mall Self Storage Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 2,460,347 square foot, self-storage portfolio consisting of 52 properties containing 60 individual assets (each, a “Mini Mall Self Storage Property” and collectively, the “Mini Mall Self Storage Properties” or the “Mini Mall Self Storage Portfolio”) located across nine states. The Mini Mall Self Storage Mortgage Loan is evidenced by the controlling Note A-1-A and the non-controlling Notes A-2-A and A-3-B with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Mini Mall Self Storage Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Citi Real Estate Funding Inc. (“CREFI”) on October 31, 2024. The relationship between the holders of the Mini Mall Self Storage Whole Loan is governed by a co-lender agreement. The Mini Mall Self Storage Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2024-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$34,500,000	$34,500,000	WFCM 2024-5C2	Yes
A-1-B	$52,500,000	$52,500,000	WFB	No
A-1-C	$3,000,000	$3,000,000	WFB	No
A-2-A	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-2-B	$27,750,000	$27,750,000	CREFI	No
A-3-A	$18,750,000	$18,750,000	JPM	No
A-3-B	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-3-C	$9,000,000	$9,000,000	JPM	No
Total (Whole Loan)	$180,000,000	$180,000,000

The Borrowers and Borrower Sponsor. The borrowers are MMUS OH SPE 1, LLC, MMUS OH SPE 2, LLC, MMUS OH SPE 3, LLC, MMUS OH SPE 4, LLC, MMUS OH SPE 5, LLC, MMUS OH SPE 6, LLC, MMUS OH SPE 7, LLC, MMUS OH SPE 8, LLC, MMUS OH SPE 9, LLC, MMUS OH SPE 10, LLC, MMUS WV SPE 1, LLC, MMUS WV SPE 2, LLC, MMUS WV SPE 3, LLC, MMUS WV SPE 4, LLC, MMUS WV SPE 5, LLC, MMUS WV SPE 6, LLC, MMUS WV SPE 7, LLC, MMUS WV SPE 8, LLC, MMUS WV SPE 9, LLC, OHU3003CI LLC, ALU4407EE LP, ARU3319LK LP, ARU3318WS LP, ARU3320CE LP, INU2905BN LP, INU2906ME LP, INU2907CE LP, NCU4001KS LP, VAU3508BL LP, TXU4801SA LP and WVU3601CS LP, each a Delaware limited liability company or Delaware limited partnership. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mini Mall Storage Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million square feet across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, improved security, and dynamic pricing models.

The Properties. The Mini Mall Self Storage Portfolio is comprised of 52 properties containing 60 individual self storage assets totaling 18,338 units and 2,460,347 SF, located across nine states. The Mini Mall Self Storage Portfolio includes 12,707 (69.3% of total units) non-climate-controlled units, 4,406 (24.0%) climate controlled units, 1,016 (5.5%) parking units and 209 (1.1%) other units. The Mini Mall Self Storage Portfolio has a weighted average year built of 1993 and no individual Mini Mall Self Storage Property accounts for more than 8.8% of underwritten net cash flow or 8.0% of units across the Mini Mall Self Storage Portfolio. As of October 2024, the portfolio was 75.8% occupied. The borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023 and has invested approximately $11.0 million in capital expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the Mini Mall Self Storage Properties:

Portfolio Summary
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	U/W NCF(2)	% of U/W NCF
Carroll	3900 Columbus- Lancaster Road	Carroll, OH	1994-2005 / NAP	1,472	219,400	77.3%	$16,250,000	9.0%	$21,200,000	$1,640,836	8.8%
Enterprise - Rucker Blvd	2801 Rucker Boulevard	Enterprise, AL	2005 / 2019	1,315	186,240	81.1%	$14,525,000	8.1%	$18,900,000	$1,454,009	7.8%
West Memphis	701 AR-77	West Memphis, AR	2004 / 2022	892	131,220	76.9%	$12,980,000	7.2%	$16,900,000	$1,205,117	6.5%
Belpre	138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre, OH	1989-2015 / NAP	799	136,250	75.1%	$7,750,000	4.3%	$9,300,000	$784,584	4.2%
Marietta	1306 Pike Street and 104 Ellsworth Avenue	Marietta, OH	1980-2019 / NAP	717	107,700	74.1%	$7,650,000	4.3%	$9,950,000	$733,296	3.9%
Enterprise - Geneva Hwy	1232 Geneva Highway	Enterprise, AL	1997 / 2019	743	142,125	75.4%	$6,585,000	3.7%	$8,350,000	$690,506	3.7%
Parkersburg - Garfield Ave	2351 Garfield Avenue	Parkersburg, WV	1982 / 1987, 1988, 1991, 1996, 2003, 2007	743	98,750	89.9%	$6,500,000	3.6%	$7,775,000	$931,996	5.0%
Bridgeport	61 Ocean Mines Road	Bridgeport, WV	2019 / 2020, 2023	502	75,080	87.2%	$5,750,000	3.2%	$6,875,000	$754,350	4.1%
Enterprise - Salem Rd	4021 Salem Road	Enterprise, AL	1964, 2016 / NAP	495	74,585	85.4%	$5,575,000	3.1%	$6,800,000	$599,627	3.2%
Elizabethton	480 TN-91	Elizabethton, TN	2019 / 2023	614	48,550	66.0%	$4,500,000	2.5%	$7,600,000	$396,961	2.1%
Cedar Lake	10630 and 10706 West 133rd Street	Cedar Lake, IN	1930-1999 / NAP	405	73,317	56.1%	$4,110,000	2.3%	$6,850,000	$292,282	1.6%
Kannapolis	2745 North Cannon Boulevard	Kannapolis, NC	1987 / 2018	357	41,375	85.0%	$4,030,000	2.2%	$5,250,000	$396,811	2.1%
Johnson City - South Roan	2501 South Roan Street	Johnson City, TN	2004 / 2009	312	34,500	91.9%	$4,025,000	2.2%	$5,000,000	$427,871	2.3%
Cincinnati	1109 Alfred Street	Cincinnati, OH	1901 / 2001	450	46,165	73.4%	$3,840,000	2.1%	$5,000,000	$308,732	1.7%
Mooresville	1242 South Old State Route 67	Mooresville, IN	1985 / 2003	348	48,260	75.4%	$3,690,000	2.1%	$4,800,000	$346,530	1.9%
Bloomington	4910 and 4990 North Lakeview Drive	Bloomington, IN	2000-2001 / NAP	317	34,325	72.9%	$3,535,000	2.0%	$4,350,000	$311,904	1.7%
Newton	3005 Nathan Street	Newton, NC	1983 / NAP	345	42,050	69.8%	$3,530,000	2.0%	$4,600,000	$267,139	1.4%
Proctorville	700 County Road 411	Proctorville, OH	2019-2022 / 2022	324	47,050	84.5%	$3,450,000	1.9%	$4,100,000	$381,771	2.1%
Kingsport - Brookside School	149 Brookside School Lane	Kingsport, TN	1956 / 2019	303	29,375	75.3%	$3,350,000	1.9%	$4,550,000	$246,385	1.3%
Bristol	818 Commonwealth Avenue	Bristol, VA	1999 / NAP	301	35,250	82.4%	$3,175,000	1.8%	$3,775,000	$367,117	2.0%
Hurricane	316 Putnam Village Drive	Hurricane, WV	2017 / 2021	275	31,175	92.5%	$3,150,000	1.8%	$3,750,000	$414,845	2.2%
Blountville	2851 TN-394	Blountville, TN	2013 / NAP	331	30,950	73.6%	$3,125,000	1.7%	$4,000,000	$312,166	1.7%
Little Rock	19501 Arch Street Northwest	Little Rock, AR	1994 / 2022	419	45,150	54.5%	$3,110,000	1.7%	$4,050,000	$243,616	1.3%
Cedar Lake - Wicker Ave	13077 West Wicker Avenue	Cedar Lake, IN	2018-2022 / NAP	433	65,600	50.3%	$3,100,000	1.7%	$7,000,000	$170,329	0.9%
Clarksville	677 South Crawford Street and 1802 Freeway Lane	Clarksville, AR	2001 / 2011	494	56,350	70.6%	$2,975,000	1.7%	$3,750,000	$310,822	1.7%
Parkersburg	112 College Parkway and 5239 Emerson Avenue	Parkersburg, WV	2002 / 2018, 2019	343	54,525	76.5%	$2,925,000	1.6%	$3,475,000	$455,625	2.5%
Piney Flats	6460 Bristol Highway	Piney Flats, TN	2012 / 2014	319	28,275	77.2%	$2,550,000	1.4%	$3,150,000	$293,967	1.6%
Cross Lanes	5290 Big Tyler Road	Cross Lanes, WV	2014 / NAP	227	26,150	89.1%	$2,550,000	1.4%	$3,050,000	$293,322	1.6%
Shelby	612 Smith Street and 516 East Dixon Boulevard	Shelby, NC	1978, 1994 / NAP	380	43,250	70.6%	$2,500,000	1.4%	$3,750,000	$185,101	1.0%
Batesville	1009 Batesville Boulevard	Southside, AR	2000 / 2013	316	35,950	75.8%	$2,500,000	1.4%	$3,000,000	$269,848	1.5%
Greeneville	1375 West Andrew Johnson Highway	Greeneville, TN	2006 / NAP	185	19,350	82.2%	$2,300,000	1.3%	$2,900,000	$243,219	1.3%
Cleveland - N. Washington	201 North Washington	Cleveland, TX	2000 / NAP	170	23,090	81.0%	$2,150,000	1.2%	$2,700,000	$211,085	1.1%
Morgantown - Lower Aarons	482 Lower Aarons Creek Road	Morgantown, WV	1998 / NAP	229	32,200	82.8%	$2,150,000	1.2%	$2,550,000	$316,161	1.7%
Morgantown - Canyon Rd	855 Canyon Road	Morgantown, WV	2008 / 2014	273	34,050	80.0%	$2,100,000	1.2%	$2,500,000	$302,862	1.6%
Asheville	241 Old Weaverville Road	Asheville, NC	2015 / NAP	95	12,080	84.4%	$2,000,000	1.1%	$2,550,000	$194,004	1.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Portfolio Summary (Continued)
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	U/W NCF(2)	% of U/W NCF
Splendora - Old Hwy 59N	14098 Old Highway 59 North	Splendora, TX	1992 / NAP	239	23,300	61.8%	$1,690,000	0.9%	$2,200,000	$171,835	0.9%
Nitro - 1st Ave S	901 1st Avenue South	Nitro, WV	2008 / 2010	154	19,250	75.6%	$1,575,000	0.9%	$1,875,000	$196,062	1.1%
Elkview	5116 and 5149 Elk River Road	Elkview, WV	1994, 1999 / 2009	247	29,150	77.9%	$1,500,000	0.8%	$1,800,000	$216,511	1.2%
Nitro - 4131 1st St	4131 1st Avenue	Nitro, WV	1982 / 1991, 1999, 2004, 2008	192	25,775	86.5%	$1,450,000	0.8%	$1,725,000	$202,635	1.1%
Splendora - US-59	13952 US-59 Business	Splendora, TX	2006 / NAP	154	21,400	49.3%	$1,200,000	0.7%	$1,500,000	$123,820	0.7%
Conroe - Hwy 105E	16842 TX-105	Conroe, TX	2001 / 2013	118	16,200	56.8%	$1,150,000	0.6%	$1,500,000	$86,447	0.5%
Coolville	792 State Route 7	Coolville, OH	2014 / NAP	135	19,800	79.0%	$1,075,000	0.6%	$1,300,000	$135,738	0.7%
Little Hocking	21 Clifton Road	Little Hocking, OH	2009 / NAP	119	19,910	78.9%	$1,000,000	0.6%	$1,200,000	$124,125	0.7%
Ravenswood	514 Washington Street	Ravenswood, WV	2021 / NAP	99	11,925	85.5%	$970,000	0.5%	$1,150,000	$131,557	0.7%
Racine	52691 OH-124	Racine, OH	1999 / NAP	108	19,650	58.9%	$920,000	0.5%	$1,200,000	$88,051	0.5%
Cedar Lake - 127th Pl.	11220 and 11221 127th Place	Cedar Lake, IN	2004 / NAP	90	12,600	60.7%	$810,000	0.5%	$1,350,000	$52,466	0.3%
Conroe - Woodland Forest	18401 Woodland Forest Drive	Conroe, TX	2001 / NAP	101	10,200	62.3%	$650,000	0.4%	$850,000	$64,926	0.3%
Nitro - 11th St	1101 11th Street	Nitro, WV	1994 / NAP	105	9,950	70.9%	$590,000	0.3%	$700,000	$85,838	0.5%
Conroe - Bryant Rd	419 Bryant Road	Conroe, TX	1995 / NAP	78	9,200	58.7%	$430,000	0.2%	$600,000	$40,475	0.2%
Cleveland - CR388	288 County Road 388	Cleveland, TX	1970 / 1983	65	10,800	65.7%	$375,000	0.2%	$500,000	$32,166	0.2%
Nitro - 503 Main Ave	503 Main Avenue	Nitro, WV	1996 / NAP	51	6,175	82.6%	$335,000	0.2%	$400,000	$36,409	0.2%
Nitro - 1202 Main Ave	1202 Main Avenue	Nitro, WV	1956 / 2001	40	5,350	72.0%	$295,000	0.2%	$350,000	$32,754	0.2%
Total				18,338	2,460,347	75.8%	$180,000,000	100.0%	$244,000,000(3)	$18,576,612	100.0%

(1)	Certain properties listed above may be comprised of multiple addresses or locations, but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2024.
(3)	Represents the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents information with respect to the unit mix of the Mini Mall Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	U/W Rent Per Unit
Non-Climate Controlled	1,800,755	73.2%	12,707	76.0%	$1,357
Climate Controlled	501,240	20.4%	4,406	75.6%	$1,686
Parking	98,215	4.0%	1,016	83.9%	$1,050
Other	60,137	2.4%	209	60.6%	$2,835
Total/Weighted Average	2,460,347	100%	18,338	75.8%	$1,439
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Includes containers, apartment, billboard, office, retail, and car wash.

The following table presents historical occupancy percentages at the Mini Mall Self Storage Properties:

Historical Occupancy

2022(1)	2023(1)	10/7/2024(2)
NAV	NAV	75.8%
(1)	Historical occupancy is not available because the borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(2)	Based on the underwritten rent roll as of October 7, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mini Mall Self Storage Properties:

Cash Flow Analysis

	TTM 8/31/2024(1)	U/W	%(2)	U/W $ per SF
Base Rent	$19,063,831	$19,092,667	60.0%	$7.76
Grossed Up Vacant Space	0	6,341,118	19.9	2.58
Gross Potential Rent	$19,063,831	$25,433,785	79.9%	$10.34
Other Income(3)	5,474,113	6,406,208	20.1	2.60
Net Rental Income	$24,537,945	$31,839,993	100.0%	$12.94
(Vacancy)	0	(6,341,118)	(24.9)(4)	(2.58)
Effective Gross Income	$24,537,945	$25,498,875	80.1%	$10.36

Real Estate Taxes	$1,328,884	$1,383,945	5.4%	$0.56
Insurance	1,226,111	1,257,953	4.9	0.51
Management Fee	981,518	1,019,955	4.0	0.41
Other Expenses	2,756,949	2,928,498	11.5	1.19
Total Operating Expenses	$6,293,461	$6,590,351	25.8%	$2.68

Net Operating Income	$18,244,484	$18,908,524	74.2%	$7.69
Replacement Reserves	0	331,912	1.3	0.13
Net Cash Flow	$18,244,484	$18,576,612	72.9%	$7.55

NOI DSCR(5)	1.67x	1.74x
NCF DSCR(5)	1.67x	1.71x
NOI Debt Yield(5)	10.1%	10.5%
NCF Debt Yield(5)	10.1%	10.3%
(1)	Represents the Trailing 11 Months for 18 of the properties where a TTM was not available due to the borrowers acquiring the assets in August and September 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Income includes late fees, NSF fees, tenant insurance, miscellaneous income storage and administrative fees.
(4)	The underwritten vacancy is 24.9%. The Mini Mall Self Storage Portfolio was 75.8% occupied as of October 7, 2024.
(5)	Debt service coverage ratios and debt yields are based on the Mini Mall Self Storage Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Appraisal. According to the appraisal, the Mini Mall Storage Portfolio had an “As Portfolio” appraised value of $244,000,000 as of August 10, 2024, which is inclusive of an approximately 4.1% portfolio premium. Additionally, the appraisal appraised the Mini Mall Storage Portfolio Properties as of various dates in August 2024, which produced an aggregate “as is” appraised value of $234,300,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in August 2024, there was no evidence of any recognized environmental conditions at any of the Mini Mall Self Storage Properties.

The Market. The Mini Mall Storage Portfolio Properties are located across nine states: West Virginia (14 properties, 23.5% of U/W NCF), Ohio (8 properties, 22.6% of U/W NCF), Alabama (3 properties, 14.8% of U/W NCF), Arkansas (4 properties, 10.9% of U/W NCF), Tennessee (6 properties, 10.3% of U/W NCF), Indiana (5 properties, 6.3% of U/W NCF), North Carolina (4 properties, 5.6% of U/W NCF), Texas (7 properties, 3.9% of U/W NCF), and Virginia (1 property, 2.0% of U/W NCF).

The following table presents a geographic summary related to the Mini Mall Self Storage Properties:

State	Property count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	U/W NCF
West Virginia	14	3,480	459,505	$31,840,000	17.7%	$4,370,927
Ohio	8	4,124	615,925	$41,935,000	23.3%	$4,197,133
Alabama	3	2,553	402,950	$26,685,000	14.8%	$2,744,143
Arkansas	4	2,121	268,670	$21,565,000	12.0%	$2,029,403
Tennessee	6	2,064	191,000	$19,850,000	11.0%	$1,920,569
Indiana	5	1,593	234,102	$15,245,000	8.5%	$1,173,511
North Carolina	4	1177	138,755	$12,060,000	6.7%	$1,043,054
Texas	7	925	114,190	$7,645,000	4.2%	$730,754
Virginia	1	301	35,250	$3,175,000	1.8%	$367,117
Total	52	18,338	2,460,347	$180,000,000	100.0%	$18,576,612

Escrows.

Taxes – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $261,988 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $119,946.

Insurance – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Mini Mall Self Storage Mortgage Loan documents has occurred and is continuing; (ii) the Mini Mall Self Storage Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to $27,659 for replacements.

Deferred Maintenance Reserve – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $240,160 for immediate repairs.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Mini Mall Self Storage borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mini Mall Self Storage Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Mini Mall Self Storage Whole Loan documents;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.0%; and
(iii)	for any individual property having legal non-conforming zoning status where a casualty occurs and full rebuild-related approvals are not issued within an application period (90 days following the casualty, subject to a 60-day lender-approved extension for delays beyond the borrowers’ control), the Mini Mall Storage borrowers’ failure to prepay the Mini Mall Self Storage Whole Loan in an amount equal to the allocated loan amount for such property, less any net proceeds received by the lender (the “LNC Casualty Prepayment Amount”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DY is equal to or greater than 8.5% for 2 consecutive calendar quarters; or
●	with regard to clause (iii) above, the earlier of (A) Mini Mall Self Storage Borrowers pay the LNC Casualty Prepayment Amount and (B) the amount of funds in the excess cash flow subaccount equalling the LNC Casualty Prepayment Amount.

Property Management. The Mini Mall Self Storage Properties are managed by Mini Mall U.S. Storage Properties Master LP, an affiliate of the borrowers.

Release of Collateral (Release Parcels/Rights). Provided no event of default is ongoing, the Mini Mall Self Storage borrowers have the right, at any time after the lockout period and prior to the open period start date (May 6, 2029), to obtain the release of any of the Mini Mall Self Storage Properties from the lien of the Mini Mall Self Storage Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to the greater of (a) 130.0% of the allocated loan amount for the property being released or (b) 100.0% of net sale proceeds;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 1.71x and (b) the NCF DSCR ratio immediately prior to the release;
(iii)	the NCF DY immediately following the release being equal to or greater than the greater of (a) 10.32% and (b) the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2024-5C2 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Mini Mall Self Storage Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Mini Mall Self Storage Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

W. Elkhorn Blvd
W. Elkhorn Blvd
99
Sacramento Intl. Airport 4 miles
Natomas Creek
5
GREEN LINE (Proposed)
Natomas Blvd
Natomas Park Shopping Ctr.
North Natomas Regional Park
SACRAMENTO COUNTY
Westlake
Westlake Village
Natomas Town Center
ARC Natomas Center Comm. College
Park Place
Del Paso Rd
Del Paso Rd
Main Ave
Del Paso Marketplace
Sacramento Dept. of Transportation
Truxel Station Shopping Ctr.
North Sacramento
N. Market Blvd
Northgate Business Park
Universal Technical Institute
Norwood Center
The Promenade at Sacramento Gateway
Natomas Village Center
80
Gateway West
Natomas Crossing
Oak Knoll
Grand Ave
Sutter Business Park
Centro Rd
Natomas Marketplace
South Natomas
Sacramento Gateway
3648 North Freeway Boulevard
Sacramento, CA 95834
San Juan Rd
Truxel Rd
Northgate Blvd
Norwood Ave
Rio Linda Blvd
Garden Hwy
Metro Ctr. Corporate Park
Sacramento 49er Travel Plaza
SACRAMENTO
Wills Acres
Del Paso Blvd
Stone Creek Shopping Ctr.
Natomas Corporate Center
Discovery Plaza
Natomas Gateway Corp. Ctr.
El Camino Ave
Old North Sacramento
Willow Creek
Sutter Health Corporate Office
Garden Hwy
Swanston
Discovery Park
Sacramento River
Arden/Del Paso
Royal Oak
Globe
160
Sacramento Archives & Museum
Richards Blvd
CHP HQ
Johnston Business Park
California Highway Patrol Academy
IDEXX Reference Laboratory
West Sacramento
American River Parkway
Calif. State Fair
84
Sacramento Ave
Riverpoint Marketplace
Alkali Flat
LIGHT RAIL BLUE LINE
Capitol Casino
American River
AMTRAK
AMTRAK
CA State Railroad Museum
SACR AMTRAK
YOLO COUNTY
Old Sacramento Waterfront
Golden 1 Center
16th St
C St
E St
Elvas Fwy
C St
Univ. of S.F. Sac.Campus
Sacramento Conv. Center
W. Capital Ave
San Francisco 83 miles
Sutter Health Park
5th St
State Capitol
DOWNTOWN SACRAMENTO
Sutter's Fort State Historic Park
McKinley Blvd
McKinley Square
Mercy General Hospital
Lincoln Plaza
Dept. of Education
J St
45th St
T St
Sutter Hospital
Plumas Lake
Sheridan
North Auburn
Auburn
Trowbridge
SUTTER COUNTY
PLACER COUNTY
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
Rio Linda
North Highlands
Orangevale
El Dorado Hills
Folsom
Woodland
Citrus Heights
YOLO COUNTY
SACRAMENTO
Carmichael
West Sacramento
Arden
Rancho Cordova
Davis
West Sacramento
Florin
Rancho Murieta
Dixon
Vineyard
SACRAMENTO COUNTY
SOLANO COUNTY
Laguna
Elk Grove
Wilton
Courtland
Galt
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

No. 3 – Sacramento Gateway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$61,500,000		Location:	Sacramento, CA
	Cut-off Date Balance:	$61,500,000		Size:	347,560 SF
	% of Initial Pool Balance:	8.5%		Cut-off Date Balance Per SF:	$176.95
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$173.38
	Borrower Sponsors:	Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P.		Year Built/Renovated:	2006/NAP
	Guarantor:	Fairbourne Properties, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.4560%		Property Manager:	Fairbourne Properties, LLC (borrower-related)
	Note Date:	October 10, 2024		Current Occupancy (As of):	95.7% (7/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	79.7%
	Maturity Date:	October 11, 2029		YE 2022 Occupancy:	89.8%
	IO Period:	36 months		YE 2021 Occupancy:	88.6%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	86.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$92,000,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF:	$264.70
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date:	September 6, 2024

	Lockbox Type:	Hard / Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2024)(2):	$5,283,522
	Additional Debt Type (Balance):	NAP		YE 2023 NOI(2):	$4,422,984
				YE 2022 NOI(2):	$4,547,374
				YE 2021 NOI(2):	$4,230,610
				U/W Revenues:	$9,875,456
				U/W Expenses:	$3,525,062
Escrows and Reserves(1)				U/W NOI(2):	$6,350,394
	Initial	Monthly	Cap	U/W NCF:	$6,082,773
Taxes:	$249,697	$83,233	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.3% / 9.9%
Replacement Reserves:	$0	$7,820	$187,682	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 10.1%
TI/LC Reserve:	$0	$36,204	$868,900	Cut-off Date LTV Ratio:	66.8%
Existing TI/LC Reserve:	$61,930	$0	NAP	LTV Ratio at Maturity:	65.5%
Immediate Repairs:	$16,800	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$61,500,000	100.0%	Primary Loan Payoff	$37,642,823	61.2%
			Closing Costs	789,303	1.3%
			Upfront Reserves	328,427	0.5%
			Return of Equity	22,739,447	37.0%
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents (see “Operating History and Underwritten Net Cash Flow”).

The Mortgage Loan. The third largest mortgage loan (the “Sacramento Gateway Mortgage Loan”) is evidenced by the first priority fee interest encumbering a 347,560 square foot anchored retail center located in Sacramento, CA (the “Sacramento Gateway Property”).

The Borrowers and Borrower Sponsors. The borrowers are FHS Promenade, LLC and FHS Village, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sacramento Gateway Mortgage Loan. The borrower sponsors are Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P. and the nonrecourse carveout guarantor is Fairbourne Properties, LLC.

The Property. The Sacramento Gateway Property consists of an anchored retail center totaling 347,560 square feet located in Sacramento, California. Built in 2006, the property is situated on a 42.0-acre site. The Sacramento Gateway Property includes twelve buildings and a total of 1,538 parking spaces, which results in a parking ratio of 4.43 spaces per 1,000 square feet. The Sacramento

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Gateway Property is anchored by a Best Buy, Burlington, Nordstrom Rack, TJ Maxx and Michaels and is shadow anchored by a Target. As of July 31, 2024, the Sacramento Gateway Property was 95.7% leased to 53 tenants.

Major Tenants.

Largest Tenant by U/W Base Rent: Michaels (23,454 square feet; 6.7% of net rentable area; 7.1% of underwritten base rent; 5/31/2029 lease expiration) – Michaels is an arts and crafts retailer in North America, operating approximately 1,300 stores in the U.S. and Canada. Along with its retail outlets, the company owns various brands that collectively offer arts, crafts, framing, floral, home decor, and seasonal merchandise to hobbyists and do-it-yourself home decorators. Michaels has been a tenant since 2019 and has a lease expiration of May 31, 2029. Michaels has four, five-year renewal options remaining and no termination options.

2nd Largest Tenant by U/W Base Rent: Burlington (28,007 square feet; 8.1% of net rentable area; 7.1% of underwritten base rent; 2/28/2035 lease expiration) – Burlington is an American national off-price department store retailer, and a division of Burlington Coat Factory Warehouse Corporation. Burlington operates approximately 1,000 stores in 45 states, Washington, D.C. and Puerto Rico. Burlington has been a tenant since 2024 and has a lease expiration of February 28, 2035. Burlington has four, five-year renewal options remaining and no termination options.

3rd Largest Tenant by U/W Base Rent: Nordstrom Rack (26,000 square feet; 7.5% of net rentable area; 7.1% of underwritten base rent; 10/31/2033 lease expiration) – Nordstrom Rack is an American off-price department store chain. Nordstrom operates 348 stores in 41 U.S. states. Nordstrom Rack has been a tenant since 2023 and has a lease expiration of October 31, 2033. Nordstrom Rack has four, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Sacramento Gateway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Michaels	NR/Caa2/B-	23,454	6.7%	$20.35	$477,289	7.1%	05/31/2029	4, 5-year	N
Burlington	NR/NR/BB+	28,007	8.1%	$17.00	$476,119	7.1%	02/28/2035	4, 5-year	N
Nordstrom Rack	BB/Ba2/BB+	26,000	7.5%	$18.30	$475,800	7.1%	10/31/2033	4, 5-year	N
Old Navy	NR/B1/BB	18,800	5.4%	$22.62	$425,256	6.4%	03/31/2026	N	N
Best Buy	NR/A3/BBB+	30,211	8.7%	$13.00	$392,743	5.9%	03/31/2027	2, 5-year	N
TJ Maxx	NR/A2/A	21,000	6.0%	$15.50	$325,500	4.9%	11/30/2028	3, 5-year	N
		147,472	42.4%	$17.45	$2,572,707	38.5%

Non-Major Tenants		185,196	53.3%	$22.19	$4,109,739	61.5%

Occupied Collateral Total		332,668	95.7%	$20.09	$6,682,446	100.0%

Vacant Space		14,892	4.3%

Collateral Total		347,560	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents a summary of sales and occupancy costs for certain tenants at the Sacramento Gateway Property:

Sales and Occupancy Cost Summary

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM July 2024 Sales (PSF)	TTM July 2024 Occupancy Cost(1)
Michaels	NAV	NAV	NAV	NAV	NAV
Burlington	NAV	NAV	NAV	NAV	NAV
Nordstrom Rack	NAV	NAV	NAV	NAV	NAV
Old Navy	$275	$213	$212	$213	13.6%
Best Buy	NAV	NAV	NAV	NAV	NAV
TJ Maxx	NAV	NAV	NAV	NAV	NAV
Non-Major Tenants(2)	$345	$382	$375	$437	7.4%
(1)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the TTM July 2024 sales.
(2)	30 non-major tenants totalling 111,574 square feet (32.1% of NRSF) reported sales during the TTM July 2024 period.

The following table presents certain information relating to the lease rollover schedule at the Sacramento Gateway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	15,847	4.6%	15,847	4.6%	$398,033	6.0%	$25.12
2026	9	58,379	16.8%	74,226	21.4%	$1,221,706	18.3%	$20.93
2027	6	47,116	13.6%	121,342	34.9%	$890,892	13.3%	$18.91
2028	4	27,791	8.0%	149,133	42.9%	$586,265	8.8%	$21.10
2029	3	33,983	9.8%	183,116	52.7%	$656,338	9.8%	$19.31
2030	5	43,425	12.5%	226,541	65.2%	$865,839	13.0%	$19.94
2031	3	11,585	3.3%	238,126	68.5%	$298,521	4.5%	$25.77
2032	3	11,769	3.4%	249,895	71.9%	$308,368	4.6%	$26.20
2033	3	50,191	14.4%	300,086	86.3%	$836,141	12.5%	$16.66
2034	2	4,161	1.2%	304,247	87.5%	$144,224	2.2%	$34.66
Thereafter	2	28,421	8.2%	332,668	95.7%	$476,119	7.1%	$16.75
Vacant	0	14,892	4.3%	347,560	100.0%	$0	0.0%	$0.00
Total/Weighted Average	46	347,560	100.0%			$6,682,446(2)	100.0%	$20.09(2)
(1)	Information obtained from the underwritten rent roll.
(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Sacramento Gateway Property:

Historical Occupancy(1)(2)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	TTM 7/31/2024(3)
86.6%	88.6%	89.8%	79.7%	95.7%

(1)	Historical occupancies obtained from borrower rent rolls.
(2)	The increase in historical occupancy is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Sacramento Gateway Property:

Cash Flow Analysis

	2021	2022	2023	TTM July 2024	U/W	%(1)	U/W $ per SF
Base Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$6,682,446(2)	64.7%	$19.23(2)
Grossed Up Vacant Space	0	0	0	0	459,558	6.4	1.32
Gross Potential Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$7,142,004	69.1%	$20.55
Percentage Rent	49,334	87,508	37,119	0	38,106	0.4	0.11
Other Income	35,650	30,272	25,088	25,451	25,451	0.2	0.07
Total Recoveries	2,061,876	2,266,278	2,540,843	2,865,197	3,129,453	30.3	9.00
Net Rental Income	$7,519,354	$7,870,772	$8,007,228	$8,903,328	$10,335,014	100.0%	$29.74
(Vacancy & Credit Loss)	0	0	0	0	(459,558)	(6.4)	(1.32)
Collection Loss	(175,220)	(42,048)	(116,816)	(117,206)	0	0.0	(0.00)
Effective Gross Income	$7,344,134	$7,828,724	$7,890,412	$8,786,122	$9,875,456	95.6%	$28.41

Real Estate Taxes	$878,313	$901,622	$918,588	$953,418	$926,911	9.4%	$2.67
Insurance	149,733	178,643	206,102	216,551	232,343	2.4	0.67
Management Fee	229,026	243,188	234,133	263,086	296,264	3.0	0.85
Other Operating Expenses	1,856,452	1,957,897	2,108,605	2,069,545	2,069,545	21.0	5.95
Total Operating Expenses	$3,113,524	$3,281,350	$3,467,428	$3,502,600	$3,525,062	35.7%	$10.14

Net Operating Income	$4,230,610(3)	$4,547,374	$4,422,984	$5,283,522	$6,350,394(3)	64.3%	$18.27
Replacement Reserves	0	0	0	0	93,841	1.0	0.27
TI/LC	0	0	0	0	173,780	1.8	0.50
Net Cash Flow	$4,230,610	$4,547,374	$4,422,984	$5,283,522	$6,082,773	61.6%	$17.50

NOI DSCR	0.91x	0.98x	0.95x	1.14x	1.37x
NCF DSCR	0.91x	0.98x	0.95x	1.14x	1.31x
NOI Debt Yield	6.9%	7.4%	7.2%	8.6%	10.3%
NCF Debt Yield	6.9%	7.4%	7.2%	8.6%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of gross potential rent for grossed up vacant space, vacancy and credit loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent and U/W $ per SF include contractual rent steps through November 2025.
(3)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents.

Appraisal. The appraiser concluded to an “As-is” value for the Sacramento Gateway Property of $92,000,000. The appraised value is as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Sacramento Gateway Property, dated August 30, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Sacramento Gateway Property is located in the city of Sacramento. Sacramento is the capital of California and is located in California's Central Valley. The Sacramento Gateway Property is located at the northeast quadrant of Truxel Road and Interstate 80 and is approximately 9.1 miles from the Sacramento International Airport. According to a third party report, within a 1-, 3- and 5- mile radius of the Sacramento Gateway Property, the estimated 2024 population is 16,694, 142,740, and 282,500, respectively, and the 2024 average household income is $103,666, $115,971, and $108,340, respectively.

According to a third party report, the property is situated within the Natomas retail submarket of the greater Sacramento retail market. As of second quarter of 2024, the submarket reports a total inventory of approximately 4.0 million square feet with an approximately 2.6% vacancy rate and average market rent of $26.88 per square foot. The appraiser concluded to market rents in the market rent summary below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Sacramento Gateway Property:

Market Rent Summary(1)

	Jr. Anchor	Shop > 10,000 SF	Shop 5,000 – 10,000 SF	Shop 2,500 – 4,999 SF	Shop < 2,500 SF	Restaurant	Village Shop > 5,000 SF	Village Shop 2,500-4,999 SF	Village Shop < 2,500 SF	Village Restaurant
Market Rent (PSF)	$17.40	$21.60	$25.20	$39.00	$30.00	$36.00	$15.60	$15.00	$24.00	$21.00
Lease Term (Years)	10	10	5	5	5	10	5	5	5	10
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% / Midterm	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Sacramento Gateway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Sacramento Gateway 3648 North Freeway Boulevard	Sacramento, CA	2006 / NAP	347,560(2)	95.7%(2)
The Plant 1 Curtner Avenue	San Jose, CA	2008 / NAP	367,000	65.0%	Aug-2024	$95,000,000	$259
Riverpoint Marketplace 744-768 Ikea Court	West Sacramento, CA	2010 / NAP	134,065	83.8%	Nov-2023	$36,000,000	$269
Creekside Town Center 1192-1256 Galleria Boulevard	Roseville, CA	1999 / NAP	345,451	94.8%	Sep-2023	$125,500,000	$363
Homestead Square 20580-20680 Homestead Road	Cupertino, CA	1976 / NAP	202,714	99.2%	Jun-2023	$92,500,000	$456
Arden Watt Marketplace 3308-3350 Arden Way	Sacramento, CA	1999 / NAP	148,469	100.0%	Feb-2023	$26,500,000	$178
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $249,697 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $83,233.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable; during the next ensuring 12 months’ provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Sacramento Gateway Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly deposits of $7,820 for replacement reserves, which are capped at $187,682.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $36,204 capped at $868,900 for tenant improvement and leasing commission costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $61,930 for outstanding tenant improvement and leasing commission costs.

Immediate Repairs – The loan documents require an upfront reserve of $16,800 for immediate repairs.

Lockbox and Cash Management. The Sacramento Mortgage Loan is structured with a hard lockbox and springing cash management. Tenants make rental payments are directed to deposit all rent directly into a lockbox account within one business day of receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred to the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox accounts will be transferred to a lender-controlled cash management account to be applied in accordance with the cash management agreement. Excess funds will be retained by lender until the Cash Trap Event Period is cured.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Sacramento Gateway Mortgage Loan documents.
(ii)	the DSCR Net Cash Flow falling below 1.10x (based on 30-year amortization), tested quarterly.

A Cash Trap Event Period will expire, provided no other Cash Trap Event Period is then continuing, upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default.
●	with regard to clause (ii), the DSCR being at least 1.15x (based on 30-year amortization) for one calendar quarter.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sacramento Gateway Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

Lake Ontario
Oswego
Mexico
Pulaski
Lacona
Fulton
Brewerton
Hamlin
Greece
Irondequoit
Pultneyville
Sodus Point
ROCHESTER
Williamson
Wolcott
Baldwinsville
Greater Rochester Intl. Airport
Brighton
Marion
Clyde
Liverpool
SYRACUSE
Perinton
Macedon
Lyons
Newark
Weedsport
NY State Thruway
Auburn
Skaneateles
Canandaigua
Geneva
Seneca Falls
Cayuga
FINGER LAKES
Hemlock
Geneseo
Moravia
Penn Yan
Naples
Cortland
Ithaca
Watkins Glen
Bath

Saratoga Springs
Victory
Greenwich
Gloversville
Broadalbin
Cambridge
Johnstown
Ballston Spa
Malta
Amsterdam
NY State Thruway
Mechanicville
Schaghticoke
Hoosick Falls
East Glenville
Clifton Park
Scotia
Schenectady
Mariaville Lake
Pittstown
Rotterdam
Cohoes
Troy
Duane Lake
Altamont
Colonie
Poestenkill
Westmere
Rensselaer
Schoharie
Berne
ALBANY
Delmar
East Greenbush
Castleton-on-Hudson
Rensselaerville
Ravena
CATSKILL MOUNTAINS
Greenville
Kinderhook

Interstate Industrial Portfolio

1	2294 Molly Pitcher Highway	Chambersburg, PA
2	Steelway Industrial Park	Liverpool, NY
3	1001 and 1011 AIP Drive	Middletown, PA
4	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont, NY
5	Owens Brockway Distribution Warehouse	Zanesville, OH
6	Marway Circle Industrial Buildings	Rochester, NY
7	DLG International, Inc.	Marysville, OH

Liverpool
Rochester
Albany
Altamont
Toledo
Cleveland
New York
Marysville
Zanesville
Columbus
Middletown
Chambersburg
Philadelphia
Cincinnati

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
CLEVELAND
Oregon
Lorain
Maple Heights
Warren
PA
FORT WAYNE
Findlay
Amherst
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
IN
OHIO
PITTSBURGH
Marysville
Mount Vernon
Cambridge
COLUMBUS
Zanesville
Wheeling
Clayton
DAYTON
Fairborn
Circleville
Lancaster
Morgantown
Marietta
Hamilton
Chillicothe
Parkersburg
Belpre
CINCINNATI
Athens
Covington
APPALACHIAN MOUNTAINS
WEST VIRGINIA
Portsmouth
WAYNE NATIONAL FOREST
KENTUCKY
Frankfort
Huntington
Charleston
MONONGAHELA NATIONAL FOREST

Burnham
ROTHROCK STATE FOREST
McAlisterville
Lewistown
Huntingdon
McConnellstown
McVeytown
Newport
Millersburg
Bloomfield
Mount Union
East Rutherford
Linglestown
PENNSYLVANIA
Hershey
Cassville
TUSCARORA STATE FOREST
Harrisburg
Middletown
Three Springs
PA Tpke
Newville
Carlisle
Mechanicsburg
Mt. Holly Springs
Dillsburg
Shippensburg
Dover
McConnellsburg
Chambersburg
Fort Loudon
Aspers
York
Mercersburg
Gettysburg
Greencastle
Hanover
Waynesboro
Parkville
New Freedom
Maugansville
Hagerstown
Taneytown
Manchester
Thurmont
Westminster
Hampstead
WEST VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

No. 4 – Interstate Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse
	Original Principal Balance(1):	$58,000,000		Location:	Various
	Cut-off Date Balance(1):	$58,000,000		Size:	2,573,860 SF
	% of Initial Pool Balance:	8.1%		Cut-off Date Balance Per SF(1):	$43.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$43.51
	Borrower Sponsor:	Gavriel Alexander		Year Built/Renovated:	Various/Various
	Guarantor:	Gavriel Alexander		Title Vesting:	Fee
	Mortgage Rate:	6.5030%		Property Manager:	Heritage Capital Management, LLC
	Note Date:	October 2, 2024		Current Occupancy (As of):	98.6% (9/12/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	100.0%
	Maturity Date:	October 6, 2029		YE 2022 Occupancy:	99.1%
	IO Period:	60 months		YE 2021 Occupancy:	81.9%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$175,350,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$68.13
	Call Protection:	L(12),YM1(44),O(4)		As-Is Appraisal Valuation Date:	Various

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM (7/31/2024) NOI:	$10,789,175
	Additional Debt Type (Balance)(1):	Pari Passu ($54,000,000)		YE 2023 NOI:	$10,562,333
				YE 2022 NOI(4):	$9,231,316
				YE 2021 NOI(4):	$6,177,232
Escrows and Reserves(2)				U/W Revenues:	$15,342,775
	Initial	Monthly	Cap	U/W Expenses:	$4,209,461
Taxes:	$188,503	$188,503	NAP	U/W NOI:	$11,133,314
Insurance:	$265,597	$40,242	NAP	U/W NCF:	$10,103,770
Replacement Reserve:	$0	$32,173	$772,158	U/W DSCR based on NOI/NCF(1):	1.51x / 1.37x
TI/LC Reserve:	$1,400,000	(3)	(3)	U/W Debt Yield based on NOI/NCF(1):	9.9% / 9.0%
Immediate Repairs:	$197,044	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.9% / 9.0%
Rent Concession Funds:	$210,881	$0	NAP	Cut-off Date LTV Ratio(1):	63.9%
TA TI/LC Reserve:	$575,287	$0	NAP	LTV Ratio at Maturity(1):	63.9%

Sources and Uses
Sources			Uses
Whole Loan amount	$112,000,000	100.0%	Loan Payoff	$104,953,570	93.7%
			Upfront Reserves	2,837,313	2.5
			Return of Equity	2,554,415	2.3
			Closing Costs	1,654,702	1.5
Total Sources	$112,000,000	100.0%	Total Uses	$112,000,000	100.0%
(1)	The Interstate Industrial Portfolio Mortgage Loan (as defined below) is part of the Interstate Industrial Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $112,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Interstate Industrial Portfolio Whole Loan.
(2)	See “Escrows” section.
(3)	On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve.
(4)	The increase from YE 2021 NOI to YE 2022 NOI is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Interstate Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Interstate Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interest in a 2,573,860 square foot portfolio of seven industrial properties located in New York, Pennsylvania and Ohio (each, an “Interstate Industrial Portfolio Property”, and collectively, the “Interstate Industrial Portfolio Properties”). The Interstate Industrial Portfolio Whole Loan is evidenced by four pari passu notes and accrues interest at a rate of 6.5030% per annum. The Interstate Industrial Portfolio Whole Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Interstate Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with a principal balance as of the Cut-off Date of $58,000,000. The Interstate Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024 5C2 securitization trust. The relationship between the holders of the Interstate Industrial Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$58,000,000	$58,000,000	WFCM 2024-5C2	Yes
A-2	$32,000,000	$32,000,000	BMO 2024-5C7	No
A-3	$12,000,000	$12,000,000	BMO 2024-5C7	No
A-4	$10,000,000	$10,000,000	BMO 2024-5C7	No
Total	$112,000,000	$112,000,000

The Borrowers and Borrower Sponsor. The borrowers are Albany NY Warehouse LLC, Syracuse NY Warehouse LLC, Rochester NY Warehouse LLC, Harrisburg PA Warehouse LLC and Columbus OH Warehouse LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Interstate Industrial Portfolio Whole Loan. The borrower sponsor and nonrecourse carveout guarantor is Gavriel Alexander, founder and chief executive officer of Alexander Property Holdings, LLC (“APH”).

APH is a privately held real estate company that is engaged in the acquisition, development, ownership, and management of real estate throughout the country. APH is based in New City, New York, where it controls or manages a portfolio of multifamily communities, office buildings, commercial buildings, and development sites. Resources include accounting services, underwriters, marketing capabilities, and a support staff that provides APH with infrastructure to continue to grow.

The Properties. The Interstate Industrial Portfolio Whole Loan is secured by seven industrial warehouse properties totaling 2,573,860 square feet located in New York (three properties, 48.0% of NRA), Pennsylvania (two properties, 35.2% of NRA) and Ohio (two properties, 16.7% of NRA). The borrower sponsor acquired the Interstate Industrial Portfolio Properties in 2021 for an aggregate purchase price (inclusive of origination costs) of approximately $145.6 million. Since acquisition, the borrower sponsor has invested approximately $680,000 in capital improvements resulting in a total cost basis of approximately $146.3 million at the Interstate Industrial Portfolio Properties. Twenty tenants, representing 48.4% of NRA and 56.1% of the underwritten base rent, are new leases or have either extended their lease terms or expanded their space at the Interstate Industrial Portfolio Properties. Tenants at the Interstate Industrial Portfolio Properties have a weighted average tenure of approximately 12.2 years. The Interstate Industrial Portfolio Properties were 98.6% occupied by 30 unique tenants as of September 12, 2024, with the five largest tenants accounting for 43.5% of NRA and 39.8% of the underwritten base rent. The remaining tenants represent no more than 6.8% of NRA or 5.0% of the underwritten base rent.

Portfolio Summary

Property	State	Net Rentable Area (SF)(1)	Year Built/ Renovated (2)	% U/W NOI (1)	Allocated Whole Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (2)	Dock Doors(2)	Drive-In Doors (2)
2294 Molly Pitcher Highway	PA	621,400	1960/1991	22.4%	$27,700,000	24.7%	$44,675,000	3.0%	17' - 32'	40	2
Steelway Industrial Park	NY	661,623	1970, 1977/NAP	21.5	24,400,000	21.8	33,300,000	1.0%	27' - 28'	73	5
1001 and 1011 AIP Drive	PA	285,831	1992/2012	14.5	19,400,000	17.3	31,850,000	3.6%	20' - 30'	55	1
Northeastern Industrial Park (Bldgs 8, 21 & 22)	NY	397,923	1947, 1988, 1989/NAP	19.5	16,100,000	14.4	29,300,000	1.8%	24' - 36'	64	3
Owens Brockway Distribution Warehouse	OH	300,000	1991/NAP	9.5	10,900,000	9.7	14,750,000	2.0%	30'	13	1
Marway Circle Industrial Buildings	NY	176,348	1975-1980/NAP	6.8	8,400,000	7.5	13,900,000	23.1%	18' - 30'	27	3
DLG International, Inc.	OH	130,735	1988/NAP	5.8	5,100,000	4.6	7,575,000	6.8%	20' - 26'	19	1
Total		2,573,860		100.0%	$112,000,000	100.0%	$175,350,000			291	16
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain information relating to the tenancy at the Interstate Industrial Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Owens-Brockway Glass Container, Inc.	NR/Ba3/BB-	300,000	11.7%	$3.56	$1,067,271	9.1%	4/30/2029	1, 5-year	N
Thyssenkrupp Supply Chain Services NA, Inc.(4)	NR/Ba3/BB	255,000	9.9%	$4.65	$1,185,750	10.1%	9/30/2025	N	Y(4)
Victory Packaging LP	NR/Baa2/BBB	195,949	7.6%	$4.79	$938,498	8.0%	9/30/2029	1, 5-year	N
D.M. Bowman(5)	NR/NR/NR	192,000	7.5%	$4.65	$892,800	7.6%	2/21/2026	N	N
Rotondo Warehouse	NR/NR/NR	177,222	6.9%	$3.38	$599,125	5.1%	Various(6)	N	N
		1,120,171	43.5%	$4.18	$4,683,445	39.8%

Non-Major Tenants		1,418,924	55.1%	$5.00	$7,088,162	60.2%

Occupied Collateral Total		2,539,095	98.6%	$4.64	$11,771,606	100.0%

Vacant Space		34,765	1.4%

Collateral Total		2,573,860	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.
(4)	Thyssenkrupp Supply Chain Services NA, Inc. subleases 255,000 square feet of space from D.M. Bowman at the 2294 Molly Pitcher Highway property expiring on September 30, 2025 at a base rental rate of $4.65 per square feet. The 255,000 square foot sublease provides for mutual termination rights at 90 days’ notice. However, D.M. Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.
(5)	D.M. Bowman is the direct lease tenant with a lease term through February 21, 2026 at a current base rent of $5.10 per square foot NNN, which steps to $5.25 per square foot NNN in February 2025. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease. UBS AG has underwritten to the sublease rent for Thyssenkrupp Supply Chain Services NA, Inc. due to the expectation that Thyssenkrupp Supply Chain Services NA, Inc. will expand into the remaining space.
(6)	Rotondo Warehouse leases 112,000 square feet at the Steelway Industrial Park property expiring on June 30, 2026, and 65,222 square feet at the Steelway Industrial Park property expiring on September 30, 2027.

The following table presents certain information relating to the lease rollover schedule at the Interstate Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)(4)	% of Total Annual U/W Base Rent(4)	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	447,730	17.4%	447,730	17.4%	$2,093,740	17.8%	$4.68
2026	8	674,236	26.2%	1,121,966	43.6%	$3,241,019	27.5%	$4.81
2027	4	209,394	8.1%	1,331,360	51.7%	$991,949	8.4%	$4.74
2028	7	313,164	12.2%	1,644,524	63.9%	$1,421,564	12.1%	$4.54
2029	4	670,349	26.0%	2,314,873	89.9%	$2,598,729	22.1%	$3.88
2030	4	132,560	5.2%	2,447,433	95.1%	$857,715	7.3%	$6.47
2031	3	29,846	1.2%	2,477,279	96.2%	$226,902	1.9%	$7.60
2032	1	61,816	2.4%	2,539,095	98.6%	$339,988	2.9%	$5.50
2033	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
2034	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Vacant	0	34,765	1.4%	2,573,860	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	2,573,860	100.0%			$11,771,606	100.0%	$4.64
(1)	Information obtained from the underwritten rent roll.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(4)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents historical occupancy percentages at the Interstate Industrial Portfolio Properties:

Historical Occupancy

12/31/2021(1)(2)	12/31/2022(1)(2)	12/31/2023(1)	09/12/2024(3)
81.9%	99.1%	100.0%	98.6%
(1)	Information obtained from the borrowers.
(2)	The increase in occupancy from 12/31/2021 to 12/31/2022 is primarily attributed to lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(3)	Information obtained from the underwritten rent roll. See “Major Tenants” above for more information.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Interstate Industrial Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 7/31/2024	U/W	%(1)	U/W $ per SF
Base Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$11,083,724	68.6%	$4.31
Rent Steps(2)	0	0	0	0	687,882	4.3%	0.27
Vacant Income	0	0	0	0	260,019	1.6%	0.10
Gross Potential Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$12,031,625	74.5%	$4.67
Total Reimbursements	2,120,588	2,886,141	3,970,502	4,011,774	4,074,333	25.2%	1.58
Total Other Income	0	0	23,073	42,507	42,507	0.3%	0.02
Net Rental Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$16,148,465	100.0%	$6.27
(Vacancy & Credit Loss)	0	0	0	0	(805,690)(3)	(5.0)(3)	(0.31)
Effective Gross Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$15,342,775	95.0%	$5.96

Total Expenses	3,544,841	4,062,246	4,341,356	4,261,786	4,209,461	27.4%	1.64

Net Operating Income(4)	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$11,133,314	72.6%	$4.33
Total TI/LC, Capex/RR	0	0	0	0	1,029,544	6.7%	0.40
Net Cash Flow	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$10,103,770	65.9%	$3.93

NOI DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.51x
NCF DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.37x
NOI Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.9%
NCF Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	Rent Steps totaling $687,882 are taken through November 1, 2025.
(3)	The underwritten economic vacancy is 5.0%. The Interstate Industrial Portfolio Properties were 98.6% occupied as of September 12, 2024.
(4)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(5)	Figures are based on the Interstate Industrial Portfolio Whole Loan debt service and original principal balance.

Appraisal. The appraiser concluded to an aggregate “as-is” Appraised Value for the Interstate Industrial Portfolio Properties of $175,350,000 as of August 5, 2024 to September 12, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 8, 2024 and August 15, 2024, there was no evidence of any recognized environmental conditions at the Interstate Industrial Portfolio Properties.

Market Overview and Competition. The Interstate Industrial Portfolio Properties are located in New York (43.7% of ALA), Pennsylvania (42.1% of ALA) and Ohio (14.3% of ALA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain market information with respect to the Interstate Industrial Portfolio Properties:

Market Overview(1)

Property	Net Rentable Area (SF)(2)	Submarket	Property Vacancy (2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	U/W Base Rent PSF(2)(3)	Submarket Rent PSF
2294 Molly Pitcher Highway	621,400	Chambersburg/ Waynesboro	0.0%	12.1%	5.0%	35,691,682	$4.30(4)	$6.63
Steelway Industrial Park	661,623	NE Outer Onondaga County	0.0%	3.6%	3.0%	15,102,908	$4.17	$7.37
1001 and 1011 AIP Drive	285,831	Harrisburg Area East	0.0%	8.1%	7.0%	39,766,526	$5.97	$8.16
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	W Outer Albany County	0.1%	2.4%	3.0%	9,412,373	$5.62	$8.76
Owens Brockway Distribution Warehouse(5)	300,000	Zanesville	0.0%	1.7%	0.0%	9,235,173	$3.56	$5.77
Marway Circle Industrial Buildings	176,348	Southwest	19.4%	10.8%	3.0%	14,371,034	$5.87	$9.11
DLG International, Inc.	130,735	Union County	0.0%	2.5%	0.0%	14,285,311	$3.83	$9.35
Total/Weighted Average	2,573,860		1.4%	6.2%	3.4%	137,865,007	$4.64	$7.53
(1)	Information obtained from third-party market research reports.
(2)	Information obtained from the underwritten rent roll.
(3)	U/W Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	U/W Base Rent PSF for the 2294 Molly Pitcher Highway property is based on the Thyssenkrupp Supply Chain Services NA, Inc. sublease base rental rate of $4.65 per square foot. D.M. Bowman currently pays a base rental rate of $5.10 per square foot for its space. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease.
(5)	No submarket data for the Owens Brockway Distribution Warehouse property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Interstate Industrial Portfolio Properties:

Demographics Overview

Property	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NOI	% of U/W NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
2294 Molly Pitcher Highway	621,400	$27,700,000	24.7%	$2,496,650	22.4%	50,828	$93,790
Steelway Industrial Park	661,623	$24,400,000	21.8%	$2,389,348	21.5%	118,935	$92,075
1001 and 1011 AIP Drive	285,831	$19,400,000	17.3%	$1,609,407	14.5%	54,373	$103,186
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	$16,100,000	14.4%	$2,173,697	19.5%	39,068	$133,739
Owens Brockway Distribution Warehouse(5)	300,000	$10,900,000	9.7%	$1,055,368	9.5%	32,343	$67,037
Marway Circle Industrial Buildings	176,348	$8,400,000	7.5%	$762,041	6.8%	169,535	$74,723
DLG International, Inc.	130,735	$5,100,000	4.6%	$646,804	5.8%	33,165	$121,465
Total/Weighted Average	2,573,860	$112,000,000	100.0%	$11,133,314	100.0%	71,992	$97,550
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from third-party market research reports.

Escrows.

Real Estate Taxes – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $188,503 and ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $188,503 per month.

Insurance – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $265,597 and ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated at approximately $40,242 per month.

Replacement Reserve – The Interstate Industrial Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of $32,173, capped at $772,158.

TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $1,400,000 for tenant improvements and leasing commissions. The Interstate Industrial Portfolio Whole Loan documents require the borrowers to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. If the TI/LC reserve exceeds $2,000,000 at any point from November 6, 2024 through October 6, 2027, up to $200,000 of the TI/LC reserve may be utilized for capital expenditure related items, so long as those capital expenditure funds are depleted.

Rent Concession Funds – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease ($109,178.48) for rent concessions in months one, two and 25 of the lease term.

TA TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $575,287 for TA TI/LC funds associated with Victory Packaging LP (approximately $540,287) and Packaging Corporation of America ($35,000).

Lockbox and Cash Management. The Interstate Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Interstate Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Interstate Industrial Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Interstate Industrial Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Interstate Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Interstate Industrial Portfolio Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

A “Material Tenant” means (i) Owens-Brockway Glass Container, Inc., (ii) Victory Packaging LP, (iii) D.M. Bowman or (iv) any tenant at the Interstate Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Interstate Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Interstate Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, the Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting more than 25% of the total net rentable square footage at the applicable property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate all or substantially all of its Material Tenant space or (ix) all or substantially all of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect), and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased pursuant to one or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

more qualified leases, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommences its operations, such that it is no longer dark, and has not vacated or ceased to conduct business at the applicable property, (f) with respect to clause (viii) above, the Material Tenant retracts all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space. As of the origination date of the Interstate Industrial Portfolio Whole Loan, there is no Material Tenant Trigger Event in effect.

Property Management. The Interstate Industrial Portfolio Properties are managed by Heritage Capital Management, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Interstate Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Interstate Industrial Portfolio Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Wilton
New Canaan
Norwalk
Westport
Springdale
Darien
Glenbrook
STAMFORD
Rowayton
The Cove
Merritt Pkwy
FAIRFIELD COUNTY
Long Island Sound
N.Y. City 40 miles
New Haven 28 miles

Hawthorne
Sleepy Hollow
Valhalla
WESTCHESTER COUNTY
Tarrytown
Tappan Zee Br.
Hudson River
Elmsford
Greenburgh
White Plains
Irvington
Hartsdale
Dobbs Ferry
Ardsley
N.Y. City 27 miles
Cross Westchester Expwy

Northeastern Hotel Portfolio

1	SpringHill Suites Tarrytown	Tarrytown, NY
2	Hilton Garden Inn Norwalk	Norwalk, CT
3	Sheraton Tarrytown	Tarrytown, NY
4	Hilton Garden Inn Shelton	Shelton, CT

NEW YORK
CONN.

Ansonia
Monroe
Derby
NEW HAVEN
NEW HAVEN COUNTY
FAIRFIELD COUNTY
Shelton
Orange
West Haven
Trumbull
Merritt Pkwy
Milford
Stratford
BRIDGEPORT
Fairfield
Long Island Sound
N.Y. City 55 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

No. 5 – Northeastern Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype(2):	Hospitality – Various
	Original Principal Balance:	$54,400,000		Location(2):	Various
	Cut-off Date Balance:	$54,371,913		Size(2):	607 Rooms
	% of Initial Pool Balance:	7.6%		Cut-off Date Balance Per Room:	$89,575
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$85,554
	Borrower Sponsor:	Lixi Group		Year Built/Renovated(2):	Various/2019
	Guarantor:	Shen Xiao		Title Vesting(3):	Various
				Property Manager(4):	Various
	Mortgage Rate:	7.6000%
	Note Date:	October 4, 2024		Current Occupancy (As of):	75.0% (8/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	76.4%
	Maturity Date:	October 6, 2029		YE 2022 Occupancy:	73.7%
	IO Period:	0 months		YE 2021 Occupancy:	70.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(5):	$107,300,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per Room:	$176,771
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraisal Valuation Date:	September 1, 2024
	Call Protection:	L(25),D(28),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (8/31/2024):	$8,378,923
				YE 2023 NOI:	$8,116,218
				YE 2022 NOI:	$7,027,177
				YE 2021 NOI:	$5,303,546
				U/W Revenues:	$29,048,224
				U/W Expenses(6):	$20,683,264
Escrows and Reserves(1)				U/W NOI:	$8,364,960
	Initial	Monthly	Cap	U/W NCF:	$7,203,031
Taxes:	$582,504	$145,626	NAP	U/W DSCR based on NOI/NCF:	1.81x/1.56x
Insurance:	$758,916	$63,243	NAP	U/W Debt Yield based on NOI/NCF:	15.4%/13.2%
FF&E Reserve:	$0	$96,827	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	16.1%/13.9%
Capital Expenditure Reserve:	$0	$24,207	NAP	Cut-off Date LTV Ratio:	50.7%
Immediate Repairs:	$46,115	$0	NAP	LTV Ratio at Maturity:	48.4%
PIP Reserve:	$5,077,834	Springing	NAP
HGI Norwalk Ground Rent Reserve:	$42,389	$42,389	NAP
Sheraton Tarrytown Condo Assessment Reserve:	$2,762	$2,762	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$54,400,000	86.7%	Senior Loan Payoff(7)	$43,320,499	69.0%
Borrower Equity Contribution	$8,367,010	13.3	Mezzanine Loan Payoff	$11,830,315	18.8
			Upfront Reserves	$6,510,520	10.4
			Closing Costs	$1,105,676	1.8
Total Sources	$62,767,010	100.0%	Total Uses	$62,767,010	100.0%
(1)	See “Escrows” section below.
(2)	See “The Properties” section below.
(3)	The Hilton Garden Inn Shelton Property (as defined below), Sheraton Tarrytown Property (as defined below) and SpringHill Suites Tarrytown Property (as defined below) are secured by fee interest. The Hilton Garden Inn Norwalk Property is secured by a leasehold interest. See “Ground Lease” section below for further discussion.
(4)	See “Property Management” section below.
(5)	The As-Is appraised value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the Hilton Garden Inn Norwalk Property ($2,100,000), Hilton Garden Inn Shelton Property ($2,000,000), and SpringHill Suites Tarrytown Property ($300,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.
(6)	For the Hilton Garden Inn Norwalk Property (as defined below), loan underwriting was based on current ground rent expenses. See “Ground Lease” section, below.
(7)	Senior Loan Payoff of $43,320,499 consists of the outstanding principal balance ($47,270,654) net of reserves ($3,950,155), or the amount due at payoff for the existing loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Northeastern Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $54,400,000 and secured by the fee interests in three hospitality properties and leasehold interest in one hospitality property located in New York and Connecticut (collectively, the “Northeastern Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Northeastern Hotel Portfolio Mortgage Loan are Lixi Hospitality Tarrytown LLC, Lixi Hospitality Norwalk LLC, Lixi Hospitality White Plains LLC and Lixi Hospitality Shelton LLC (the “Northeastern Hotel Portfolio Borrowers”), each a single-purpose Delaware limited liability company with two independent directors. The non-recourse carveout guarantor is Shen Xiao, the main principal of Lixi Group, and the borrower sponsor is Lixi Group.

Lixi Group (the “Sponsor”) is a private, 100% family-controlled real estate company that has acquired, developed, and managed hotels in Canada and the U.S. for 15 years. Lixi Group owns 13 hotels in the U.S. and 8 hotels in Canada along with 2 land parcels. The Sponsor is also currently constructing two Marriott-branded hotels in Canada. Lixi Group’s current portfolio is comprised of 2,052 keys (excluding the Northeastern Hotel Portfolio), of which 1,226 are in the U.S. The Lixi Group’s management arm works with several national brands including Marriott, Hilton and Wyndham. Shen Xiao (the “Guarantor”), is the main principal of Lixi Group.

The Properties. The Northeastern Hotel Portfolio Properties are comprised of one select service hotel located in Tarrytown, New York, one select service hotel located in Norwalk, Connecticut, one full service hotel located in Tarrytown, New York, and one select service hotel in Shelton, Connecticut, totalling 607 rooms: SpringHill Suites Tarrytown (“SpringHill Suites Tarrytown Property”), Hilton Garden Inn Norwalk (“Hilton Garden Inn Norwalk Property”), Sheraton Tarrytown (“Sheraton Tarrytown Property”) and Hilton Garden Inn Shelton (“Hilton Garden Inn Shelton Property”). The Northeastern Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Northeastern Hotel Portfolio Borrowers have entered into a replacement franchise agreement.

The following table presents certain information relating to the Northeastern Hotel Portfolio Properties:

Northeastern Hotel Portfolio Properties Summary

Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value (1)	U/W NOI	% of U/W NOI
SpringHill Suites Tarrytown	2004 / 2019	145	$15,800,000	29.0%	$26,300,000	$2,283,625	27.3%
480 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Norwalk	2001 / 2019	170	$15,500,000	28.5%	$30,800,000	$2,497,508	29.9%
560 Main Avenue, Norwalk, CT 06851
Sheraton Tarrytown	2007 / 2019	150	$12,200,000	22.4%	$26,000,000	$2,016,222	24.1%
600 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Shelton	1999 / 2019	142	$10,900,000	20.0%	$24,200,000	$1,567,605	18.7%
25 Old Stratford Road, Shelton, CT 06484
Total		607	$54,400,000	100.0%	$107,300,000	$8,364,960	100.0%

(1)	The As-Is Appraised Value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000) and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

SpringHill Suites Tarrytown Property

The SpringHill Suites Tarrytown Property is a six-story, select service hotel located in Tarrytown, New York. Built in 2004 and renovated in 2019, the SpringHill Tarrytown Property is situated on an approximately 7.21-acre parcel with 142 parking spaces (0.98 spaces per room). In 2019, the borrower sponsor completed a $2.04 million ($14,065 per room) renovation of the property.

The SpringHill Suites Tarrytown Property consists of 145 rooms and offers 336 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a lobby bar, a market pantry and a guest laundry area. Onsite food and beverage (“F&B”) facilities include a breakfast dining area. The guestrooms include 88 queen/queen rooms, 55 king rooms and 2 whirlpool suite rooms.

The 2023 demand segmentation was estimated as 40% commercial, 35% leisure and 25% group.

The SpringHill Suites Tarrytown Property is subject to a franchise agreement with Marriott International, Inc. expiring in February 2029, subject to a conditional 15-year extension if the borrower completes a $499,529 PIP with an outside completion date of March 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a property improvement plan (“PIP”) reserve that incorporates 100% of the PIP budget. If the related franchise agreement has not been extended to February 2044, the Northeastern Hotel Portfolio Mortgage Loan documents provide for a cash flow sweep. See “Lockbox and Cash Management” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the SpringHill Suites Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	SpringHill Suites Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.3%	$145.15	$104.99	70.0%	$156.55	$109.57	103.3%	92.7%	95.8%
TTM 12/31/2023	76.2%	$166.90	$127.15	66.5%	$169.51	$112.78	114.5%	98.5%	112.7%
TTM 8/31/2024	75.3%	$167.04	$125.79	69.6%	$171.37	$119.28	108.2%	97.5%	105.5%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Courtyard Tarrytown Westchester County, Sheraton Hotel Tarrytown, Hotel Nyack and Hilton Garden Inn Westchester Dobbs Ferry.

Hilton Garden Inn Norwalk Property

The Hilton Garden Inn Norwalk Property is a three-story, select service hotel located in Norwalk, Connecticut. Built in 2001 and renovated in 2019, the Hilton Garden Inn Norwalk Property is situated on an approximately 3.54-acre parcel with 173 parking spaces (1.02 spaces per room). In 2019, the borrower sponsor completed a $3.0 million ($17,716 per room) renovation of the property. The borrower sponsor intends to spend $2.4 million in capital improvements by August 2026.

The Hilton Garden Inn Norwalk Property is positioned across four different parcels and operates with three different ground leases (see “Ground Lease” section below).

The Hilton Garden Inn Norwalk Property consists of 170 rooms and offers 1,400 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry and a guest laundry area. Onsite F&B facilities include the Pavilion Pantry and The Garden Grille & Bar. The guestrooms include 100 king rooms and 70 queen/queen rooms.

The 2023 demand segmentation was estimated as 60% commercial, 25% leisure and 15% group.

The Hilton Garden Inn Norwalk Property is subject to a franchise agreement with Hilton Garden Inn Franchise LLC expiring in November 2029. A $2.4 million PIP at the Hilton Garden Inn Norwalk Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

The following table presents certain information relating to the performance of the Hilton Garden Inn Norwalk Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Norwalk Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	77.3%	$142.65	$110.20	67.7%	$140.68	$95.23	114.1%	101.4%	115.7%
TTM 12/31/2023	79.0%	$153.20	$121.06	73.4%	$164.76	$120.98	107.6%	93.0%	100.1%
TTM 8/31/2024	78.8%	$161.67	$127.33	73.3%	$167.61	$122.82	107.5%	96.5%	103.7%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Norwalk Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: EVEN Hotels Norwalk, Courtyard Norwalk and The Watershed.

Sheraton Tarrytown Property

The Sheraton Tarrytown Property is a six-story, full-service hotel located in Tarrytown, New York. Built in 2007 and renovated in 2019, the Sheraton Tarrytown Property is situated on an approximately 0.64-acre parcel with 214 parking spaces (1.43 spaces per room). In 2019, the borrower sponsor completed a $4.1 million ($27,481 per room) renovation of the property.

The Sheraton Tarrytown Property is comprised of one unit in a three-unit land condominium (an alternative to land subdivision). The borrower has a 50% voting rights interest in the related owner’s association. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents contain compliance covenants with respect to the existing condominium regime.

The Sheraton Tarrytown Property consists of 150 rooms and offers 1,323 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a market pantry and a guest laundry area. Onsite F&B facilities include the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Toasted Barrel restaurant and bar and a Starbucks-licensed outlet. The guestrooms include 87 king rooms, 54 queen/queen rooms, 5 queen rooms and 4 one-bedroom suite rooms.

The 2023 demand segmentation was estimated as 25% commercial, 35% leisure and 40% meeting & group.

The Sheraton Tarrytown Property is subject to a franchise agreement with The Sheraton LLC expiring in November 2034. The franchisor has the right to require a PIP by 2027 that, if imposed, would be required to be completed by 2029. The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep which will commence 15 days after receipt of the PIP notice from Marriott to cover any brand mandated PIP at the Sheraton Tarrytown Property unless the aggregate amount of the undisbursed funds in the FF&E Reserve Account, the Capital Expenditure Reserve Account and the PIP reserve account (less any amounts in any such accounts which are not allocable to the Sheraton Tarrytown Property) plus any additional amount paid by the borrower towards the Sheraton Tarrytown PIP to the lender will be at least equal to approximately $4.3 million, which represent 115% of the appraiser’s estimated PIP of $3.8 million to bring the Sheraton Tarrytown Property up to the current brand standards, should there be a current change of ownership of the Sheraton Tarrytown Property. Once lender has reviewed and approved the borrower’s budget for the Sheraton Tarrytown PIP, if the budget is less than the reserve balance allocated to the Sheraton Tarrytown PIP then the lender will be required to release reserve proceeds in the amount of such overage to the borrower, and if the budget is greater than the reserve balance allocated to the Sheraton Tarrytown PIP then the borrower will be required to deposit additional proceeds in that amount of such shortfall with the lender for the purpose of financing the Sheraton Tarrytown PIP.

The following table presents certain information relating to the performance of the Sheraton Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	Sheraton Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	71.9%	$153.39	$110.24	61.1%	$168.23	$102.78	117.6%	91.2%	107.3%
TTM 12/31/2023	75.4%	$167.57	$126.42	59.4%	$184.94	$109.92	126.9%	90.6%	115.0%
TTM 8/31/2024	73.9%	$169.89	$125.56	61.3%	$187.71	$115.08	120.6%	90.5%	109.1%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Sleepy Hollow Hotel, Courtyard Tarrytown Westchester County, Tarrytown House Estate, Hyatt House White Plains and SpringHill Suites Tarrytown Westchester County.

Hilton Garden Inn Shelton Property

The Hilton Garden Inn Shelton Property is a six-story, select service hotel located in Shelton, Connecticut. Built in 1999 and renovated in 2019, the Hilton Garden Inn Shelton Property is situated on an approximately 1.43-acre parcel with 147 parking spaces (1.04 spaces per room). In 2019, the borrower sponsor completed a $2.4 million ($16,710 per room) renovation of the property.

The Hilton Garden Inn Shelton Property consists of 142 rooms and offers 2,362 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry, a guest laundry area and a parlor/bridal room. Onsite F&B facilities include The Garden Grille & Bar. The guestrooms include 87 king rooms, 52 queen/queen rooms and 3 king suite rooms.

The 2023 demand segmentation was estimated as 55% commercial, 25% leisure and 20% group.

The Hilton Garden Inn Shelton Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC expiring in November 2029. A $2.2 million PIP at the Hilton Garden Inn Shelton Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the Hilton Garden Inn Shelton Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Shelton Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.7%	$130.81	$95.06	69.3%	$133.48	$92.56	104.8%	98.0%	102.7%
TTM 12/31/2023	74.3%	$125.78	$93.44	76.9%	$135.60	$104.25	96.6%	92.8%	89.6%
TTM 8/31/2024	72.0%	$129.27	$93.05	77.3%	$138.02	$106.72	93.1%	93.7%	87.2%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Shelton Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Residence Inn Shelton Fairfield County, Courtyard Shelton, Hampton Inn Shelton and Hyatt House Shelton.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Northeastern Hotel Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 8/31/2024	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	70.0%	73.7%	76.4%	75.0%	75.2%
ADR	$113.92	$143.15	$153.79	$158.86	$158.86
RevPAR	$79.69	$105.51	$117.42	$119.09	$119.41

Room Revenue	17,656,412	23,377,186	26,015,326	26,456,500	26,456,500	91.1	43,586
Other Revenue(1)	1,881,384	1,977,650	2,563,506	2,591,724	2,591,724	8.9	4,270
Total Revenue	$19,537,796	$25,354,836	$28,578,832	$29,048,224	$29,048,224	100.0%	$47,855

Room Expense	3,656,169	5,364,659	6,095,680	6,245,455	6,245,455	23.6	10,289
Other Department Expense	917,200	1,498,409	1,946,507	1,970,010	1,970,010	76.0	3,245
Total Department Expenses	$4,573,369	$6,863,068	$8,042,187	$8,215,466	$8,215,466	28.3%	$13,535
Gross Operating Income	$14,964,427	$18,491,768	$20,536,645	$20,832,758	$20,832,758	71.7%	$34,321

Total Undistributed Expenses	6,863,006	8,403,769	9,238,823	9,540,373	9,530,089	32.8	15,700
Gross Operating Profit	$8,101,421	$10,087,999	$11,297,823	$11,292,386	$11,302,670	38.9%	$18,621

Total Fixed Charges	2,797,875	3,060,822	3,131,604	2,913,462	2,937,710	10.1	4,840
Total Operating Expenses	$14,234,250	$18,327,659	$20,412,614	$20,669,301	$20,683,264	71.2%	$34,075

Net Operating Income	$5,303,546	$7,027,177	$8,166,218	$8,378,923	$8,364,960	28.8%	$13,781
FF&E	781,512	1,014,193	1,143,153	1,161,929	1,161,929	4.0	1,914
Net Cash Flow	$4,522,035	$6,012,983	$7,023,065	$7,216,994	$7,203,031	24.8%	$11,867

NOI DSCR	1.15x	1.52x	1.77x	1.82x	1.81x
NCF DSCR	0.98x	1.30x	1.52x	1.57x	1.56x
NOI DY	9.7%	12.9%	15.0%	15.4%	15.4%
NCF DY	8.3%	11.1%	12.9%	13.3%	13.2%
(1)	Other Revenue includes food and beverage revenue and minor department revenue.
(2)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisal. According to the individual appraisals with valuation as of date September 1, 2024, the Northeastern Hotel Portfolio Properties had an As-Is Appraised Value of $107,300,000. The As-Is Appraised Value reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000), and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

Environmental Matters. According to the Phase I environmental site assessments dated August 8, 2024, there was no evidence of any recognized environmental conditions at the Northeastern Hotel Portfolio Properties.

Market Overview and Competition. The Northeastern Hotel Portfolio Properties consist of two properties located in Tarrytown, New York, one property located in Norwalk, Connecticut, and one property located in Shelton, Connecticut.

Tarrytown, New York

The SpringHill Suites Tarrytown Property and Sheraton Tarrytown Property are located in Tarrytown, New York within the Rockland/Westchester, NY submarket. The SpringHill Suites Tarrytown Property is located southeast of Downtown Tarrytown, south of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

the intersection formed by White Plains Road and Old White Plains Road. The Sheraton Tarrytown Property is located in eastern Tarrytown, south of the intersection formed by White Plains Road and Benedict Avenue. Interstate 287 lies to south of the Sheraton Tarrytown Property site. Interstate 287 is the closest major thoroughfare. The Westchester County Airport is located approximately five miles to the northeast of both the properties. The LaGuardia Airport and John F. Kennedy International Airport are located approximately 20 miles and 25 miles south of both the property sites respectively.

Leisure demand generators include the Hudson River Museum, Tarrytown Music Hall, Caramoor Center for Music and the Arts, LEGOLAND Discovery Center Westchester, and the Greenburgh Nature Center & Manor House. Furthermore, New York City is one of the most popular and frequently visited tourism destinations in the United States, having accommodated 62.2 million visitors in 2023. Nearby demand generators include Siemens Healthineers, Coca-Cola, NY Medical College, and Montefiore Medical Center.

Major employers in the SpringHill Suites Tarrytown and Sheraton Tarrytown Property’s market include Regeneron Pharmaceuticals, MasterCard, IBM Corporation, PepsiCo, Inc., Pepsi Bottling Group, Consolidated Edison and Morgan Stanley. Education, healthcare, and pharmaceutical are key components of the local economy, well represented by Iona College, Manhattanville College, Monroe College, New York-Presbyterian, Northwell Health, St. John's Riverside Hospital, Sarah Lawrence College, United States Merchant Marine Academy, Westchester Medical Center Health Network, and White Plains Hospital. The market is also home to major regional or headquarters operations of MasterCard Worldwide, Morgan Stanley, Pepsi Co., Regeneron Pharmaceuticals, and XPO Logistics, among others.

As of August 2024 (YTD), the top corporate accounts at the SpringHill Suites Tarrytown Property include Siemens (646 room nights), Regeneron Pharma (701 room nights), Local Corporate (261 room nights), IBM (151 room nights), American Pile & Foundation (121 room nights), General Dynamics (68 room nights), Motorola Solutions (63 room nights), Magnetic Analysis Corp. (41 room nights), Westchester Medical Center (57 room nights) and Accenture (41 room nights). As of August 2024 (YTD), the top corporate accounts at the Sheraton Tarrytown Property include Regeneron Pharma, Inc. (640 room nights), Siemens (582 room nights), IBM (206 room nights), Accenture (197 room nights), PepsiCo (199 room nights), General Dynamics Corp (204 room nights), Berkshire Hathaway (200 room nights), Fleetcore Technologies Inc. (150 room nights), Deloitte (122 room nights) and Kohler Co. (103 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the SpringHill Suites Tarrytown Property was 7,891, 54,671 and 174,057, respectively. The 2024 estimated average household income within the same radii was $191,057, $195,523 and $187,394 respectively. The 2024 estimated population within a 1-, 3- and 5-mile radius of the Sheraton Tarrytown Property was 7,000, 58,283 and 180,371, respectively. The 2024 estimated average household income within the same radii was $186,367, $194,634 and $189,296 respectively.

Competitive Set – SpringHill Suites Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
SpringHill Suites Tarrytown	480 White Plains Road, Tarrytown, NY	2004/2019	145	76.2%	$166.89	$127.13
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hilton Garden Inn Westchester Dobbs Ferry	201 Ogden Avenue, Dobbs Ferry, NY	2018/NA	143	70% - 75%	$170 - $180	$125 - $130
Hotel Nyack	400 High Avenue, Nyack, NY	2016/2022	133	45% - 50%	$160 - $170	$80 - $85
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	70% - 75%	$160 - $170	$125 - $130

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%
Competitive Set – Sheraton Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	75.4%	$167.15	$126.10
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hyatt House White Plains	101 Corporate Park Drive, White Plains, NY	2000/2018-19	187	70% - 75%	$230 - $240	$170 - $180
Sleepy Hollow Hotel	455 South Broadway, Tarrytown, NY	1961/2007	246	40% - 45%	$150 - $160	$65 - $70
SpringHill Suites by Marriott Tarrytown Greenburgh	480 White Plains Road, Tarrytown, NY	2004/2019	145	75% - 80%	$160 - $170	$125 - $130
Tarrytown House Estate on the Hudson	49 East Sunnyside Lane, Tarrytown, NY	1965/2017	212	40% - 45%	$200 - $210	$85 - $90

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Norwalk, Connecticut

The Hilton Garden Inn Norwalk Property is located in Norwalk, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Norwalk Property is located southwest of the intersection formed by U.S. Highway 7 and West Rocks Road. The LaGuardia Airport is located approximately 30 miles to the southwest of the Hilton Garden Inn Norwalk Property.

Major employers in the Hilton Garden Inn Norwalk Property’s market include ASML US Inc., Boehringer Ingelheim, Bridgewater Associates, Ceci Brothers Inc., Charles Rutenberg, Danbury Hospital, Deloitte, Dooner & Bourke Inc., Dorel Sports and Gartner Inc. Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of September 2024 (YTD), the top corporate accounts at the Hilton Garden Inn Norwalk Property include ASML (1,122 room nights), Corporate Lodging (1,043 room nights), Moran Towing (239 room nights), General Mills (205 room nights), Lodging Source Pjtn (186 room nights), Campbell Soup (181 room nights), Van Dyk Recycling (171 room nights), Dooney & Burke (161 room nights), General Electric (145 room nights) and Xerox (110 room nights).

According to a third party market report, the 2024 est. population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Norwalk Property was 5,274, 56,563 and 142,814, respectively. The 2024 est. average household income within the same radii was $201,015, $186,093 and $195,093, respectively.

Competitive Set – Hilton Garden Inn Norwalk
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Norwalk	560 Main Avenue, Norwalk, CT	2001/2019	170	79.0%	$153.70	$121.45
Courtyard by Marriott Norwalk	474 Main Avenue, Norwalk, CT	1988/2021	145	75% - 80%	$170 - $180	$140 - $150
EVEN Hotel Norwalk	426 Main Avenue, Norwalk, CT	1988/2014	129	70% - 75%	$140 - $150	$105 - $110
Residence Inn by Marriott Norwalk	45 South Main Street, Norwalk, CT	2019/NA	102	75% - 80%	$180 - $190	$130 - $140
Watershed	353 Main Avenue, Norwalk, CT	2013/2024	96	65% - 70%	$190 - $200	$130 - $140

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Shelton, Connecticut

The Hilton Garden Inn Shelton Property is located in Shelton, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Shelton Property is located in eastern Fairfield County, in the eastern quadrant of the intersection formed by Old Stratford Road and Bridgeport Avenue. It is located near and is relatively simple to locate from State Route 8, which is the closest major thoroughfare. The Bradley International Airport is located approximately 45 miles to the northeast of the Hilton Garden Inn Shelton Property.

Major employers in the Hilton Garden Inn Shelton Property’s market include Waterbury Board of Education, Yale-New Haven Health System, Amity Regional High School, Bozzuto's Inc., Connecticut Department of Transportation, Griffin Hospital Inc., LATICRETE International Inc., Masonicare Health Center, Medtronic Inc. and Roller Bearing Company of America Inc. Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of August 2024 (YTD), the top corporate accounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

at the Hilton Garden Inn Shelton Property include Corporate Lodging (987 room nights), Lockheed Martin (294 room nights), Pitney Bowes (201 room nights), US Army Field Band (178 room nights), 109 NLRA NCOMM (102 room nights), General Electric (101 room nights), Hubbell Inc. (101 room nights), Sectra Apps (73 room nights), South Shore Kings (62 room nights) and 8U Cal Ripken (57 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Shelton Property was 4,336, 36,702 and 125,352, respectively. The 2024 estimated average household income within the same radii was $135,119, $147,637 and $141,498 respectively.

Competitive Set – Hilton Garden Inn Shelton
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Shelton	25 Old Stratford Road, Shelton, CT	1999/2019	142	74.3%	$125.43	$93.19
Courtyard by Marriott Shelton	780 Bridgeport Avenue, Shelton, CT	1990/2023	161	70% - 75%	$130 - $140	$95 - $100
Hampton by Hilton Shelton	695 Bridgeport Avenue, Shelton, CT	1998/2024	125	75% - 80%	$130 - $140	$100 - $105
Hyatt House Shelton	830 Bridgeport Avenue, Shelton, CT	2010/2018	127	75% - 80%	$140 - $150	$110 - $115
Residence Inn by Marriott Shelton Fairfield County	1001 Bridgeport Avenue, Shelton, CT	1988/2015	96	80% - 85%	$130 - $140	$110 - $115

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $582,504 and ongoing monthly deposits in an amount equal to 1/12th of the estimated annual real estate taxes, which currently equates to $145,626.

Insurance – The loan documents require an upfront deposit of $758,916 and ongoing monthly deposits in an amount equal to 1/12th of the estimated insurance premiums, which currently equates to $63,243.

Immediate Repairs - The loan documents require an upfront deposit of $46,115 for immediate repairs at the Northeastern Hotel Portfolio Properties.

HGI Norwalk Ground Rent Reserve – The loan documents require an upfront deposit of $42,389 and ongoing monthly deposits in an amount equal to 1/12th of the annual ground rent for the Hilton Garden Inn Norwalk Property, which currently equates to $42,389.

Sheraton Tarrytown Condo Assessment Reserve: The loan documents require an upfront deposit of $2,762 and ongoing monthly deposits in an amount equal to 1/12th of all common charges pursuant to the condominium budget for the succeeding 12 month period, which currently equates to $2,762 (or if no condominium budget has been provided for such period, an amount equal to 1/12th of all common charges pursuant to the condominium budget for the immediately preceding period plus the common charges that the lender estimates will be payable during such period in order to accumulate sufficient funds to pay such assessments at least 30 days prior to the date such amounts are due) for the Sheraton Tarrytown Property.

PIP Reserve – The loan documents require an upfront deposit of $5,077,834 to be used for completing the PIP work. During the continuance of a Cash Management Trigger Event Period solely as the result of a PIP Account Funding Franchise Agreement Trigger Event (as defined below), the borrower is required to deposit with the lender on each payment date all excess cash flow until the borrower has deposited with the lender an amount estimated by the lender to fund any new, amended, modified or otherwise revised PIP (“New PIP”) or any anticipated New PIP (such amount, the “New PIP Deposit Threshold”).

FF&E Reserve – The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit the greater of (i) the amount required under the franchise/management agreements and (ii) 4% of the previous month’s total gross revenues, initially estimated at $96,827.

Capital Expenditure Reserve - The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit an amount equal to 1.0% of gross income from operations for the preceding month, initially estimated at $24,207.

Lockbox and Cash Management. The Northeastern Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Northeastern Hotel Portfolio Mortgage Loan, the borrower was required to established a lender-controlled lockbox or clearing account (the “DACA Account”) and cause each present and future tenant of the property to pay all rents directly to the lockbox established in connection with the clearing account (if payment is made by check, money order or similar instrument) or directly to the clearing account (if payment is made by wire transfer). The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. On each business day during any Cash Management Trigger Event Period, funds from the DACA Account will be transferred to the cash management account. During a Cash Management Trigger Event Period, funds in the cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

management account are required to be disbursed in the manner provided in the Northeastern Hotel Portfolio Mortgage Loan documents.

A “Cash Management Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	without waiving any event of default or the assessment of late charges arising therefrom, borrower’s second failure in any consecutive 12 month period to pay a monthly debt service payment on a payment date;
(iii)	any bankruptcy action of borrower or guarantor;
(iv)	any bankruptcy action of manager, unless within 30 days of such bankruptcy action of manager either (x) such manager is replaced with a qualified manager or (y) borrower replaces such manager with the applicable borrower and self-manages the property;
(v)	the DSCR being less than 1.25x following the end of any calendar quarter; and
(vi)	the occurrence of a Franchise Agreement Trigger Event (as defined below).

A “Cash Management Trigger Event Period” will be cured upon the occurrence of the following:

(i)	with regard to clause (i) the cure of such event of default;
(ii)	with regard to clause (ii) the timely payment of the monthly debt service payment on 12 consecutive payment dates
(iii)	with regard to clause (iii) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against borrower/guarantor with respect to which neither borrower, guarantor nor any affiliate of borrower or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase borrower’s monetary obligations or guarantor’s ability to perform its obligations under the loan documents to which it is a party.
(iv)	with regards to clause (iv) (A) if borrower replaces manager with a new a qualified manager acceptable to lender in accordance with the assignment of management agreement and the loan agreement, or (B) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against manager with respect to which neither manager nor any affiliate of manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 90 days of such filing; provided that, in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect manager’s ability to perform its obligations under the management agreement;
(v)	with regards to clause (v) the earlier to occur of (x) date that the DSCR is greater than 1.35x for 2 consecutive calendar quarters and (y) the date the borrower has effectuated a cash management DSCR trigger event cure;
(vi)	with regards to clause (vi) the date on which the applicable franchise agreement trigger event cure has occurred.

A “Franchise Agreement Trigger Event” will commence upon:

(i)	the date that is 12 months prior to the expiration of the franchise agreement;
(ii)	if franchisor or borrower gives notice of its intent to terminate or not renew/extend the franchise agreement
(iii)	the expiration or termination of the franchise agreement;
(iv)	any breach or default under the franchise agreement by borrower that, with the passage of time or delivery of notice, could result in the termination by franchisor of the franchise agreement in accordance with the terms thereof;
(v)	franchisor becomes the subject of a bankruptcy action;
(vi)	the failure of any quality assurance test requirements if not remedied within the time period, if any, required under the franchise agreement;
(vii)	the date that is 12 months prior to the date of any early termination clause is exercisable pursuant to the terms of the franchise agreement;
(viii)	a 480 Tarrytown Franchise Agreement Trigger Event – payment date in August 2026, unless prior to such date (i) borrower has renewed/extended the franchise agreement for a term that expires no earlier than February 9, 2039 or executed a replacement franchise agreement and (ii) borrower has paid to lender for deposit into the PIP Account all amounts required to fund any PIP in connection with such renewal/extension.
(ix)	a 600 Tarrytown Franchise Agreement Trigger Event – 15 business days after receipt by borrower of a 600 Tarrytown new PIP notice letter, unless the aggregate amount of undisbursed funds in the FF&E Account, the Capital Expenditure Account and the PIP Account plus the amount of any 600 Tarrytown franchise agreement trigger event avoidance collateral, is at least equal to $4,312,500.

A “PIP Account Funding Franchise Agreement Trigger Event” means a Franchise Agreement Trigger Event which occurs as a result of one or more of clause (i), (ii), (iii), (viii) or (ix) of the definition thereof.

Property Management. The Sheraton Tarrytown Property is managed by Remington Tarrytown Employers, LLC, a non-borrower related entity. The SpringHill Suites Tarrytown Property, Hilton Garden Inn Norwalk Property and the Hilton Garden Inn Shelton Property are self-managed by the borrower sponsor.

Partial Release. Individual property releases are allowed in connection with a third-party arms-length sale subject to (i) defeasance of the loan in an amount equal to 115% of the ALA of the Property being released, (ii) the post-release DSCR being no less than the greater of (a) 1.50x and (b) the DSCR in effect immediately prior to the release, (iii) the post-release LTV being no greater than lesser

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

of (a) 65% and (b) the LTV in effect immediately prior to the release, and (iv) sufficient reserves to pay for any known or anticipated PIP or capex work at the remaining properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Hilton Garden Inn Norwalk Property is comprised of the borrower’s leasehold interest under three ground leases: (i) the Norwalk Electric Company ground lease, having an expiration of November 1, 2097, inclusive of extension options, (ii) the Pirri ground lease, having an expiration of October 31, 2097, inclusive of extension options, and (iii) the William A. Collins ground lease, having an expiration of November 9, 2097, inclusive of extension options. The lease with Norwalk Electric Company provides for an annual ground rent increase of 2.0% and the leases with John Pirri, Jr. and William A. Collins provide for an annual ground rent increase of 2.5%. The loan underwriting was based on current ground rent amounts at the time of loan origination.

Terrorism Insurance. The Northeastern Hotel Portfolio Mortgage Loan documents require the Northeastern Hotel Portfolio Borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Palo Alto Airport of Santa Clara County
San Francisco Bay
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Palo Alto
Garcia Ave.
101
NASA Advanced Supercomputing Division
Moffett Federal Airfield
The Golf Club at Moffett Field
Googleplex
Computer History Museum
Microsoft Silicon Valley Campus
San Antonio Rd.
X Development LLC
SAN ANTONIO
Middlefield Rd.
NASA Ames Research Ctr.
Meta Sunnyvale Campus
Lockheed Martin
Juniper Networks
Amazon Lab126
Tech Corners Campus
Foothill Coll. Sunnyvale Center
Borregas
Crossman
Google Java
Caribbean Dr.
Twin Creeks Sports Complex
Sunnyvale Baylands Park
237
South Bay Fwy
Gold St.
Lafayette St.
Santa Clara Convention Ctr.
Old Ironsides
Great America
Levi's Stadium
Fair Oaks
Vienna
Reamwood
VTA LIGHT RAIL
Yahoo
CALTRAIN
Central Expwy.
The Village at San Antonio Center
82
85
Bayshore/NASA
Symantec
Samsung Research
Google Quad Campus
VTA
Moffett Towers Building D
1100 Enterprise Way
Sunnyvale, CA 94089
Synopsys
LinkedIn Global HQ
Middlefield
Whisman
Evelyn
MTN. VIEW
DOWNTOWN MOUNTAIN VIEW
El Camino Blvd.
Apple Mathilda 3
Maude Ave.
Sunnyvale
Bayshore Fwy
Mission College
Great America Pkwy
California's Great America
Malwarebytes
Trimble Inc.
Intel
Mountain View
Central Expwy.
@Walmart Labs
SUNNYVALE
Apple Central and Wolfe Campus
Lawrence Expwy.
Scott Blvd.
Ericsson
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
El Monte Ave.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Northrop Grumman
DOWNTOWN SUNNYVALE
Kifer Rd.
Los Altos
Cuesta Park
CALTRAIN
Evelyn Ave.
LAWRENCE
NVIDIA
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Monroe St.
Foothill Expwy.
Remington Dr.
El Camino Real
Santa Clara
San Tomas Expwy.
280
Sunken Gardens Golf Course
El Camino Real
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
Wolfe Rd.
Ortega Park
Benton St.
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Cupertino Village
Kaiser Permanente Santa Clara Medical Center
Lawrence Expwy.
Homestead Rd.
Apple Park
Infinite Loop 1
Pruneridge Ave.
Saratoga Ave.
Cupertino
Junipero Serra Fwy
Agilent Technology
Stevens Creek Blvd.
The Marketplace
Main Street Cupertino
Villa Shopping Center
Stevens Creek Blvd.
De Anza College
McClellan Rd.
Cupertino Civic Center
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Novato
Vallejo
San Pablo Bay
San Rafael
Martinez
Pittsburg
Antioch
Richmond
Concord
Walnut Creek
Berkeley
Lafayette
SAN FRANCISCO
OAKLAND
Danville
San Ramon
Dublin
Livermore
Daly City
Hayward
Pleasanton
Pacifica
San Mateo
Pacific Ocean
Union City
Redwood City
Fremont
Palo Alto
Mtn. View
Santa Clara
Milpitas
Sunnyvale
Cupertino
SAN JOSE
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

No. 6 – Moffett Towers Building D
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Goldman Sachs Mortgage Company, UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/Baa3		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$42,000,000		Location:	Sunnyvale, CA
	Cut-off Date Balance(1):	$42,000,000		Size(5):	357,481 SF
	% of Initial Pool Balance:	5.8%		Cut-off Date Balance Per SF(1):	$405.62
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$405.62
	Borrower Sponsor:	Joseph K. Paul (a/k/a Jay Paul)		Year Built/Renovated:	2014 / NAP
	Guarantor:	Paul Guarantor LLC		Title Vesting:	Fee
	Mortgage Rate:	6.96000%		Property Manager:	Paul Holdings, Inc., dba Jay Paul Company
	Note Date:	July 19, 2024		Current Occupancy (As of):	100.0% (11/1/2024)
	Seasoning:	3 months		YE 2023 Occupancy:	100.0%
	Maturity Date:	August 6, 2029		YE 2022 Occupancy:	100.0%
	IO Period:	60 months		YE 2021 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$300,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$839.21
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	June 12, 2024
	Call Protection(2):	L(24),YM1(3),DorYM1(26),O(7)
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM May 31, 2024 NOI:	$16,936,938
	Additional Debt Type (Balance)(1):	Pari Passu ($103,000,000)		YE 2023 NOI:	$17,646,474
				YE 2022 NOI:	$17,394,645
				YE 2021 NOI:	$16,837,894
				U/W Revenues:	$26,115,828
Escrows and Reserves(3)				U/W Expenses:	$6,932,478
	Initial	Monthly	Cap	U/W NOI:	$19,183,350
Taxes:	$1,035,239	$207,048	NAP	U/W NCF:	$18,749,733
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.87x / 1.83x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.2% / 12.9%
Other Reserves:	$0	Springing(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.2% / 12.9%
				Cut-off Date LTV Ratio:	48.3%
				LTV Ratio at Maturity:	48.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$145,000,000	100.0%	Recapitalization(5)	$142,847,446	98.5%
			Closing Costs	1,117,315	0.8
			Reserves	1,035,239	0.7
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Moffett Towers Building D Mortgage Loan (as defined below) is part of the Moffett Towers Building D Whole Loan (as defined below), which is evidenced by 14 pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Moffett Towers Building D Whole Loan.
(2)	Voluntary prepayment with yield maintenance of the Moffett Towers Building D Whole Loan is permitted in whole (but not in part) on any business day on or after September 6, 2026. Defeasance of the Moffett Towers Building D Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Moffett Towers Building D Whole Loan note to be securitized and (ii) July 19, 2027. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2024-5C2 securitization trust in November 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows” below for further discussion of reserve information.
(4)	On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow (i) $643,031 and (ii) available cash, into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent a Lease Sweep Period from occurring.
(5)	The borrower sponsor’s recapitalization was done to refinance proceeds from the previous loan that was repaid in January 2024.

The Mortgage Loan. The sixth largest mortgage loan (the “Moffett Towers Building D Mortgage Loan”) is part of a whole loan (the “Moffett Towers Building D Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 357,481 square foot office building located in Sunnyvale, California (the “Moffett Towers Building D Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

The Moffett Towers Building D Mortgage Loan, which is evidenced by the non-controlling notes A-2-2, A-3-1, A-9 and A-10 has an outstanding principal balance as of the Cut-off Date of $42,000,000. The Moffett Towers Building D Whole Loan was originated on July 19, 2024 by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS AG”) and has an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Notes A-2-2 and A-3-1, with an aggregate outstanding principal balance as of the Cut-off Date of $35,500,000 are being sold by Goldman Sachs Mortgage Company and Notes A-9 and A-10 with an aggregate outstanding principal balance of $6,500,000 as of the Cut-off Date, are being sold by UBS AG. The Moffett Towers Building D Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Moffett Towers Building D Whole Loan is August 6, 2029.

The Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization trust. The relationship between the holders of the Moffett Towers Building D Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Moffett Towers Building D Whole Loan:

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMARK 2024-V10	Yes
A-2-1	7,000,000	7,000,000	BMARK 2024-V10	No
A-2-2	18,000,000	18,000,000	WFCM 2024-5C2	No
A-3-1	17,500,000	17,500,000	WFCM 2024-5C2	No
A-3-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-4(1)	20,000,000	20,000,000	GACC	No
A-5-1	14,500,000	14,500,000	BMARK 2024-V10	No
A-5-2(1)	5,500,000	5,500,000	GACC	No
A-6-1(1)	6,000,000	6,000,000	GACC	No
A-6-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-7	10,000,000	10,000,000	BMO 2024-5C6	No
A-8	5,000,000	5,000,000	BMO 2024-5C6	No
A-9	4,000,000	4,000,000	WFCM 2024-5C2	No
A-10	2,500,000	2,500,000	WFCM 2024-5C2	No
Total	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower for the Moffett Towers Building D Whole Loan is MT3 1100 LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Building D Whole Loan. The borrower sponsor is Joseph K. Paul (a/k/a Jay Paul). The borrower sponsor’s affiliate, Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveout liabilities under the Moffett Towers Building D Whole Loan.

The Property. The Moffett Towers Building D Property is a 357,481 SF, eight-story office building located in Sunnyvale, California that was built in 2014. The Moffett Towers Building D Property sits on approximately nine acres. The Moffett Towers Building D Property has been 100% leased to Amazon since February 2014. Amazon recently executed a seven-year renewal through February 2031 at a rental rate of $47.76 PSF with 3.0% contractual rent steps and no tenant improvement dollars. The Moffett Towers Building D Property is a portion of a larger office development known as the Moffett Towers, Phase 2 development, and represents approximately 34.6% of the square footage of the larger development. The Moffett Towers Building D Property shares common area amenities with the larger development such as a parking structure, fitness club, swimming pool, and outdoor patio.

The Moffett Towers Building D Property is part of the larger Moffett Towers Campus development, which is comprised of seven buildings built by the borrower sponsor. The campus totals 1.8 million SF of LEED certified Gold, Class A office space that is currently 100% leased. Since taking occupancy in 2014, Amazon has invested an estimated $45.0 million ($125 PSF) into the Moffett Towers Building D Property. This includes six floors of office space and a specialized lab buildout of the first two floors.

Sole Tenant.

The sole tenant at the Moffett Towers Building D Property is Amazon, pursuant to a NNN lease with a 10-year initial term that commenced in February 2014 and was recently extended through February 28, 2031. Founded in 1994 and headquartered in Seattle, Washington and Arlington, Virginia, Amazon is an online retailer and web service provider offering a wide range of products and services. The Amazon lease at the Moffett Towers Building D Property is guaranteed by Amazon.com, Inc. (rated A1/AA/AA- by Moody’s/S&P/Fitch). The Amazon lease does not contain any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to sole tenant at the Moffett Towers Building D Property:

Tenant Summary(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Amazon	Office	AA-/A1/AA	357,481	100.0%	$17,585,491	100.0%	$49.19	N	2/28/2031	2 x 7 Yr
Total/Wtd. Avg.			357,481	100.0%	$17,585,491	100.0%	$49.19

Occupied Total			357,481	100.0%	$17,585,491	100.0%	$49.19
Vacant Space			0	0.0
Total/Wtd. Avg.			357,481	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Building D Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	357,481	100.0%	357,481	100.0%	$17,585,491	100.0%	$49.19
2032	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2034	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2035 & Beyond	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
Vacant	0	NAP	0.0%	357,481	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	357,481	100.0%			$17,585,491	100.0%	$49.19
(1)	Based on the underwritten rent roll dated November 1, 2024.

The following table presents historical occupancy percentages at the Moffett Towers Building D Property:

Historical Occupancy

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moffett Towers Building D Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM 5/31/2024	U/W	%(1)	U/W $ per SF
Base Rent(2)	$15,946,343	$16,424,733	$16,917,475	$17,295,285	$17,239,787	$17,585,491	65.0%	$49.19
Credit Tenant Rent Steps(3)	0	0	0	0	0	2,138,038	7.9	5.98
Amenity Use Fee	387,155	398,769	410,732	419,905	418,558	414,509	1.5	1.16
Commercial Reimbursement Revenue	4,962,579	5,509,335	5,785,025	6,212,580	6,163,846	6,932,235	25.6	19.39
Gross Potential Rent	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$27,070,273	100.0%	$75.73
Vacancy Loss	0	0	0	0	0	(954,446)	-3.5	(2.67)
Effective Gross Income	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$26,115,828	96.5%	$73.06
Real Estate Taxes	2,299,865	2,348,647	2,376,645	2,409,276	2,411,718	2,412,207	9.2	6.75
Insurance	488,785	657,794	775,578	881,569	922,957	959,323	3.7	2.68
Repairs & Maintenance	1,762,488	1,959,668	2,034,583	2,443,900	3,004,668	3,004,668	11.5	8.41
Management Fee	478,390	492,742	507,524	518,859	517,194	527,565	2.0	1.48
General and Administrative - Direct	28,224	31,849	27,439	27,388	28,473	28,473	0.1	0.08
Other Expenses	605	4,243	(3,183)	302	242	242	0.0	0.00
Total Expenses	$5,058,357	$5,494,943	$5,718,587	$6,281,296	$6,885,252	$6,932,478	26.5%	$19.39
Net Operating Income	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$19,183,350	73.5%	$53.66
Capital Expenditures	0	0	0	0	0	71,496	0.3	$0.20
TI/LC	0	0	0	0	0	362,121	1.4	$1.01
Net Cash Flow	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$18,749,733	71.8%	$52.45

NOI DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.87x
NCF DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.83x
NOI DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	13.2%
NCF DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	12.9%
(1)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated November 1, 2024.
(3)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for Amazon's investment-grade credit rating.
(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers Whole Loan.

Appraisal. According to the appraisal dated July 1, 2024, the Moffett Towers Building D Property had an “as-is” appraised value of $300,000,000.

Environmental. According to the Phase I environmental report dated August 31, 2023, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Building D Property.

Market Overview and Competition. The Moffett Towers Building D Property sits in the Moffett Park submarket, which is located within the greater San Jose-Sunnyvale-Santa Clara metropolitan statistical area, alternatively referred to as the Silicon Valley office market. As of the first quarter of 2024, Moffett Park office submarket vacancy is 15.0%, according to a third-party market research report. Sunnyvale is considered a hub for the video game industry and is the former location of Atari’s headquarters. The top employers in Sunnyvale are Google, Apple, LinkedIn, Lockheed Martin Space Systems, and Amazon.

Escrows. At origination of the Moffett Towers Building D Whole Loan, the borrower deposited approximately $1,035,239 into an upfront tax reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially, approximately $207,048).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially, approximately $79,944). Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Moffett Towers Building D Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. At origination of the Moffett Towers Building D Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow approximately $71,496 for the payment or reimbursement of approved capital expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Lease Sweep Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $643,031 and available cash (as described under “Lockbox / Cash Management” below) into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender (as described under “Lockbox / Cash Management” below) in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent the commencement of a Lease Sweep Period (or, if already triggered, to terminate such Lease Sweep Period).

Lockbox / Cash Management. The Moffett Towers Building D Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept daily into a cash management account and applied according to the cash flow waterfall in the Moffett Towers Building D Whole Loan documents. During a Trigger Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Moffett Towers Building D Whole Loan, unless a Lease Sweep Period exists, in which case all excess cash will be swept to a lease sweep reserve for leasing expenses in connection with a replacement Lease Sweep Lease (as defined below).

A “Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and ending if (A) with respect to a Trigger Period commenced pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period commenced due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents (and no other Trigger Period is then continuing), and (C) with respect to a Trigger Period commenced due to clause (iii), the Lease Sweep Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents, as described below (and no other Trigger Period is continuing).

A “Lease Sweep Period”:

(i) will commence on the first monthly payment date following the earliest to occur of any of the following (each, a “Lease Sweep Trigger”):

(a) the date on which, with respect to any “Lease Sweep Lease” (defined as (x) the Amazon lease or (y) any lease which is entered into by borrower in replacement of the Amazon lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises lease sweep space equal to or greater than 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease as of the loan origination date), (i) the related tenant cancels or terminates its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) the related tenant delivers to the borrower or property manager a notice to the effect that it is canceling or terminating its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease; provided, however, no Lease Sweep Period will commence pursuant this clause (i)(a) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease(s) with one or more investment-grade entities covering the terminated space, provided that such replacement lease is a Qualified Lease (as defined below) and provided that the Occupancy Conditions (as defined below) are satisfied with respect to such replacement lease within ten business days of the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(b) the date on which, with respect to any Lease Sweep Lease, the related tenant ceases operating its business (i.e., “goes dark”) at 20% or more of its space on a rentable square foot basis; provided, however, that if the tenant (x) is Amazon, (y) is one or more investment-grade entities or (z) has subleased the dark space portion of its premises to one or more investment-grade entities which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, in any such case, such tenant will be deemed not to have ‘gone dark’ for purposes of this clause (b) and no Lease Sweep Period will commence pursuant to this clause (b);

(c) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(d) upon the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease;

(e) the date on which, with respect to the Amazon lease, neither Amazon nor its parent company is rated as an investment-grade entity; or

(f) solely with respect to the occurrence of a casualty during any period when the Amazon lease is in effect, upon the delivery of a Repair Notice (as such term is defined in the Amazon lease) to Amazon that indicates that the anticipated period for repairing the damage resulting from such casualty exceeds 270 days from the date of such casualty (a Repair Notice in such case, a “Termination Option Repair Notice”), pursuant to which Amazon has the option to terminate subject to the terms and conditions set forth in the Amazon lease; and

(ii) will end on the earliest of the applicable of the following to occur:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

(1) in the case of clause (i)(a), the date on which, with respect to each Lease Sweep Lease space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement lease(s) are qualified leases and provided that the Occupancy Conditions are satisfied;

(2) in the case of clause (i)(b) or (i)(e), the date on which either (A) with respect to clause (i)(b) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement tenant(s) and lease(s) are Qualified Leases and provided that the Occupancy Conditions are satisfied or (B) for a dark period event with respect to clause (i)(b) or an Amazon downgrade event (with respect to clause (1)(e)), Amazon (or its parent) is restored as an investment-grade entity or the entirety of the lease sweep space has been sublet to an investment-grade entity which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent (or, alternatively, sufficient funds have been deposited into the lease sweep account to account for all remaining scheduled free rent periods or rent abatements periods under such lease) at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(3) in the case of clause (i)(c) above, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(4) in the case of clause (i)(d) above, the applicable tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender;

(5) in the case of clause (i)(f) above, if Amazon does not exercise (or does not send notice to the borrower of its intention to exercise) its right to terminate the Amazon lease within 45 days after the delivery to Amazon of a Termination Option Repair Notice;

(6) in the case of clause (i)(f) above, if Amazon does exercise (or sends notice to the borrower of its intention to exercise) its right to terminate the Amazon lease after receipt of such Termination Option Repair Notice, the date on which all of the following are satisfied: (A) the entirety of the applicable lease sweep space is leased pursuant to one or more Qualified Leases and (B) the Occupancy Conditions are satisfied with respect to all such Qualified Leases;

(7) in the case of all Lease Sweep Triggers, the date on which the borrower has delivered a letter of credit to the lender with a face amount equal to $7,716,370, unless, the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed $7,716,370 (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (1) above); and

(8) in the case of all Lease Sweep Triggers other than a tenant insolvency proceeding, the date on which the aggregate amount of funds transferred into the lease sweep account (including any related termination payments with respect to the Lease Sweep Lease(s) in question deposited into the lease sweep account) equals the applicable lease sweep reserve cap set forth in the Moffett Towers Building D Whole Loan documents (for the avoidance of doubt: (x) a Lease Sweep Period terminating pursuant to this clause (ii)(8) will terminate once funds in an amount equal to the applicable lease sweep reserve cap (representing an aggregate amount equal to $55.00 per square foot of the applicable tenant space (except such cap will not apply in the event of a lease sweep tenant insolvency proceeding)) have been transferred into the lease sweep account over the course of the Lease Sweep Period; but all of such funds will not have to be, at any one time, on deposit all at once in such lease sweep account) and (y) if a Lease Sweep Trigger is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest lease sweep reserve cap applicable to all then continuing Lease Sweep Triggers, such that each Lease Sweep Trigger will be treated as concurrent and not duplicative or independent of another.

A “Low DSCR Period” will (i) commence if, as of any calculation date, (A) the Moffett Towers Building D Property is not fully leased to either (a) Amazon or (b) an investment-grade entity with a credit rating that is at least equal to the credit rating of Amazon as of the origination date, in either case pursuant to a lease that is substantially on the same or better terms as the Amazon lease, and (B) the debt service coverage ratio is less than 1.10x and (ii) will end on the date a debt service coverage ratio of at least 1.10x is achieved for at least one calculation date, as determined by the lender.

“Occupancy Conditions” means, with respect to the Lease Sweep Lease space in question, (I) with respect to Lease Sweep Lease space at least equal to the requisite space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the relevant tenant) that (A) the entirety of such requisite space is leased (or, in the case of a lease renewal or extension, continues to be leased) under one or more Qualified Leases, (B) all contingencies under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) to the effectiveness of such lease(s) have been satisfied and the rent commencement date under all such lease(s) has been set, (C) all leasing commissions payable in connection with the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, sufficient funds have been retained in the lease sweep account for such purposes (the “Unpaid TILC Obligation Amount”), (D) the tenant under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) has actually commenced paying full contractual rent and any initial free rent period or period of partial rent abatements has expired or, alternatively,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

sufficient funds will be retained in the lease sweep account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”), and (E) the tenant(s) under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have accepted delivery of the demised premises (i.e., the lease has commenced), (II) in the event that the conditions under the foregoing clause (I) are satisfied by Qualified Leases that demise requisite space that is less than 100% of the rentable square feet demised under the Amazon lease as of the origination date (the difference between such space leased under the Amazon lease and the space leased under such Qualified Lease demised to satisfy the foregoing clause (I) being the “Remaining Lease Sweep Space”), the then aggregate amount of funds on deposit in the lease sweep account on account of the Remaining Lease Sweep Space and not previously disbursed or applied (and not allocable to the Unpaid Landlord Obligations Amount), is equal to or greater than the product of (x) the applicable per rentable square foot lease sweep reserve cap and (y) the rentable square feet of the Remaining Lease Sweep Space (including, without limitation, all approved leasing expenses, free rent periods and/or rent abatement periods) and (III) the debt service coverage ratio after giving effect to the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) (taking into account the Remaining Rent Abatement Amount as rents) is no less than a debt service coverage ratio of at least 1.20x.

A “Qualified Lease” means a replacement Lease Sweep Lease or a renewal or extension of an existing Lease Sweep Lease (i) entered into in accordance with the Moffett Towers Building D Whole Loan documents, (ii) (A) in the case of any lease renewal or extension, having an initial term of no less than seven years from the date that the term of the lease being renewed or extended expired (or will expire, if applicable) or (B) in the case of any replacement lease, having an initial term of no less than seven years from the date that the term of the lease being replaced expired and (iii) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Lease Sweep Lease being replaced, renewed or extended; provided, that, in the event the economic terms in the Lease Sweep Lease being replaced are not commercially reasonable for the market at such time in question, such economic terms may be reduced to reflect such market terms, subject to the lender’s reasonable approval.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

CENTRAL PARK
The Pond
MANHATTAN
Midtown
Diamond District
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 40th St.
E. 39th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
Broadway
METRO NORTH
222 Central Park South
Central Park Tower
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
111 West 57th Street
9 West 57th
Carnegie Hall
Le Méridien New York
Theodore Roosevelt Home
The Crown Building
Park Central Hotel NY
New York City Center
Conrad New York Midtown
St. Regis Hotel
The Peninsula New York
New York Hilton Midtown
53W53
Museum of Modern Art
Broadway Theater
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
AXA Equitable Building
75 Rockefeller Plaza
345 Park
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
1251 Ave. of the Americas
Ice Rink
ROCKEFELLER CENTER
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Morgan Stanley Building
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
Viacom Intl.
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Bank of America Tower
The Chatwal
Grand Central Terminal
Paramount Building
TIMES SQUARE
4 Times Square
One Vanderbilt
505 Fifth Ave.
Consulate General of Australia
Rockefeller Center
1 30 Rockefeller Plaza New York, NY
2 45 Rockefeller Plaza New York, NY
3 10 Rockefeller Plaza New York, NY
4 1230 Avenue Of The Americas New York, NY
5 50 Rockefeller Plaza New York, NY
6 1 Rockefeller Plaza New York, NY
7 600 Fifth Avenue New York, NY
8 620 Fifth Avenue New York, NY
9 610 Fifth Avenue New York, NY
10 1270 Avenue Of The Americas New York, NY
11 30 Rock Condos New York, NY
12 The Little Nell New York, NY
13 Radio City Music Hall New York, NY
14 1240 Avenue Of The Americas New York, NY
15 1258 Avenue Of The Americas New York, NY
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Little Italy
Lower East Side
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

No. 7 – Rockefeller Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	A+/AAA/Aaa		Property Type – Subtype(6):	Various - Various
	Original Principal Balance(1):	$40,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$40,000,000		Size:	7,207,470 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$273.12
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$273.12
	Borrower Sponsors:	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC		Year Built/Renovated:	Various/Various
	Guarantor:	Tishman Speyer Crown Equities LLC		Title Vesting:	Fee
	Mortgage Rate(2):	5.39209%		Property Manager:	Tishman Speyer Properties, L.L.C. (borrower-related)
	Note Date:	October 18, 2024		Current Occupancy (As of):	92.6% (7/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	90.7%
	Maturity Date:	November 9, 2029		YE 2022 Occupancy:	90.7%
	IO Period:	60 months		YE 2021 Occupancy:	89.4%
	Loan Term (Original):	60 months		As-Is Appraised Value(7):	$6,100,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(7):	$846.34
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	July 31, 2024
	Call Protection(3):	L(24),D(29),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(8)
	Additional Debt(1):	Yes		TTM NOI (7/31/2024):	$305,588,525
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($1,928,500,000); B-Note ($1,531,500,000); Future Mezzanine		YE 2023 NOI:	$272,403,335
				YE 2022 NOI:	$256,670,015
				YE 2021 NOI:	$210,968,405
				U/W Revenues:	$746,062,620
Escrows and Reserves(5)				U/W Expenses:	$386,983,682
	Initial	Monthly	Cap	U/W NOI:	$359,078,938
Taxes	$0	Springing	NAP	U/W NCF:	$336,015,034
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.38x / 3.17x
Replacement Reserve	$0	Springing	$2,162,241	U/W Debt Yield based on NOI/NCF(1):	18.2% / 17.1%
TI/LC Reserve	$0	$1,801,868	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.2% / 17.1%
Specified Tenant Reserves:	$246,794,668	$0	NAP	Cut-off Date LTV Ratio(1)(7):	32.3%
				LTV Ratio at Maturity(1)(7):	32.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$3,500,000,000	100.0%	Senior CMBS Loan Payoff	$1,693,761,952	48.4%
			Mezzanine Loan Payoff	1,232,641,045	35.2
			Upfront Reserves	246,794,668	7.1
			Return of Equity	160,315,156	4.6
			Closing Costs	89,694,962	2.6
			30 Rock Condo Acquisition Loan(8)	$76,792,216	2.2
Total Sources	$3,500,000,000	100.0%	Total Uses	$3,500,000,000	100.0%
(1)	The Rockefeller Center Mortgage Loan (as defined below) is part of the Rockefeller Center Whole Loan (as defined below) with an original aggregate principal balance of $3,500,000,000. The Underwriting and Financial Information presented above are based on the Rockefeller Center Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI, U/W Debt Yield at Maturity based on NOI, U/W DSCR based on NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the Rockefeller Center Whole Loan are $486.61, $486.61, 10.3%, 10.3%, 1.54x, 57.4% and 57.4%, respectively.
(2)	Reflects the Rockefeller Center Senior Loan only. The Rockefeller Center Subordinate Companion Loan (as defined below) bears interest at the rate of 7.29912823832844% per annum.
(3)	Defeasance of the Rockefeller Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Rockefeller Center Whole Loan to be securitized and (b) December 9, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” below for further discussion of reserve requirements.
(6)	See “The Properties” section below for further discussion.
(7)	The individual Rockefeller Center Properties (as defined below) have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the rounded appraised value.
(8)	The 30 Rock Condo Acquisition Loan encumbers approximately 215,031 SF (approximately 15% of 30 Rockefeller Plaza property’s SF) across six floors at the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007 and separately financed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The Mortgage Loan. The seventh largest mortgage loan (the “Rockefeller Center Mortgage Loan”) is part of a whole loan evidenced by six senior promissory notes in the aggregate original principal amount of $1,968,500,000 (the “Rockefeller Center Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $1,531,500,000 that are subordinate to the Rockefeller Center Senior Loan (the “Rockefeller Center Subordinate Companion Loan”, and together with the Rockefeller Center Senior Loan, the “Rockefeller Center Whole Loan”). The Rockefeller Center Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The Rockefeller Center Whole Loan is secured by the borrowers’ fee simple interest in a 7,207,470 SF, 13-building primarily mixed use office and retail (including attractions) hospitality and theater complex located in New York, New York (the “Rockefeller Center Properties” or “Rockefeller Center”). The Rockefeller Center Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Rockefeller Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the ROCK Trust 2024-CNTR securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$1,121,100,000	$1,121,100,000	ROCK 2024-CNTR	Yes
A-2	$747,400,000	$747,400,000	ROCK 2024-CNTR	No
A-3(1)	$30,000,000	$30,000,000	BANA	No
A-4	$20,000,000	$20,000,000	WFCM 2024-5C2	No
A-5(1)	$30,000,000	$30,000,000	BANA	No
A-6	$20,000,000	$20,000,000	WFCM 2024-5C2	No
Total Senior Notes	$1,968,500,000	$1,968,500,000

Subordinate Notes
B-1, B-2	$1,531,500,000	$1,531,500,000	ROCK 2024-CNTR	No
Total (Whole Loan)	$3,500,000,000	$3,500,000,000
(1)	Expected to be securitized in future transactions.

The Borrowers and Borrower Sponsors. The borrowers are RCPI Landmark Properties, L.L.C., RCPI 30 Rock 22234849, L.L.C. and RCPI 600 Fifth Holdings, L.L.C., each a Delaware limited liability company and single purpose entity with two independent directors. The borrowers are owned by a joint venture between the borrower sponsors, Tishman Speyer Properties, L.P. (“Tishman”) and Henry Crown and Company S LLC (“HCC”). The non-recourse carveout guarantor for the Rockefeller Center Whole Loan is Tishman Speyer Crown Equities LLC. The obligations of the non-recourse carveout guarantors are limited as set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Rockefeller Center Whole Loan.

Tishman is a leading owner, developer, operator, and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Brazil, and Asia, building and managing premier office, residential, life science, and retail space in over 35 key global markets for industry-leading tenants. Their assets include New York City's Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 84 million SF worth nearly $65 billion.

HCC has origins dating back to 1919 and is a Chicago-based, privately held organization that oversees the interests of the Crown Family. Their portfolio includes investments in publicly traded securities, real estate, private investments, and privately held operating companies.

The Properties. The Rockefeller Center Properties are comprised of 7,207,470 SF across 13 mixed-use office and retail, hospitality and theater, Class A buildings located on a 12-acre site in Midtown Manhattan, New York. The Rockefeller Center Properties encompass the six square blocks between Fifth Avenue and Avenue of the Americas to the east and the west, respectively, and West 48th and West 51st Streets to the south and the north, respectively. The Rockefeller Center Properties were constructed in phases from 1890-1952, centered around a private street, known as Rockefeller Plaza (the “Plaza”). In 1985, the original sections of Rockefeller Center (building exteriors and interior portions of 30 Rockefeller Plaza, 45 Rockefeller Plaza, One Rockefeller Plaza and Radio City Music Hall) were declared as landmarked by the New York City Landmarks Preservation Commission. From 2019 through July 2024, the borrower sponsors invested approximately $419.1 million across Rockefeller Center to add to the existing entertainment options at the Rockefeller Center Properties, modified the elevators at 45 Rockefeller Plaza, and made other base building improvements.

In total, the Rockefeller Center Properties consist of approximately 5.5 million SF of office space, approximately 1.4 million SF of retail space, approximately 280,000 SF of storage space and a 652-space garage. As of July 1, 2024, the Rockefeller Center Properties were 92.6% leased to a diverse tenant roster of more than 400 unique tenants with a weighted average lease term remaining of approximately 13 years. Historical occupancy since 2015 has averaged 92.9%. Rockefeller Center is the corporate headquarter location for tenants including Deloitte LLP, Lazard Group LLC, Christie’s, NBC Universal Media, and Simon & Schuster, Inc. Major retail tenants include FAO Schwarz, Lego, Nintendo World, Alo Yoga and Tiffany & Co. amongst others. The approximately 100 retail tenants generated approximately $369 million in total sales as of TTM July 2024. The approximately 40 restaurant tenants at the Rink Level generated approximately $55.2 million in total sales as of TTM July 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Rockefeller Center is an internationally known destination that contains a wide range of attractions, including: the Top of the Rock Observation Deck, with recently added features including The Beam and Skylift, The Rink at Rockefeller Center, with the adjacent Rink Level retail dining center, Radio City Music Hall (a 6,000-seat theater operated by Madison Square Garden), Rainbow Room, 620 Loft & Gardens and Radio Park, a 24,000 SF private outdoor park atop Radio City Music Hall exclusively for Rockefeller Center tenants during business hours, but open to the public for private events. As of TTM July 2024, the Rockefeller Center Properties have seen more than 35 million visitors.

The borrower sponsors own a condominium interest in three interconnected buildings (30 Rockefeller Plaza, 1250 Avenue of the Americas, and the Studio building between and contiguous to 30 Rockefeller Plaza and 1250 Avenue of the Americas) totaling 54 condominium units, and an approximately 53.1% undivided interest in the common elements. The borrower’s collateral includes the following floors: subbasement, concourse, exterior patio, street level, mezzanine level, mechanical space on floor 2, 19, 20, 22-45, 48-50, 54-69 and the roof, and excludes the following floors: 2 (with the exception of select mechanical space) 3-18, 21, 46- 47 and 51-53. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC, a Delaware limited liability company), and leased (or sub-leased, as the case may be) to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an “executive committee consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.

The following table presents certain information for the Rockefeller Center Properties:

Rockefeller Center Properties Summary
Property	Year Built	Property Type/Sub Type	Allocated Cut-Off Mortgage Loan Amount	Size(1)	Occ.(1)	Top Tenant(1)	% SF	U/W NOI	% U/W NOI	Appraised Value(2)
30 Rockefeller Plaza(3)(4)	1932	Mixed Use/ Office/Retail	$17,132,571	1,627,738	89.9%	Deloitte LLP	31.1%	$162,927,882	45.4%	$2,602,679,711
45 Rockefeller Plaza	1934	Mixed Use/ Office/Retail	$5,638,857	1,299,726	91.4%	Baker & Hostetler LLP	11.8%	$54,313,260	15.1%	$860,000,000
10 Rockefeller Plaza(5)	1939	Mixed Use/ Office/Retail	$3,056,000	481,299	100.0%	Christie's	54.0%	$22,308,605	6.2%	$466,000,000
1230 Avenue Of The Americas	1939	Office/CBD	$2,984,000	739,920	99.5%	Simon & Schuster, Inc.	40.6%	$30,639,067	8.5%	$455,000,000
50 Rockefeller Plaza	1938	Mixed Use/ Office/Retail	$2,163,429	508,677	95.1%	Katten Muchin Rosenman LLP	28.3%	$21,715,563	6.0%	$330,000,000
1 Rockefeller Plaza	1936	Office/ CBD	$1,606,857	613,308	91.5%	Atalaya Capital Management LP	4.2%	$13,970,917	3.9%	$245,000,000
600 Fifth Avenue	1952	Mixed Use/ Office/Retail	$1,573,714	436,788	90.0%	Lazard Group LLC	19.3%	$14,557,163	4.1%	$240,000,000
620 Fifth Avenue(6)	1936	Mixed Use/ Office/Retail	$1,475,429	124,152	99.2%	NBC	40.7%	$8,856,480	2.5%	$225,000,000
610 Fifth Avenue	1932	Mixed Use/ Office/Retail	$1,212,571	134,265	89.8%	Catterton Latin America Management L.L.C.	13.6%	$10,060,108	2.8%	$185,000,000
1270 Avenue Of The Americas	1931	Office/CBD	$996,571	521,518	77.4%	1270 Office Suites LLC	7.1%	$8,823,398	2.5%	$152,000,000
30 Rock Condos(7)	1932	Office/CBD	$656,000	NAP	NAP	NAP	NAP	NAV	NAV	$100,000,000
The Little Nell(5)	1939	Hospitality/ Full Service	$656,000	160,019	100.0%	Little Nell Big Apple	100.0%	NAV	NAV	$100,000,000
Radio City Music Hall(8)	1932	Other/ Theater	$537,143	548,250	100.0%	Radio City Productions LLC	100.0%	$8,107,253	2.3%	$82,000,000
1240 Avenue Of The Americas	1890	Retail/ Anchored	$174,857	5,761	100.0%	Rock Center Townhouse F & B, LLC	63.4%	$1,571,077	0.4%	$26,606,122
1258 Avenue Of The Americas	1933	Retail/ Single Tenant	$136,000	6,049	100.0%	Warby Parker Retail Inc	100.0%	$1,228,165	0.3%	$20,714,166
Total / Wtd. Avg.			$40,000,000	7,207,470	92.6%		100.0%	$359,078,938	100.0%	$6,100,000,000
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	The individual properties for the Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(3)	The borrower sponsor owns approximately 56% of the 30 Rockefeller Plaza building. NBC is a tenant in both the portion of 30 Rockefeller Plaza property that will serve as collateral for the Rockefeller Center Whole Loan and owns the remaining portion of 30 Rockefeller Plaza building which will not serve as collateral for the Rockefeller Center Whole Loan. All figures referencing 30 Rockefeller Plaza property in this term sheet are collateral for the Rockefeller Center Whole Loan.
(4)	30 Rockefeller Plaza property includes tourist attractions including Observation Deck including The Bean and Skylift (17.0% of U/W NOI), The Rink at Rockefeller Center (2.1% of U/W NOI) and an event space, Rainbow Room (0.6% of U/W NOI). Top of the Rock is a three-level indoor and outdoor observation deck at 30 Rockefeller Plaza, occupying floors 67, 69 and 70. The Rink at Rockefeller Center is a skating rink located at the base of 30 Rock in the middle of the Rockefeller Center campus. The skating rink is seasonal, typically open from October to March. Rainbow Room is a premier private event space for corporate receptions, galas, weddings, celebrations and other special events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%
(5)	620 Fifth Avenue includes RC Venues (0.5% of U/W NOI), which comprises of indoor loft and outdoor garden, a reflection pool, that offers views of historic Saint Patrick’s Cathedral and all of Rockefeller Center.
(6)	With respect The Little Nell property, the borrower sponsor has entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of the 10 Rockefeller Plaza property (which were previously utilized as office space) with Little Nell Big Apple to convert such floors to hotel use. Little Nell Big Apple is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to the Little Nell property is included in the 10 Rockefeller Plaza property.
(7)	Radio City Music Hall is the largest indoor theatre in the world, well-known for the annual Radio City Christmas Spectacular featuring the Rockettes. The Great Stage measures 60 feet high and 100 feet wide. Radio City Music Hall is a designated landmark by the New York City Landmarks Preservation Commission. In 2021, Radio City renewed its lease for 15 years starting in 2023 and the hall is operated by Madison Square Garden.

Major Tenants.

Deloitte LLP (506,091 square feet, 7.0% net rentable area, 8.7% underwritten base rent, September 30, 2028, expiration). Deloitte LLP (“Deloitte”) is a provider of audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services across more than 150 countries and territories. Deloitte has been a tenant at 30 Rockefeller Plaza since 2011, and currently leases 506,091 SF across 14 floors in three contiguous blocks. Deloitte’s lease has a current expiration of September 30, 2028, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Deloitte pays a base rent of $83.65 PSF, which is inclusive of rent steps through September 2025.

Lazard Group LLC (444,100 square feet, 6.2% of net rentable area; 8.0% of underwritten base rent, October 31, 2033, expiration). Founded in 1848, Lazard Group LLC (“Lazard”) is a financial advisory and asset management firms, with operations in North America, South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard leases space at four properties: 30 Rockefeller Plaza (324,180 SF), 600 Fifth Avenue (84,335 SF) and 50 Rockefeller Plaza (482 SF). Lazard’s lease has a current expiration of October 31, 2033, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Lazard pays an annual base rent of $86.85 PSF, which represents straight lined rent through the end of the end of the loan term.

Christie's (373,212 square feet; 5.2% of net rentable area; 5.6% of underwritten base rent, March 31, 2050, expiration). Founded in 1766, Christie’s is an art and luxury business with a physical presence in 46 countries throughout the Americas, Europe, Middle East, and Asia Pacific, and flagship international sales hubs in New York, London, Hong Kong, Paris and Geneva. Christie’s network of specialists offers its clients a full portfolio of global services, including art appraisal, art financing, international real estate and education. Christie’s auctions span more than 80 art and luxury categories, at price points ranging from $500 to over $100 million. Christie’s leases both office (144,475 SF) and retail (228,737 SF) space at two properties: 10 Rockefeller Plaza (259,712 SF) and 1230 Avenue Of The Americas (113,500 SF). Christie’s lease has a current expiration of March 31, 2050, with two ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Christie’s pays an annual base rent of $72.34 PSF, which is inclusive of rent steps through September 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents certain information relating to the tenancy at the Rockefeller Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Rent PSF	Annual U/W Rent	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Deloitte LLP	NR/NR/NR	(3)	506,091	7.0%	$83.65	$42,333,317	8.7%	9/30/2028	2 x 5yr or 1 x 10yr	N
Lazard Group LLC	BBB+/Baa3/BBB+	(4)	444,100	6.2%	$86.85	$38,571,135	8.0%	10/31/2033	2 x 5yr or 1 x 10yr	N
Christie’s	NR/NR/NR	(5)	373,212	5.2%	$72.34	$26,996,815	5.6%	3/31/2050	2 x 10yr	N
JPMorgan Chase Bank, National Association	AA-/A1/A-	(6)	280,253	3.9%	$80.96	$22,689,474	4.7%	8/31/2037	1 x 5yr	N
NBC	A-/A3/A-	(7)	194,277	2.7%	$108.99	$21,173,609	4.4%	Various(6)	2 x 5yr	N
Simon & Schuster, Inc.	NR/NR/NR	1230 Avenue Of The Americas	300,120	4.2%	$63.95	$19,193,544	4.0%	11/30/2034	1 x 5yr	N
Radio City Productions LLC	NR/NR/NR	(8)	578,313	8.0%	$22.48	$13,000,000	2.7%	8/31/2038	1 x 10yr	N
Baker & Hostetler LLP	NR/NR/NR	45 Rockefeller Plaza	153,592	2.1%	$74.50	$11,442,604	2.4%	2/28/2027	2 x 5yr	N
Katten Muchin Rosenman LLP	NR/NR/NR	50 Rockefeller Plaza	143,899	2.0%	$82.35	$11,850,620	2.4%	7/31/2032	2 x 5yr or 1 x 10yr	N
Tishman Speyer Properties, L.P.	NR/NR/NR	(9)	128,917	1.8%	$86.42	$11,140,513	2.3%	Various(8)	1 x 5yr and 1x1 yr	N
Total Major Tenants			3,102,774	43.0%	$70.39	$218,391,631	45.1%
Non-Major Tenants			3,571,597	49.6%	$74.45	$265,905,034	54.9%
Occupied Collateral Total			6,674,371	92.6%	$72.56	$484,296,665	100.0%

Vacant Space			533,099	7.4%

Collateral Total			7,207,470	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Deloitte LLP leases spaces across two properties: 30 Rockefeller Plaza and 30 Rock Condos.
(4)	Lazard Group LLC leases spaces across four properties: 30 Rockefeller Plaza, 30 Rock condos, 50 Rockefeller Plaza and 600 Fifth Avenue.
(5)	Christie’s leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza). Christie’s recently signed an extension through 2050.
(6)	JPMorgan Chase Bank, National Association leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza).
(7)	NBC occupies space across seven properties (620 Fifth Avenue – 50,570 SF, 4/30/2031; 600 Fifth Avenue – 9,063 SF, 1/26/2031; 50 Rockefeller Plaza – 3,100 SF, 9/30/2030, 3,362 SF, 1/26/2031, 4,582 SF, 2/29/2032; 45 Rockefeller Plaza – 629 SF, 1/26/2031; 30 Rockefeller Plaza – 93,043 SF, 2024-2034; 10 Rockefeller Plaza – 25,808 SF, 12/31/2038; and 1 Rockefeller Plaza – 556 SF, 1/26/2031, 3,564 SF, 12/31/2040).
(8)	Radio City Productions LLC leases spaces across three properties (Radio City Music Hall, 50 Rockefeller Plaza and 1270 Avenue Of The Americas).
(9)	Tishman Speyer Properties, L.P. is one of the borrower sponsor and occupies space across three properties (50 Rockefeller Plaza – 1,367 SF, 3/31/2039; 45 Rockefeller Plaza – 118,967 SF, 3/31/2039; 1270 Avenue Of The Americas – 552 SF, 11/30/2024, 8,031 SF, 4/30/2025).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents sales information related to certain tenants at the Rockefeller Center Property:

Tenant Sales(1)
Tenant Name	Building	2019(2)	2020(2)	2021(2)	2022(2)	2023(2)	TTM July 2024	TTM July 2024 Sales PSF
Banana Republic	45 Rockefeller Plaza	$19,038,269	$4,123,230	$7,617,356	$11,959,817	$11,617,332	$13,196,192	$277
FAO ROC Holdings LLC	30 Rockefeller Plaza	$23,219,653	$4,770,887	$13,706,152	$24,081,707	$31,160,656	$34,775,747	$1,713
Urbn US Retail LLC (Anthropologie)	50 Rockefeller Plaza	$12,720,885	$2,439,595	$4,771,098	$8,278,731	$13,285,501	$13,537,050	$620
Grace Holmes, Inc. (J.Crew)	30 Rockefeller Plaza	$12,924,379	$4,655,393	$5,623,264	$9,499,137	$11,739,208	$11,994,154	$871
NES Merchandising, Inc. (Nintendo World)	10 Rockefeller Plaza	$19,636,952	$5,515,369	$14,530,156	$19,267,693	$21,423,658	$19,624,649	$1,523
Lego Brand Retail, Inc.	45 Rockefeller Plaza	$12,679,477	$3,872,609	$7,864,670	$17,953,695	$20,579,995	$22,066,095	$1,832
Alo, LLC	600 Fifth Avenue	$0	$0	$0	$4,565,333	$14,174,628	$16,293,409	$1,717
Del Frisco’s Grille of New York LLC	50 Rockefeller Plaza	$12,138,089	$5,045,499	$8,578,896	$10,470,379	$10,712,434	$10,453,475	$2,226
Bill’s Bar & Burger R.C., LLC	45 Rockefeller Plaza	$10,155,397	$2,046,318	$3,350,709	$8,821,509	$10,915,380	$11,197,691	$1,145
Limani 51, LLC	45 Rockefeller Plaza	$8,460,852	$2,602,482	$5,196,117	$8,429,001	$8,810,762	$8,009,770	$1,010
(1)	All sales and sales PSF information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the lease rollover schedule at the Rockefeller Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
MTM/2024	53	154,190	2.1%	154,190	2.1%	$5,189,399	1.1%	$33.66
2025	73	271,100	3.8%	425,290	5.9%	$20,746,563	4.3%	$76.53
2026	66	218,472	3.0%	643,762	8.9%	$18,576,718	3.8%	$85.03
2027	82	483,449	6.7%	1,127,211	15.6%	$47,431,002	9.8%	$98.11
2028	94	747,567	10.4%	1,874,778	26.0%	$64,772,555	13.4%	$86.64
2029(3)	55	166,944	2.3%	2,041,722	28.3%	$14,397,233	3.0%	$86.24
2030	109	234,410	3.3%	2,276,132	31.6%	$18,307,244	3.8%	$78.10
2031	40	209,922	2.9%	2,486,054	34.5%	$17,959,154	3.7%	$85.55
2032	39	243,395	3.4%	2,729,449	37.9%	$18,635,896	3.8%	$76.57
2033	59	734,522	10.2%	3,463,971	48.1%	$64,078,905	13.2%	$87.24
2034	48	730,908	10.1%	4,194,879	58.2%	$56,204,188	11.6%	$76.90
Thereafter	237	2,479,492	34.4%	6,674,371	92.6%	$137,997,807	28.5%	$55.66
Vacant	0	533,099	7.4%	7,207,470	100.0%	$0	0.0%	$0.00
Total/Weighted Average	955	7,207,470	100.0%			$484,296,665	100.0%	$72.56(4)
(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Rockefeller Center Whole Loan has a maturity date of November 9, 2029.
(4)	Total/Wtd. Avg. Annual Gross U/W Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockefeller Center Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	7/1/2024(2)
94.0%	92.4%	89.4%	90.7%	90.7%	92.6%

(1)	Information obtained from the borrower and reflects office and retail space at the property.
(2)	Information obtained from the underwritten rent roll as of July 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rockefeller Center Property:

	2019	2020	2021	2022	2023	7/31/2024 TTM	U/W	%(1)	U/W $ per SF
In-Place Rent	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$472,577,190(2)	90.4%	$65.57
Rent Steps	$0	$0	$0	$0	$0	$0	$9,092,872(3)	1.7%	$1.26
SL Rent	$0	$0	$0	$0	$0	$0	$2,626,603(4)	0.5%	$0.36
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$0	$38,290,058	7.3%	$5.31
Net Rentable Income	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$522,586,724	100.0%	$72.51
Recoveries	$81,267,448	$67,159,607	$53,993,015	$52,381,284	$49,755,985	$42,823,716	$47,063,817	9.0%	$6.53
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($41,578,749)	(8.0%)(5)	($5.77)
Observation Deck Income	$87,810,972	$13,905,668	$20,758,855	$56,815,949	$63,377,324	$74,374,418	$102,230,616(6)	19.6%	$14.18
Other Income	$91,715,321	$53,249,746	$76,009,185	$108,507,095	$130,503,958	$128,226,540	$115,760,212(7)	22.2%	$16.06
Effective Gross Income	$730,039,926	$590,616,826	$559,266,592	$627,505,587	$679,696,998	$694,432,418	$746,062,620	142.8%	$103.51

Real Estate Taxes	$141,090,777	$145,843,480	$143,384,782	$135,797,910	$132,727,079	$132,809,056	$133,986,693	18.0%	$18.59
Insurance	$7,287,699	$9,440,987	$10,964,123	$12,265,953	$12,529,642	$13,435,619	$15,091,435	2.0%	$2.09
Other Expenses	$237,506,619	$200,063,967	$193,949,282	$222,771,709	$262,036,942	$242,599,218	$237,905,554	31.9%	$33.01
Total Expenses	$385,885,095	$355,348,434	$348,298,187	$370,835,572	$407,293,663	$388,843,893	$386,983,682	51.9%	$53.69

Net Operating Income	$344,154,831(8)	$235,268,392(8)	$210,968,405(8)	$256,670,015(8)	$272,403,335	$305,588,525(9)	$359,078,938(9)	48.1%	$49.82
Replacement Reserves	$0	$0	$0	$0	$0	$0	$1,441,494	0.2%	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$21,622,410	2.9%	$3.00
Net Cash Flow	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$336,015,034	45.0%	$46.62

NOI DSCR(10)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.38x
NCF DSCR(10)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.17x
NOI Debt Yield(10)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	18.2%
NCF Debt Yield(10)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	17.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(2)	U/W In-Place Rent is based on the underwritten rent roll as of July 1, 2024.
(3)	U/W Rent Steps were taken through September 2025.
(4)	U/W SL Rent represents average rents for investment grade rated tenants through the lesser of the Rockefeller Center Whole Loan term or the lease term.
(5)	The underwritten economic vacancy is 7.3%. The Rockefeller Center Property was 92.6% leased as of July 1, 2024.
(6)	U/W Observation Deck Income is calculated based on an estimated per capita spend of approximately $42 and 2.4 million annual visitors. The per capita spend is based on assumptions for average general admission ticket prices, average ticket prices and penetration rates for The Beam and Skylift attractions, and average spend on ancillary revenue sources including retail, photos, and tours.
(7)	U/W Other Income includes studio coworking and gather income (15.6%), parking income (4.2%), percentage rent income (8.5%), ice rink income (11.8%), Rainbow Room income (20.0%), cleaning company income (14.1%), RC Venues income (3.1%), plaza income (3.7%) and other miscellaneous income.
(8)	The decrease in NOI year-over-year between 2019 and 2021 and subsequent increase between 2021 and 2022 was primarily driven by a decrease in Observation Deck Income and Other Income in 2020 and 2021 during the COVID-19 pandemic.
(9)	The increase in NOI between 7/31/2024 TTM and U/W is primarily due (i) to the borrower sponsor signing new leases commencing between January 2024 and February 2025 comprising 6.7% of the NRA, (ii) rent steps through September 2025 totalling approximately $9.1 million, (iii) straight line rent averaging for investment grade tenants totalling approximately $2.6 million, and (iv) an increase in observation deck income driven by the Beam opening in December 2023 and the Skylift opening in October 2024.
(10)	Based on the Rockefeller Center Senior Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Rockefeller Center Properties of $6,100,000,000 as of July 31, 2024. The individual properties Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

Environmental Matters. According to the Phase I environmental site assessment dated September 6, 2024, there was recognized environmental conditions identified at the 10 Rockefeller Center related to underground storage tanks (“USTs”), all of which were removed in 1990. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

According to the Phase I environmental site assessments dated September 6, 2024, there were no recognized environmental conditions identified at any of the other properties.

Market Overview and Competition. The Rockefeller Center Properties are located across six full blocks bounded by Fifth Avenue, Avenue of the Americas, West 48th and West 51st Streets, in proximity to several notable landmarks including Grand Central Station, the Chrysler Building, the United Nations, St. Patrick’s Cathedral, the Empire State Building, the New York Public Library, Carnegie Hall, Bryant Park and Central Park. Other attractions in the area include the Museum of Modern Art and a variety of high-end retail stores. The Rockefeller Center Properties are situated within one block of multiple subway lines, 0.5 miles from Grand Central Terminal, and 0.2 miles from one of New York’s largest tourist destinations, Times Square. Due to the proximity to Grand Central Station, tenants, shoppers, and visitors have access to the Metro-North Railroad, NJ Transit and the Long Island Railroad. The Rockefeller Center Properties provide direct access to the 47th-50th Street Subway Station (B, D, F, and M trains) via the street and rink level and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

within a 10-minute walk of Times Square Station (1, 2, 3, 7, A, C, E, N, Q, R, S, and W trains) and Grand Central Terminal (4, 5, 6, 7, and S trains).

The Rockefeller Center Properties are located in New York City’s Plaza District office submarket. The Plaza District is generally bounded by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to Park Avenue. The Plaza District office submarket is one of Manhattan’s largest submarket by SF, with a robust mix of financial, legal, and professional service tenants. Historically, the Plaza District office submarket has evidenced the highest rents in Midtown Manhattan, with a direct asking rental rate for Class A space of $96.30 PSF, as of July 2024. The total submarket saw a 1.5% rental increase from 2022 to 2023, as compared to a 0.9% increase seen in the total New York City CBD.

The Rockefeller Center Properties are located in New York City’s Midtown Manhattan retail submarket, which includes a variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine cellars, and gourmet food shops. Occupants include Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci, Prada, Chanel, Christian Dior, Gianni Versace, Canada Goose, Oscar De La Renta and Burberry. Within the Midtown Manhattan retail submarket, retail tenants from 49th-60th Street along Fifth Avenue command the highest rents within the city. As of the second quarter of 2024, asking rents grew approximately 8% year-over-year from $590 PSF to $637 PSF, as availability decreased by nearly 43%.

Escrows.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow $120,125 for replacement reserves, capped at $2,162,241.

TI/LC Reserve – On a monthly basis, the borrowers are required to make deposits of $1,801,868 into a TI/LC reserve account. If on any monthly payment date, provided no event of default exists, the amount of funds on deposit in the TI/LC reserve account equals or exceeds $85.00 per rentable square foot of the applicable lease sweep premises (the “Lease Sweep Cap”), the borrower will no longer be obligated to deposit a monthly TI/LC reserve; provided that, in the event that the amount of funds on deposit in the TI/LC reserve account is less than the Lease Sweep Cap, the borrower will again be required to make monthly TI/LC deposits until the Lease Sweep Cap has been achieved.

Specified Tenant Reserve – At origination, the borrowers deposited $246,794,668 into a Specified Tenant Reserve for outstanding landlord obligations of free rent, gap rent, and leasing reserves for certain tenants.

Condominium Common Charges Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow an amount equal to the monthly amount set forth in the annual budget and/or in any written notice received by borrowers from the condominium board for condominium common charges related to 30 Rockefeller Plaza and 10 Rockefeller Plaza.

Lockbox and Cash Management. The Rockefeller Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish at origination a deposit account (which, absent the continuation of a Cash Trap Event Period, may be a borrower operating account) for the benefit of the lender (in which the lender was granted a security interest and will have control pursuant to a deposit account control agreement acceptable to lender) at a financial institution acceptable to lender into which all tenants at the Rockefeller Center Properties are required to be instructed to directly deposit all rents and revenues. The borrowers may access and expend the funds in the deposit account in their sole discretion absent the continuation of a Cash Trap Event Period. On each business day during a Cash Trap Event Period, funds on deposit in the deposit account are required to be transferred to a cash management account established by the lender. Provided no event of default exists, funds on deposit in the cash management account are required to be used on each monthly payment date to fund debt service payments, escrow and reserve deposits and other payments due under the loan documents (including amounts required on account of a Lease Sweep Trigger (as defined below)), to pay operating expenses related to the Rockefeller Center Properties in accordance with an annual budget approved by the lender (subject to variances not to exceed 10% of the applicable budget line item or 5% of the budget in the aggregate), and any excess funds (“Excess Cash”) are required to be held in escrow as additional collateral for the Rockefeller Center Whole Loan. Notwithstanding the foregoing, until (x) an event of default has occurred and (y) the lender has commenced foreclosure proceedings or obtained a receiver, the lender is required to make cash flow from the Rockefeller Center Properties and Excess Cash available for the payment of real estate taxes and similar charges, insurance premiums, utilities, wages and benefits of employees and other budgeted non-discretionary operating expenses. Excess Cash held by the lender is required to be returned to the following the discontinuance of a Cash Trap Event Period (provided no other Cash Trap Event Period is then continuing).

A “Cash Trap Event Period” will commence upon the first to occur of (i) an event of default under the Rockefeller Center Whole Loan or an approved mezzanine loan, (ii) the debt yield falling below 7.75% on a trailing 12 month basis (tested quarterly), (iii) the debt service coverage ratio falling below 1.25x on a trailing 12 month basis (tested quarterly), or (iv) a Lease Sweep Trigger (as defined below), occurs and continues until such time as (a) with respect to clause (i) above the cure or waiver of such event of default, (b) with respect to clause (ii), the debt yield is at least 7.75% on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, (c) with respect to clause (iii), the debt service coverage ratio is at least 1.25x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, and (d) with respect to clause (iv), a Lease Sweep Trigger Cure Event (as defined below) has occurred.

During a Cash Trap Event Period, the borrowers may post cash or an acceptable letter of credit or utilize Excess Cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal (“Cash Trap Event Cure Collateral”). Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Trap Event Period.

A “Lease Sweep Trigger” will occur upon the first monthly payment date following the first to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable major lease, (b) the expiration date of the notice period to exercise any extension option contained within any such major lease, and (c) the date the subject Major Tenant (as defined below) gives notice, in accordance with the applicable major lease, of its intention not to extend the applicable major lease as to more than 50% of the total rentable square footage of the subject major lease, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable major lease in accordance with the terms thereof as to at least 50% of the applicable premises; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (ii) the date on which a Major Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square footage of the subject major lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (iii) the date on which a Major Tenant goes dark (unless such Major Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Major Tenant under its lease taking into account any notice, grace or cure provisions with respect thereto, provided that a Major Tenant’s non-payment of rents up to $2,500,000 in the aggregate will not constitute a Lease Sweep Trigger if such payment is the result of a good faith dispute and the borrowers are pursuing an expeditious resolution of such dispute in a commercially reasonable manner and such dispute is resolved within 180 days; or (v) a Major Tenant or guarantor becomes subject to insolvency proceedings.

A “Major Tenant” means each tenant that (i) is an affiliate of a borrower (other than leases covering the offices of the manager (except to the extent that the same would constitute major leases pursuant to clause (ii) of this definition) and the operating leases), (ii) occupies more than 250,000 net rentable SF of space at the Rockefeller Center Properties, when aggregated with all the other leases with the same tenant and its affiliates, and assuming the exercise of all rights to lease additional space contained in such lease(s), or (iii) whose lease contains an option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Rockefeller Center Properties.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Trigger, entry into one or more replacement leases in accordance with the loan documents covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Trigger (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Major Tenant re-opens within at least 50% of its total rentable square footage for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Major Tenant or guarantor insolvency proceedings have terminated and the major lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to lender. The amount of excess cash flow collected during a Cash Trap Event Period for a Lease Sweep Trigger and moved to the TI/LC reserve account will be capped at $85 per square foot of affected space (and upon first achieving the same, the applicable Cash Trap Event Period will cease assuming no other Cash Trap Event Period is continuing).

During a Cash Trap Event Period, the borrowers may post cash, utilize Excess Cash or an acceptable letter of credit in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Sweep Period.

Property Management. The Rockefeller Center Property is self-managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrowers.

Partial Release. Provided no event of default is ongoing, the Rockefeller Center Borrower has the right, at any time after the lockout period and to the maturity date, to obtain the release of any of the Rockefeller Center Properties from the lien of the Rockefeller Center Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance (prior to open period start date) or partial prepayment (on or after open period start date) in an amount equal to 120% of the allocated loan amount for 30 Rockefeller Plaza and 45 Rockefeller Plaza and 110% of the allocated loan amount for all other properties;
(ii)	the NCF DSCR immediately following the release being equal to or greater than the NCF DSCR ratio immediate prior to the release;
(iii)	the NOI DY immediately following the release being equal to or greater than the NOI DY immediately prior to the release; and
(iv)	compliance with all applicable REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Rockefeller Center Properties also secure the Rockefeller Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $1,531,500,000. The Rockefeller Center Subordinate Companion Loan is coterminous with the Rockefeller Center Senior Loan and accrues interest at a rate of 7.29912823832844% per annum. The Rockefeller Center Senior Loan is senior in right of payment to the Rockefeller Center Subordinate Companion Loan. The holders of the Rockefeller Center Mortgage Loan, the Rockefeller Center Senior Loan and the Rockefeller Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Rockefeller Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” in the prospectus.

The following table presents certain information relating to the Rockefeller Center Subordinate Loan:

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan U/W NCF DSCR	Whole Loan U/W NOI DY	Whole Loan Cutoff Date LTV
Rockefeller Center Subordinate Loan	$1,531,500,000	7.29912823832844%	60	0	60	1.54x	10.3%	57.4%

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

WYOMING
Cheyenne
Fort Collins
Greeley
Sterling
NE
UTAH
Craig
Steamboat Springs
Loveland
Boulder
Fort Morgan
DENVER
AURORA
Rifle
Vail
Aspen
Castle Rock
KS
Grand Junction
COLORADO SPRINGS
Moab
Montrose
Salida
Cañon City
Pueblo
COLORADO
La Junta
Alamosa
Durango
Trinidad
Farmington
OKLA.
NEW MEXICO
Española
TEXAS
Santa Fe
AZ
Gallup
Grants
ALBUQUERQUE
Santa Rosa
Tucumcari
Amarillo

MINNESOTA
Rochester
Oshkosh
SD
Sioux Falls
La Crosse
Lake Michigan
Mason City
Madison
MILWAUKEE
Sioux City
IOWA
Waterloo
Dubuque
WI
Rockford
Ames
Cedar Rapids
CHICAGO
NE
Des Moines
OMAHA
Iowa City
Davenport
Joliet
La Vista
Council Bluffs
Ottumwa
Peoria
Lincoln
Burlington
Normal
Champaign
Kirksville
Springfield
St. Joseph
MISSOURI
IN
Manhattan
KANSAS CITY
ILLINOIS
Terre Haute
Topeka
Overland Park
Columbia
St. Charles
ST. LOUIS
KANSAS
Jefferson City
Evansville
WICHITA
Springfield
Lebanon
Carbondale
KY
Joplin
Bartlesville
Branson
West Plains
Poplar Bluff
Paducah
TULSA
Bentonville
Fayetteville
Union City
Edmond
OK
Fort Smith
Jonesboro
TN
OKLA. CITY
ARKANSAS
Jackson

NEVADA
UTAH
Saint George
Mesquite
LAS VEGAS
Henderson
CALIFORNIA
ARIZONA
Kingman
Bullhead City
Flagstaff
Winslow
Victorville
Sedona
Lake Havasu City
San Bernardino
LOS ANGELES
Anaheim
Prescott
LONG BEACH
Palm Springs
Blythe
PHOENIX
MESA
Chandler
SAN DIEGO
Yuma
TIJUANA
TUCSON
Pacific Ocean
Nogales
Gulf of California
MEXICO

	Atrium Hotel Portfolio 24 Pack	
1	Rogers (Bentonville) Embassy Suites	Rogers, AR
2	Frisco Embassy Suites	Frisco, TX
3	Hilton Long Beach	Long Beach, CA
4	San Marcos Embassy Suites	San Marcos, TX
5	Loveland Embassy Suites	Loveland, CO
6	Albuquerque Embassy Suites	Albuquerque, NM
7	Branson Chateau Hotel	Branson, MO
8	Lincoln Embassy Suites	Lincoln, NE
9	Richardson Renaissance	Richardson, TX
10	Charleston Embassy Suites	Charleston, WV
11	Nashville South Embassy Suites	Franklin, TN
12	La Vista Embassy Suites	La Vista, NE
13	St. Charles Embassy Suites	Saint Charles, MO
14	Hot Springs Embassy Suites	Hot Springs, AR
15	East Peoria Embassy Suites	East Peoria, IL
16	Tucson University Marriott	Tucson, AZ
17	Embassy Suites Lexington UK Coldstream	Lexington, KY
18	Normal Marriott Hotel	Normal, IL
19	Oklahoma City Courtyard by Marriott	Oklahoma City, OK
20	North Charleston Residence Inn	North Charleston, SC
21	Oklahoma City Residence Inn	Oklahoma City, OK
22	La Vista Courtyard by Marriott	La Vista, NE
23	Springfield Residence Inn	Springfield, MO
24	Fort Smith Courtyard by Marriott	Fort Smith, AR

MISSOURI
Enid
OKLAHOMA
Tulsa
Rogers
Jonesboro
OKLAHOMA CITY
Fayetteville
Searcy
Amarillo
Norman
Fort Smith
Little Rock
MEMPHIS
Hot Springs
Wichita Falls
ARKANSAS
MS
Lubbock
Frisco
Texarkana
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Arlington
Midland
Odessa
LOUISIANA
TEXAS
Waco
Nacogdoches
San Angelo
Alexandria
Baton Rouge
AUSTIN
Beaumont
Lafayette
San Marcos
HOUSTON
Lake Charles
NEW ORLEANS
SAN ANTONIO
Del Rio
Victoria
Galveston
Gulf of Mexico
Laredo
Corpus Christi
MEXICO
McAllen
Brownsville

IN
OH
WV
WASH., DC
MD
Huntington
LOUISVILLE
Frankfort
Charleston
Charlottesville
Richmond
Lexington
Beckley
KY
Lynchburg
Roanoke
VA
Bristol
VIRGINIA BEACH
NASHVILLE
Christiansburg
Greensboro
Franklin
Knoxville
Winston-Salem
Durham
TN
RALEIGH
Asheville
NC
Chattanooga
CHARLOTTE
Fayetteville
Morehead City
AL
Greenville
Columbia
Wilmington
ATLANTA
Athens
SC
Myrtle Beach
Augusta
Macon
Charleston
Montgomery
GA
Hilton Head Island
Savannah
Atlantic Ocean
Albany
Dothan
Brunswick
Valdosta
FL
Tallahassee
JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

No. 8 – Atrium Hotel Portfolio 24 Pack
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/A+/Baa1		Property Type – Subtype:	Hospitality – Various
	Original Principal Balance(1):	$35,000,000		Location:	Various
	Cut-off Date Balance(1):	$35,000,000		Size:	6,106 rooms
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Room(1):	$76,122
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$76,122
	Borrower Sponsor:	Atrium Holding Company		Year Built/Renovated:	Various/Various
	Guarantor:	Skylight Property Holdings I LLC		Title Vesting:	Fee/Leasehold
	Mortgage Rate(2):	5.53252353234854%		Property Manager:	Atrium Hospitality LP
	Note Date:	October 7, 2024		Current Occupancy (As of):	71.4% (8/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	70.3%
	Maturity Date:	November 6, 2029		YE 2022 Occupancy:	66.1%
	IO Period:	60 months		YE 2021 Occupancy:	52.3%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$1,448,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$237,144
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 13, 2024
	Call Protection(3):	YM1(24),DorYM1(29),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM August 31, 2024 NOI:	$120,507,166
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		YE 2023 NOI:	$113,469,681
		$429,800,000/$520,200,000		YE 2022 NOI:	$100,992,678
				YE 2021 NOI:	$59,244,953
				U/W Revenues:	$381,876,673
Escrows and Reserves(4)				U/W Expenses:	$257,838,705
	Initial	Monthly	Cap	U/W NOI:	$124,037,968
Taxes:	$0	Springing	NAP	U/W NCF:	$108,822,046
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.76x/4.17x
Replacement Reserves:	$40,000,000	Various(5)	NAP	U/W Debt Yield based on NOI/NCF:	26.7%/23.4%
Ground Lease Reserve:	$335,875	Springing	$335,875	U/W Debt Yield at Maturity based on NOI/NCF:	26.7%/23.4%
				Cut-off Date LTV Ratio:	32.1%
				LTV Ratio at Maturity:	32.1%

Sources and Uses
Sources			Uses
Subordinate Loan(1)	$520,200,000	52.8%	Loan Payoff	$755,023,067	76.7%
Senior Loan(1)	464,800,000	47.2	Principal Equity Distribution	129,147,949	13.1
			Closing Costs	60,493,109	6.1
			Reserves	40,335,875	4.1
Total Sources	$985,000,000	100.0%	Total Uses	$985,000,000	100.0%
(1)	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (as defined below) is part of the Atrium Hotel Portfolio 24 Pack Whole Loan (as defined below), which is evidenced by seven senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original principal balance of $985,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the Senior Notes (as defined below).
(2)	5.53252353234854% represents the senior loan coupon. The coupon for the Atrium Hotel Portfolio 24 Pack Whole Loan is 7.35207348308183%.
(3)	The Atrium Hotel Portfolio 24 Pack Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to the payment date in May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack Property (as defined below) and (b) to achieve the debt yield necessary to permit a Debt Yield Cure (as defined below). At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part as described below under “Release of Collateral”). The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Based on the “As Portfolio” appraised value of $1,448,000,000 which includes an approximately 4.8% portfolio premium. The aggregate as-is appraised value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV and Maturity Date LTV of 33.7% for the senior notes and 71.3% Cut-off Date LTV and Maturity Date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The Mortgage Loan. The eighth largest mortgage loan (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple and/or leasehold interests in 24 full service, limited service, select service and extended stay hospitality properties located across 14 states (each an “Atrium Hotel Portfolio 24 Pack Property”, and collectively the “Atrium Hotel Portfolio 24 Pack Properties” or the “Atrium Hotel Portfolio 24 Pack Portfolio”). The borrowers are indirectly owned by Atrium Holding Company (“Atrium”). The Atrium Hotel Portfolio 24 Pack Mortgage Loan is part of a whole loan (the “Atrium Hotel Portfolio 24 Pack Whole Loan”). Proceeds of the Atrium Hotel Portfolio 24 Pack Whole Loan were used to refinance the existing debt on the Atrium Hotel Portfolio 24 Pack Properties. The Atrium Hotel Portfolio 24 Pack Whole Loan accrues interest at a weighted average fixed rate of 7.35207348308183% per annum. The Atrium Hotel Portfolio 24 Pack Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The Atrium Hotel Portfolio 24 Pack Whole Loan is comprised of seven pari passu componentized senior notes with an aggregate principal balance of $464,800,000 (the “Senior Notes”) and two pari passu componentized junior notes with an aggregate principal balance of $520,200,000 (the “Junior Notes”). Two Senior Notes with an aggregate principal balance of $314,800,000 and the Junior Notes were contributed to the AHPT 2024-ATRM securitization. The Atrium Hotel Portfolio 24 Pack Mortgage Loan is evidenced by Note A-1-C2, with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Atrium Hotel Portfolio 24 Pack Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on October 7, 2024.

The table below identifies the promissory notes that comprise the Atrium Hotel Portfolio 24 Pack Whole Loan. The relationship between the holders of the Atrium Hotel Portfolio 24 Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus. The Atrium Hotel Portfolio 24 Pack Whole Loan will be serviced pursuant to the trust and servicing agreement for the AHPT 2024-ATRM securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S1	$178,880,000	$178,880,000	AHPT 2024-ATRM	Yes
A-2-S1	$135,920,000	$135,920,000	AHPT 2024-ATRM	No
A-1-C1	$50,000,000	$50,000,000	Benchmark 2024-V11	No
A-1-C2	$35,000,000	$35,000,000	WFCM 2024-5C2	No
A-1-C3	$15,000,000	$15,000,000	Goldman Sachs Bank USA	No
A-2-C1	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
A-2-C2	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
Junior Notes
B-1	$312,120,000	$312,120,000	AHPT 2024-ATRM	No
B-2	$208,080,000	$208,080,000	AHPT 2024-ATRM	No
Total	$985,000,000	$985,000,000

The Borrowers and the Borrower Sponsor. The borrowers under the Atrium Hotel Portfolio 24 Pack Whole Loan are JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC, each a Delaware limited liability company. Each borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the Atrium Hotel Portfolio 24 Pack Whole Loan documents and the ownership and/or operation of the applicable Atrium Hotel Portfolio 24 Pack Properties. The borrowers are indirectly owned by Atrium and its affiliates. The non-recourse carveout guarantor is Skylight Property Holdings I LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

The Property. The Atrium Hotel Portfolio 24 Pack Portfolio consists of 24 hotels (6,106 rooms) across 14 states, including 14 Atrium Hotel Portfolio 24 Pack Properties operating under the Hilton brand family, nine Atrium Hotel Portfolio 24 Pack Properties operating under the Marriott brand family, and one independent resort hotel. The Atrium Hotel Portfolio 24 Pack Properties were constructed between 1992 and 2009 and have an average age of approximately 21 years with renovations at some of the Atrium Hotel Portfolio 24 Pack Properties taking place between 2014 and 2024. As of the trailing twelve months ended August 2024, the Atrium Hotel Portfolio 24 Pack Portfolio was 71.4% occupied and reported an ADR and RevPAR of $161.81 and $115.55, respectively. According to third party market reports, as of the trailing twelve months ended July 2024, the Atrium Hotel Portfolio 24 Pack Portfolio’s average RevPAR Penetration was 127.3%, weighted by portfolio rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties:

Portfolio Summary(1)

Property Name	City, State	Allocable Mortgage Loan Amount ($)	Appraised Value ($)	GS U/W NCF ($)	Rooms	Hotel Type	Brand	Year Built	Year Renovated	Franchise Agmt Expiration Date
Rogers (Bentonville) Embassy Suites	Rogers, AR	3,437,817	129,000,000	12,405,676	400	Full Service	Embassy Suites	2003	2015-2018	2038
Frisco Embassy Suites	Frisco, TX	2,632,569	109,100,000	8,172,267	330	Full Service	Embassy Suites	2005	2015, 2017	2038
Hilton Long Beach	Long Beach, CA	2,475,655	118,100,000	7,078,695	399	Full Service	Hilton	1992	2015-2017	2035
San Marcos Embassy Suites	San Marcos, TX	2,159,553	74,800,000	6,799,470	283	Full Service	Embassy Suites	2008	2023-2024	2038
Loveland Embassy Suites	Loveland, CO	2,153,584	80,700,000	6,537,895	263	Full Service	Embassy Suites	2009	NAP	2038
Albuquerque Embassy Suites	Albuquerque, NM	1,948,061	79,900,000	5,912,792	261	Full Service	Embassy Suites	2005	2022-2023	2038
Branson Chateau Hotel	Branson, MO	1,770,289	70,200,000	5,900,504	301	Full Service	Independent	1997	NAP	NAP
Richardson Renaissance	Richardson, TX	1,632,386	70,200,000	5,098,799	335	Full Service	Renaissance	2001	2018	2038
Charleston Embassy Suites	Charleston, WV	1,604,492	68,100,000	5,052,634	253	Full Service	Embassy Suites	1997	2019	2032
Nashville South Embassy Suites	Franklin, TN	1,561,675	58,600,000	4,736,606	250	Full Service	Embassy Suites	2001	2015-2016	2038
La Vista Embassy Suites	La Vista, NE	1,535,949	66,100,000	4,514,484	257	Full Service	Embassy Suites	2008	NAP	2038
Lincoln Embassy Suites	Lincoln, NE	1,696,416	71,200,000	4,421,392	252	Full Service	Embassy Suites	2000	2023-2024	2038
St. Charles Embassy Suites	Saint Charles, MO	1,284,162	48,900,000	3,692,028	296	Full Service	Embassy Suites	2005	2017-2018	2038
East Peoria Embassy Suites	East Peoria, IL	1,071,320	40,200,000	3,680,957	226	Full Service	Embassy Suites	2008	NAP	2038
Hot Springs Embassy Suites	Hot Springs, AR	1,160,543	37,900,000	3,408,623	246	Full Service	Embassy Suites	2003	NAP	2038
Tucson University Marriott	Tucson, AZ	1,035,325	42,900,000	3,115,241	250	Full Service	Marriott	1996	2017	2038
Oklahoma City Courtyard by Marriott	Oklahoma City, OK	816,904	31,700,000	2,937,883	225	Select Service	Courtyard	2004	2014, 2019	2033
Embassy Suites Lexington UK Coldstream	Lexington, KY	998,939	43,400,000	2,790,779	230	Full Service	Embassy Suites	1999	NAP	2038
Oklahoma City Residence Inn	Oklahoma City, OK	714,888	24,900,000	2,558,922	151	Limited Service/Extended Stay	Residence Inn	2007	NAP	2033
Normal Marriott Hotel	Normal, IL	961,665	27,700,000	2,530,234	228	Full Service	Marriott	2009	NAP	2038
North Charleston Residence Inn	North Charleston, SC	769,076	27,700,000	2,358,736	150	Limited Service/Extended Stay	Residence Inn	2004	2019-2020	2033
La Vista Courtyard by Marriott	La Vista, NE	643,503	24,400,000	2,198,788	246	Select Service	Courtyard	2009	2019	2033
Springfield Residence Inn	Springfield, MO	535,482	20,500,000	1,712,344	136	Limited Service/Extended Stay	Residence Inn	2004	2019	2033
Fort Smith Courtyard by Marriott	Fort Smith, AR	399,746	15,000,000	1,206,296	138	Select Service	Courtyard	2007	NAP	2033
(1)	Source: Appraisal and underwritten cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties by hotel type:

Historical, August 2024 TTM and U/W Metrics (1)

Hotel Type	Properties	Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Full-Service	18	5,060	71.0%	$168.12	$119.33	$76,716,161	$87,319,532	$92,580,786	87.9%	$95,849,077	88.1%
Limited-Service; Extended-Stay	3	437	81.3	139.62	113.52	6,092,586	6,117,773	6,546,240	6.2%	6,630,001	6.1%
Select-Service	3	609	67.9	126.08	85.66	5,153,113	5,458,942	6,235,402	5.9%	6,342,967	5.8%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Underwritten cash flow.

From 2019 to July 2024, Atrium invested approximately $121.1 million (approximately $19.8k per room) in property improvement plan (“PIP”) renovations and other capital expenditures (“CapEx”) across the Atrium Hotel Portfolio 24 Pack Portfolio. The renovations have included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades. From the fourth quarter of 2024 through 2029, Atrium plans to spend an additional approximately $126.1 million in PIP and CapEx across the Atrium Hotel Portfolio 24 Pack Portfolio. We cannot assure you that these or any investments will be made into the Atrium Hotel Portfolio 24 Pack Portfolio. The Atrium Hotel Portfolio 24 Pack Whole Loan documents required the borrowers to reserve $40.0 million at the origination of the Atrium Hotel Portfolio 24 Pack Whole Loan and require ongoing deposits during the term of the Atrium Hotel Portfolio 24 Pack Whole Loan to capitalize these capital expenditure projects. See below for additional information related to past capital expenditures at the Atrium Hotel Portfolio 24 Pack Portfolio:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Recent Renovations (CapEx)(1)

Property Name	# Rooms	2019	2020	2021	2022	2023	2024 YTD	2019-2024 July YTD
Rogers (Bentonville) Embassy Suites	400	$619,262	$212,952	$89,720	$659,661	$371,420	$806,421	$2,759,435
Frisco Embassy Suites	330	$707,715	$203,648	$66,027	$339,659	$664,598	$309,882	$2,291,529
Hilton Long Beach	399	$972,944	$375,687	$412,291	$643,181	$908,847	$435,107	$3,748,056
San Marcos Embassy Suites	283	$995,881	$174,073	$42,680	$466,668	$1,709,836	$4,854,742	$8,243,880
Loveland Embassy Suites	263	$556,772	$28,794	$83,465	$327,481	$571,334	$799,009	$2,366,854
Albuquerque Embassy Suites	261	$209,855	$82,076	$77,058	$6,613,326	$6,038,727	$303,322	$13,324,363
Branson Chateau Hotel	301	$699,966	$386,719	$962,715	$833,033	$1,054,546	$255,604	$4,192,583
Richardson Renaissance	335	$589,997	$132,221	$30,125	$61,961	$161,494	$653,835	$1,629,634
Charleston Embassy Suites	253	$6,994,397	$208,868	$115,088	$166,347	$412,999	$141,151	$8,038,850
Nashville South Embassy Suites	250	$193,306	$253,520	$63,757	$480,031	$1,095,283	$437,156	$2,523,053
La Vista Embassy Suites	257	$155,518	$76,890	$109,802	$701,509	$476,234	$389,407	$1,909,361
Lincoln Embassy Suites	252	$360,140	$54,320	$95,184	$281,478	$7,251,617	$5,086,193	$13,128,932
St. Charles Embassy Suites	296	$287,557	$106,980	$77,841	$303,277	$499,913	$293,871	$1,569,438
East Peoria Embassy Suites	226	$189,160	$9,972	$27,520	$131,624	$520,112	$187,235	$1,065,624
Hot Springs Embassy Suites	246	$461,426	$187,990	$30,431	$177,567	$243,681	$5,070,718	$6,171,812
Tucson University Marriott	250	$11,279,769	$2,224,323	$205,217	$263,156	$150,883	$28,275	$14,151,624
Oklahoma City Courtyard by Marriott	225	$4,222,437	$1,335,528	$210,250	$115,987	$256,434	$147,444	$6,288,079
Embassy Suites Lexington UK Coldstream	230	$194,081	$33,101	$175,802	$558,037	$1,400,839	$398,463	$2,760,323
Oklahoma City Residence Inn	151	$237,392	$215,386	$9,920	$80,625	$347,548	$383,005	$1,273,877
Normal Marriott Hotel	228	$914,191	$149,987	$53,075	$281,853	$395,987	$3,121,229	$4,916,320
North Charleston Residence Inn	150	$4,838,010	$2,315,402	$480,772	$92,348	$325,675	$146,303	$8,198,510
La Vista Courtyard by Marriott	246	$4,118,982	$22,287	$25,937	$47,783	$258,642	$176,963	$4,650,594
Springfield Residence Inn	136	$4,532,052	$154,963	$48,631	$99,105	$147,170	$36,312	$5,018,232
Fort Smith Courtyard by Marriott	138	$593,834	$68,831	$15,499	$84,760	$23,553	$74,449	$860,926
Total	6,106	$44,924,643	$9,014,516	$3,508,807	$13,810,458	$25,287,372	$24,536,094	$121,081,891
(1)	Source: Third-party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table presents historical occupancy percentages at the Atrium Hotel Portfolio 24 Pack Property:

Historical Occupancy

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
68.8%	31.7%	52.3%	66.1%	70.3%	71.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atrium Hotel Portfolio 24 Pack Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	2023	TTM 5/31/2024	U/W(2)	%(3)	U/W $ per SF
Rooms Revenue	$223,155,533	$91,237,524	$159,953,345	$226,950,298	$249,450,769	$258,241,252	$259,839,658	68.0%	$42,555
Food and Beverage Revenue	100,295,177	26,783,390	38,372,226	83,273,465	97,948,145	102,905,823	103,012,857	27.0	$16,871
Other Departmental Revenue	9,406,120	4,364,554	7,173,438	9,180,080	11,072,214	11,957,467	12,000,415	3.1	$1,965
Miscellaneous Income	4,006,092	3,863,390	4,420,944	6,366,600	5,864,693	5,513,891	5,545,119	1.5	$908
Non-Operating Income	253,583	426,731	1,298,004	609,374	1,556,043	1,478,624	1,478,624	0.4	$242
Total Operating Revenue	$337,116,505	$126,675,589	$211,217,958	$326,379,817	$365,891,863	$380,097,056	$381,876,673	100.0%	$62,541
Rooms Expense	53,356,009	21,796,432	37,071,424	55,772,310	61,741,194	63,447,017	63,475,531	51.2	$10,396
Food and Beverage Expense	52,664,279	15,474,841	19,806,693	43,238,527	50,485,100	51,328,987	51,339,418	41.4	$8,408
Other Departmental Expenses	4,307,036	1,973,390	2,387,852	3,329,972	4,287,936	4,200,179	4,195,487	3.4	$687
Total Departmental Profit	$226,789,181	$87,430,927	$151,951,989	$224,039,008	$249,377,633	$261,120,873	$262,866,237	211.9%	$43,050
Administrative and General	24,202,261	11,772,182	16,019,245	22,526,460	25,443,697	25,963,214	25,991,693	21.0	$4,257
Information and Telecommunications Systems	4,469,235	3,675,077	4,429,850	5,020,624	5,430,854	5,590,980	5,574,304	4.5	$913
Sales and Marketing	21,338,269	7,808,863	10,280,509	17,792,211	20,756,152	21,945,853	21,955,628	17.7	$3,596
Franchise Fees	17,406,760	7,111,750	12,448,281	18,101,890	20,066,629	21,114,245	20,995,316	16.9	$3,438
Property Operation and Maintenance	14,226,017	8,366,731	10,956,908	15,102,575	16,288,464	16,915,361	16,909,156	13.6	$2,769
Utilities	13,540,873	9,660,646	12,038,702	14,738,957	14,851,562	15,175,854	15,221,174	12.3	$2,493
Base Management Fee	10,105,888	3,787,466	6,297,599	9,773,113	10,930,075	11,358,553	11,411,941	9.2	$1,869
Other Expenses(4)	19,288,606	20,375,736	20,235,941	19,990,500	22,140,520	22,549,647	20,769,056	16.7	$3,401
Total Expenses	$124,577,907	$72,558,451	$92,707,036	$123,046,330	$135,907,953	$140,613,707	$138,828,269	111.9%	$22,736
Net Operating Income	$102,211,273	$14,872,476	$59,244,953	$100,992,678	$113,469,681	$120,507,166	$124,037,968	100.0%	$20,314
FF&E	13,474,517	5,049,954	8,396,798	13,030,818	14,573,433	15,144,737	15,215,922	12.3	$2,492
Net Cash Flow	$88,736,756	$9,822,522	$50,848,155	$87,961,861	$98,896,248	$105,362,428	$108,822,046	87.7%	$17,822

NOI DSCR(5)	3.92x	0.57x	2.27x	3.87x	4.35x	4.62x	4.76x
NCF DSCR(5)	3.40x	0.38x	1.95x	3.37x	3.79x	4.04x	4.17x
NOI DY(5)	22.0%	3.2%	12.7%	21.7%	24.4%	25.9%	26.7%
NCF DY(5)	19.1%	2.1%	10.9%	18.9%	21.3%	22.7%	23.4%
(1)	Historical and underwritten net cash flows are adjusted to reflect total management fees paid to Atrium Hospitality, inclusive of revenue management, accounting, and certain other centralized services and software licenses, equal to 3.0% of gross revenues. Historical financials exclude non-property corporate level expenses. Historical financials also exclude extraordinary or non-recurring items, including certain bad debt, severance/relocation pay, capitalizable major repairs, costs related to insurable events, professional fees related to real estate tax appeals and paycheck protection program loan forgiveness. Excluded extraordinary and one-time items total approximately $82,000 in 2019, approximately $312,000 in 2020, approximately $508,000 in 2021, approximately $507,000 in 2022, approximately $1.08 million in 2023, and approximately $759,000 in the August 31, 2024 TTM.
(2)	Based on the in-place rent roll dated August 31, 2024. The Lincoln Embassy Suites property was underwritten based on 2023 financials due to temporary disruption resulting from current ongoing renovations.
(3)	% column represents percent of Total Operating Revenue for revenue lines and percent of Net Operating Income for all remaining fields.
(4)	Other expenses represent the total non-operating expenses associated with rent, taxes and insurance.
(5)	Debt service coverage ratios and debt yields are based on the Senior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Appraisal. According to the portfolio appraisal dated May 13, 2024, the Atrium Hotel Portfolio 24 Pack Properties had an “As Portfolio” appraised value of $1,448,000,000, which includes a 4.8% portfolio premium. The aggregate as-is appraised value without the premium is $1,381,200,000.

Environmental. According to the Phase I environmental assessments dated between May 9, 2024 and May 24, 2024, there was no evidence of any recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties; however, the Phase I environmental assessments did identify certain controlled recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Atrium Hotel Portfolio 24 Pack Portfolio’s top eight markets based on underwritten net cash flow are responsible for approximately 59.0% of the underwritten net cash flow and a total of 3,150 rooms (approximately 51.6% of total room count).

Historical and August 2024 TTM Metrics(1)

Top Markets	Properties	# Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Dallas-Plano-Irving, TX	2	665	66.1%	$159.18	$105.20	$7,208,029	$11,050,887	$13,155,172	12.5%	$13,271,066	12.2%
Fayetteville-Springdale-Rogers, AR-MO	1	400	73.8%	$179.23	$132.35	$10,644,445	$11,017,894	$12,172,646	11.6%	$12,405,676	11.4%
Los Angeles-Long Beach-Glendale, CA	1	399	83.0%	$206.80	$171.61	$4,733,003	$7,137,055	$7,010,622	6.7%	$7,078,695	6.5%
Austin-Round Rock, TX	1	283	73.3%	$160.72	$117.73	$5,551,125	$6,368,571	$6,687,120	6.3%	$6,799,470	6.2%
Omaha-Council Bluffs, NE-IA	2	503	61.3%	$145.34	$89.10	$6,489,363	$6,035,733	$6,327,723	6.0%	$6,713,272	6.2%
Fort Collins-Loveland, CO	1	263	74.4%	$167.38	$124.48	$4,334,461	$5,330,688	$6,499,967	6.2%	$6,537,895	6.0%
Albuquerque, NM	1	261	83.2%	$166.50	$138.60	$4,312,459	$4,080,847	$5,710,832	5.4%	$5,912,792	5.4%
Oklahoma City, OK	2	376	77.0%	$133.47	$102.84	$4,100,003	$4,682,627	$5,413,225	5.1%	$5,496,805	5.1%
Other (13 markets)	13	2,956	70.2%	$158.21	$111.13	$40,588,973	$43,191,946	$42,385,121	40.2%	$44,606,375	41.0%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties Comp Set RevPAR Penetration compared to its Comp Set:

Comp Set RevPAR Penetration(1)

Property Name	Rooms	2015	2016	2017	2018	2019	2020	2021	2022	2023	July 2024 TTM
Rogers (Bentonville) Embassy Suites	400	104%	103%	107%	103%	103%	84%	124%	119%	116%	116%
Frisco Embassy Suites	330	107%	110%	102%	96%	86%	68%	85%	86%	89%	89%
Hilton Long Beach	399	87%	96%	97%	92%	92%	64%	65%	91%	97%	104%
San Marcos Embassy Suites	283	205%	216%	231%	233%	211%	168%	126%	141%	156%	163%
Loveland Embassy Suites	263	116%	128%	125%	128%	135%	118%	118%	131%	136%	137%
Albuquerque Embassy Suites	261	161%	161%	163%	150%	139%	146%	161%	182%	142%	159%
Branson Chateau Hotel	301	127%	112%	106%	109%	86%	63%	128%	131%	116%	120%
Richardson Renaissance	335	134%	116%	111%	120%	137%	108%	95%	121%	133%	135%
Charleston Embassy Suites	253	140%	139%	146%	144%	111%	114%	147%	162%	160%	157%
Nashville South Embassy Suites	250	115%	110%	117%	113%	107%	99%	96%	116%	109%	106%
La Vista Embassy Suites	257	133%	130%	145%	145%	157%	155%	145%	135%	131%	130%
Lincoln Embassy Suites	252	132%	125%	130%	137%	130%	108%	113%	125%	129%	110%
St. Charles Embassy Suites	296	138%	129%	137%	128%	142%	148%	177%	165%	164%	164%
East Peoria Embassy Suites	226	139%	132%	149%	159%	138%	116%	152%	170%	171%	171%
Hot Springs Embassy Suites	246	217%	202%	196%	144%	145%	106%	114%	134%	137%	140%
Tucson University Marriott	250	171%	176%	122%	121%	111%	118%	121%	138%	143%	146%
Oklahoma City Courtyard by Marriott	225	138%	151%	147%	84%	81%	75%	82%	106%	108%	112%
Embassy Suites Lexington UK Coldstream	230	NAP	115%	115%	116%	123%	127%	127%	116%	113%	109%
Oklahoma City Residence Inn	151	132%	126%	122%	112%	107%	139%	124%	127%	124%	125%
Normal Marriott Hotel	228	115%	121%	113%	115%	113%	94%	99%	102%	102%	101%
North Charleston Residence Inn	150	127%	124%	127%	124%	107%	94%	136%	130%	122%	126%
La Vista Courtyard by Marriott	246	102%	89%	94%	90%	79%	74%	78%	89%	90%	94%
Springfield Residence Inn	136	136%	109%	108%	101%	87%	105%	91%	96%	109%	110%
Fort Smith Courtyard by Marriott	138	126%	96%	113%	99%	109%	94%	125%	146%	149%	148%
Total / Wtd Average	6,106	133%	129%	129%	124%	119%	106%	117%	127%	126%	127%
(1)	Source: Third party reports.

Escrows. On the origination date, the borrowers were required to fund (i) a property improvement plan work and replacements reserve in the amount of $40,000,000 for the payment of certain FF&E expenditures and property improvement plans required by the related franchise agreements and (ii) a ground lease reserve in the amount of $335,875.20.

PIP and Replacement Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to the sum of (i) 4.0% of gross revenues from the Atrium Hotel Portfolio 24 Pack Properties that remain subject to the liens of the Atrium Hotel Portfolio 24 Pack Whole Loan documents for the calendar month that is two calendar months prior to the calendar month of the monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if an Atrium Hotel Portfolio 24 Pack Property subject to a PIP has been released from the Atrium Hotel Portfolio 24 Pack Whole Loan, then such amount will be reduced.

Additionally, in connection with any public health or safety emergency (e.g., a pandemic) or industry-wide emergency (which may include, without limitation, any national decline in RevPAR of hotels in the upper upscale category for any trailing 15 day period of not less than 15% from pre-emergency levels), the borrowers’ monthly deposits into the PIP and Replacement Reserve will be suspended during such emergency, such period not to exceed six months. In addition, during such emergency, the lender will have the right to permit the borrowers to use funds on deposit in the PIP and Replacement Reserve toward satisfaction of debt service for a period of up to three months, to the extent of insufficient funds to pay operating expenses and debt service.

Ground Lease Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of base rent and additional rent, and other similar charges payable with respect to the ground leased Atrium Hotel Portfolio 24 Pack Properties and each parking agreement that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such ground lease reserve will be conditionally waived so long as (i) no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan or Atrium Hotel Portfolio 24 Pack Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the borrowers deliver evidence that ground rents are paid when due and (iii) no less than $335,874.50 remains on deposit in the ground rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Tax and Insurance Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the taxes, insurance premiums and other charges estimated by the lender to be payable during the next ensuing 12 months; provided that, so long as no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or Atrium Hotel Portfolio 24 Pack Cash Sweep Event (as defined below) has occurred and is continuing, (i) if the Atrium Hotel Portfolio 24 Pack Properties are covered by a blanket insurance policy reasonably acceptable to the lender insuring all or substantially all of the real property owned directly or indirectly by the guarantor and the borrowers, the borrowers will not be required to make deposits for insurance premiums, and (ii) to the extent taxes are timely paid by the borrowers and the borrowers deliver evidence reasonably acceptable to the lender that taxes have been paid as and when due, the borrowers will not be required to make deposits for insurance or taxes and other charges, as applicable.

Lockbox / Cash Management. The Atrium Hotel Portfolio 24 Pack Whole Loan is structured with a hard lockbox with respect to each individual Atrium Hotel Portfolio 24 Pack Property (collectively, the “Lockbox Account”) and springing cash management. At origination, the borrowers instructed each applicable credit card company or credit card clearing bank to deliver all receipts payable with respect to the Atrium Hotel Portfolio 24 Pack Properties directly to the Lockbox Account and have entered into the cash management agreement for the establishment of a cash management account (the “Cash Management Account”). All amounts in the Lockbox Account are required to be disbursed from the Lockbox Account to the Cash Management Account on each business day. If no Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, on each business day, all funds in the Cash Management Account, less the minimum balance as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents, will be remitted to the borrowers. If an Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, (a) if no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, all funds after payment of taxes and custodial funds then due and payable, required deposits to the tax and insurance reserve fund and the ground lease reserve, agent fees, monthly operating expenses, monthly debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, approved extraordinary expenses (or extraordinary expenses which do not require the approval of the lender under the Atrium Hotel Portfolio 24 Pack Whole Loan documents) and distributions for tax payments, gratuities and similar matters as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan and (b) if an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, but no Priority Payment Cessation Event (as defined below) has occurred, all funds after payment of taxes, custodial funds, insurance premiums, ground rents and (only if no receiver has been appointed, no bankruptcy action of the borrowers or property manager has occurred and no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents relating to fraud or negligence of the property manager has occurred) operating expenses are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan, and (c) if a Priority Payment Cessation Event has occurred, the lender can apply amounts on deposit in the Cash Management Account in such manner or order as the lender determines in its sole discretion.

“Atrium Hotel Portfolio 24 Pack Cash Sweep Event” means the occurrence of: (a) an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; (b) any bankruptcy action of the borrowers, any principal of the borrowers or property manager; (c) a Debt Yield Trigger Event (as defined below) or (d) the guarantor failing to comply with certain financial covenants set forth in the related guaranty (without limiting, any event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents resulting therefrom).

“Atrium Hotel Portfolio 24 Pack Cash Sweep Period” means each period commencing on the occurrence of an Atrium Hotel Portfolio 24 Pack Cash Sweep Event and continuing until the earlier of (a) the date of the cure of the related Atrium Hotel Portfolio 24 Pack Cash Sweep Event, or (b) payment in full of the Atrium Hotel Portfolio 24 Pack Whole Loan.

“Debt Yield Cure” means the achievement of a debt yield of at least the Debt Yield Trigger Level (as defined below) as of the end of the calendar quarter immediately preceding the applicable payment date, which may at the borrowers’ election be accomplished by making a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Whole Loan documents that, after giving effect thereto, results in a debt yield of at least the Debt Yield Trigger Level.

“Debt Yield Trigger Event” means any time the debt yield for the Atrium Hotel Portfolio 24 Pack Whole Loan as of the conclusion of the trailing 12 month period immediately preceding the end of the calendar quarter falls below the Debt Yield Trigger Level until the debt yield as of the conclusion of a subsequent calendar quarter is equal to or greater than the Debt Yield Trigger Level; provided, however, that if the amount in the excess cash flow reserve equals or exceeds the amount that, if applied to prepay a portion of the Atrium Hotel Portfolio 24 Pack Whole Loan, would result in the Debt Yield exceeding the Debt Yield Trigger Level (the “DY Trigger Cure Amount”), then no Debt Yield Trigger Event will be deemed to exist for so long as the amount on deposit in the excess cash flow reserve continues to equal or exceed the DY Trigger Cure Amount.

“Debt Yield Trigger Level” means (i) through the payment date occurring in October 2026, 8.50%, (ii) after the payment date occurring in October 2026 through the payment date occurring in October 2028, 8.75% and (iii) thereafter, 9.00%.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the Atrium Hotel Portfolio 24 Pack Properties, so long as no bankruptcy action of the borrowers or principal of the borrowers has occurred and (b) the satisfaction or other termination of the Atrium Hotel Portfolio 24 Pack Whole Loan.

Subordinate and Mezzanine Debt. The Atrium Hotel Portfolio 24 Pack Whole Loan also includes the Atrium Hotel Portfolio 24 Pack Junior Notes. The Atrium Hotel Portfolio 24 Pack Junior Notes bear interest at 8.97784591118801% per annum. Payments on the Atrium Hotel Portfolio 24 Pack Junior Notes are generally subordinate to payments on the Atrium Hotel Portfolio 24 Pack Senior Notes, provided that the Atrium Hotel Portfolio 24 Pack Junior Notes receive payments of interest prior to principal payments being made on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

the Atrium Hotel Portfolio 24 Pack Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Release of Collateral. The borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack Properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price (as described below), subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5%.

The release price for any Atrium Hotel Portfolio 24 Pack Property will be the related allocated loan amount plus a premium that increases as additional amounts are prepaid in connection with sales to third parties, expressed as a percentage of the related allocated loan amount as set forth in the chart below.

Principal Balance Previously Prepaid	Release Price (Inclusive of Premium) as a Percentage of Allocated Loan Amount
$0 – $295,500,000	110%
Greater than $295,500,000	115%

Notwithstanding the foregoing, in the event that the debt yield does not equal or exceed the required threshold as set forth above with respect to the Atrium Hotel Portfolio 24 Pack Properties remaining immediately following an individual Atrium Hotel Portfolio 24 Pack Property release and such release is in connection with an arms’ length sale to a third party, the release price will equal the greater of (i) the release price for such individual Atrium Hotel Portfolio 24 Pack Property and (ii) the lesser of (x) 100% of the gross cash proceeds actually received by the borrowers for such individual Atrium Hotel Portfolio 24 Pack Property (net of any reasonable and customary origination costs) and (y) an amount necessary to, after giving effect to such release of the individual Atrium Hotel Portfolio 24 Pack Property, achieve the applicable debt yield test.

In addition, the borrowers will have the right to either make a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan in accordance with the provisions described above, defease the Atrium Hotel Portfolio 24 Pack Whole Loan, or deposit with the lender as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan cash or a letter of credit, in each case in the amount necessary to achieve a debt yield that equals or exceeds the required threshold.

In connection with any release of an Atrium Hotel Portfolio 24 Pack Property, any paydown in excess of the allocated loan amount for such Atrium Hotel Portfolio 24 Pack Property will reduce the allocated loan amounts for all remaining Atrium Hotel Portfolio 24 Pack Properties on a pro rata basis. In addition, the borrowers will be permitted to obtain the release of certain parcels of land that were not necessary for the generation of income as of the origination date of the Atrium Hotel Portfolio 24 Pack Whole Loan, without payment of any release price, subject to satisfaction of certain conditions.

Notwithstanding the foregoing, no defeasance in connection with an Atrium Hotel Portfolio 24 Pack Property release is permitted prior to the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the closing date of the securitization of the last note of the Atrium Hotel Portfolio 24 Pack Whole Loan to be securitized.

Any prepayment or defeasance of the Atrium Hotel Portfolio 24 Pack Whole Loan in connection with an Atrium Hotel Portfolio 24 Pack Property release will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes on a pro rata basis (and sequentially to the Junior Note components). Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except if such release would cure such event of default, as more particularly set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes (as defined below), on a pro rata basis (and sequentially to the Junior Note components).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Ground Lease. Six Atrium Hotel Portfolio 24 Pack Properties are subject to ground leases. Below is a summary of the ground leased properties:

Property	Lessor	Expiration Date	August 2024 TTM Ground Rent	Ground Rent Calculation
St. Charles Embassy Suites	City of St. Charles, Missouri	April 30, 2098(1)	$100,081	$100 + 0.75% of adjusted rooms revenue
Embassy Suites Lexington UK Coldstream	The University of Kentucky	December 1, 2092	$200,712	The ground lease increases by a rate of 25% of the percentage increase of the Consumer Price Index every 60 months. Next reset occurs in 2029.
Loveland Embassy Suites	Board of County Commissioners of Larimer County, Colorado	April 9, 2064	$144,622	1.50% of adjusted rooms revenue
East Peoria Embassy Suites	City of East Peoria	September 1, 2027(2)	$180,000(2)	Fixed
Tucson University Marriott	Marshall Foundation	June 30, 2094	$153,782	Annual rent is adjusted every three years by the 80% of the CPI increase over the intervening term. Next reset occurs in 2025.
North Charleston Residence Inn(3)	City of North Charleston	May 31, 2058	$80,000	Fixed
(1)	Represents the fully extended expiration date. The initial expiration date is April 30, 2058 and is subject to four, 10-year extension options.
(2)	The related borrower has a $100 purchase option to purchase the leased fee upon termination of the ground lease, so the rent payment is recorded in the borrower’s financials as a capitalized lease obligation. The related borrower must provide the ground lessor with notice of its intent to exercise the purchase option at least 120 days prior to the expiration date, and the purchase would occur upon termination (i.e., the same day).
(3)	The related borrower has a $2.3 million land purchase option exercisable at any time during the lease term.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor (including the Marriott, Embassy Suites, Renaissance, Courtyard and Residence Inn brands), has a conditional Right of First Refusal (“ROFR”) to acquire each Atrium Hotel Portfolio 24 Pack Property operated under a Marriott flag (Marriott, Residence Inn, Renaissance and Courtyard by Marriott) if there is a transfer of one of the hotels or controlling direct or indirect interest in a Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letters provide that, if lender exercises remedies against a franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Atrium Hotel Portfolio 24 Pack Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

East River
Rikers Island
College Point
Powell Cove
Cross Is. Pkwy
Whitepoint Shopping Ctr.
14th Ave
College Point Center
20th Ave
Pepsi Cola Bottling Co.
College Point Blvd
678
Flushing Bay
La Guardia Airport
New York Times Distribution
Linden Hill
Parsons Blvd
Grand Central Pkwy
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
East Elmhurst
Northern Blvd
25A
Astoria Blvd
Roosevelt Ave
MAIN ST/ FLUSHING
New World Mall
LIRR
Astoria
278
31st Ave
82nd St
Junction Blvd
108th St
Citi Field
Flushing Hosp. Medical Center
Broadway
Northern Blvd
WILLETS POINT
The Shops at SkyView
DOWNTOWN FLUSHING
East Flushing
Plaza 48
NORTHERN BLVD
Jackson Heights
111TH ST
Arthur Ashe Stadium
METS/ WILLETS POINT
Kissena Blvd
Woodside
JUNCTION BLVD
103RD ST/ CORONA PLAZA
Louis Armstrong Stadium
NY Presbyterian Queens Hospital
65TH ST
58th St
90TH ST/ ELMHURST
82ND ST
Skillman Ave
69TH ST/ FISK AVE
74TH ST/ B'WAY
61ST ST/ WOODSIDE
Flushing Meadows Corona Park
52ND ST/ LINCOLN AVE
Elmhurst
ELMHURST AVE
QUEENS
Long Island Expwy
495
25
Bklyn-Queens Expwy
Queens Blvd
51st Ave
99th St
Grand Central Pkwy
Main St
Queens College, CUNY
CEDAR GROVE CEMETERY
Meadow Lake
Van Wyck Expwy
Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
QUEENS MALL
Rego Center
Maspeth
Grand Ave
69th St
108th St
Jewel Ave
63RD DR/ REGO PARK
67TH AVE
Kew Gardens Hills
Woodhaven Blvd
58th St
Eliot Ave
Willow Lake
Rego Park
71ST AVE/ FOREST HILLS
Grand Ave
Forest Hills Stadium
FOREST HILLS
75TH AVE
Middle Village
Fresh Pond Rd
ST. JOHNS CEMETERY
Forest Hills
UNION TURNPIKE
Jamaica
Metropolitan Ave
Metro Mall
METROPOLITAN AVE
Metropolitan Ave
Interboro Pkwy
Ridgewood
Cooper Ave
Glendale
Union Tpke
KEW GARDENS
BRIARWOOD
Forest Park
Kew Gardens
FRESH POND RD
FOREST AVE
Central Ave
Myrtle Ave
Myrtle Ave
SENECA AVE
121 ST/ JAMAICA AVE
VAN WYCK/ JAMAICA
Myrtle Ave
MT. LEBANON CEMETERY
Jamaica Hospital Center
WYCKOFF AVE/MYRTLE
Cypress Hills
Interboro Pkwy
111 ST/ JAMAICA AVE
Lefferts Blvd
JFK Intl. Airport 3 miles
HALSEY ST/ CANARSIE
102ND ST
BROOKLYN
WOODHAVEN BLVD
Atlantic Ave
Richmond Hills
FOREST PKWY/ 85TH ST
CYPRESS HILLS
ELDERTS LANE/75TH ST
PATERSON
YONKERS
NEW YORK CITY
MANHATTAN
BRONX
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
NJ
Atlantic Ocean
Long Island Sound
New Rochelle
Mount Vernon
Clifton
Passaic
Hoboken
Elizabeth
Bayonne
Teaneck
Englewood
Garfield
La Guardia Airport
Newark Liberty Intl Airport
John F. Kennedy Intl Airport
Upper New York Bay
Jamaica Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

No. 9 – Queens Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National		Single Asset/Portfolio:	Single Asset
		Association and Goldman Sachs		Property Type – Subtype:	Retail – Super Regional Mall
		Mortgage Company		Location:	Elmhurst, NY
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB/BBB/NR		Size(4):	412,033 SF
	Original Principal Balance(1):	$30,000,000		Cut-off Date Balance Per SF(1):	$1,274.17
	Cut-off Date Balance(1):	$30,000,000		Maturity Date Balance Per SF(1):	$1,274.17
	% of Initial Pool Balance:	4.2%		Year Built/Renovated:	1973/2004
	Loan Purpose:	Refinance		Title Vesting(5):	Fee/Leasehold
	Borrower Sponsor:	The Macerich Partnership, L.P.		Property Manager:	Macerich Property Management Company, LLC (borrower related)
	Guarantor:	The Macerich Partnership, L.P.		Current Occupancy (As of):	95.4% (10/07/2024)
	Mortgage Rate:	5.3700%		YE 2023 Occupancy:	98.9%
	Note Date:	October 28, 2024		YE 2022 Occupancy:	98.7%
	Seasoning:	0 months		YE 2021 Occupancy:	97.6%
	Maturity Date:	November 6, 2029		YE 2020 Occupancy:	97.9%
	IO Period:	60 months		As-Is Appraised Value:	$1,060,000,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$2,573
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	September 19, 2024
	Loan Amortization Type:	Interest Only
	Call Protection:	L(24),DorYM1(29),O(7)		Underwriting and Financial Information(1)
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI (9/30/2024):	$49,730,304
	Additional Debt(1)(2):	Yes		YE 2023 NOI:	$52,482,275
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($495,000,000)		YE 2022 NOI:	$55,476,544
				YE 2021 NOI:	$51,866,594
Escrows and Reserves(3)				U/W Revenues:	$100,774,128
	Initial	Monthly	Cap	U/W Expenses:	$47,153,562
Taxes:	$0	Springing	NAP	U/W NOI:	$53,620,566
Insurance:	$0	Springing	NAP	U/W NCF:	$52,532,319
Replacement Reserve:	$0	Springing	$206,017	U/W DSCR based on NOI/NCF(1):	1.88x / 1.84x
TI/LC Reserve:	$0	Springing	$641,476	U/W Debt Yield based on NOI/NCF(1):	10.2% / 10.0%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.2% / 10.0%
				Cut-off Date LTV Ratio(1):	49.5%
				LTV Ratio at Maturity(1):	49.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Sponsor Equity:	$91,238,851	14.8	Reserves	$12,211,534	2.0
			Closing Costs	$2,224,368	0.4
Total Sources	$616,238,851	100.0%	Total Uses	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.
(5)	See “Ground Lease” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. Goldman Sachs Mortgage Company, an affiliate of GS, is selling Note A-2-1 with an outstanding principal balance as of the Cut-off Date of $15,000,000 and JPMCB is selling Note A-3-3 with an outstanding principal balance as of the Cut-off Date of $15,000,000. The Queens Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-5(1)	$7,000,000	$7,000,000	JPMCB	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2(1)	$20,000,000	$20,000,000	MSBNA	No
A-5-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-5-4(1)	$8,000,000	$8,000,000	MSBNA	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, NY situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefited from high tenant demand with occupancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a strong mix of 120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), ZARA (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024 the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide. H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and no termination options, other than an option to terminate based on gross sales in the 2028 and 2031 calendar years.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents a summary regarding the major tenants at the Queens Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	Y(3)	1/31/2035	2 x 5 Yr
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	Y(4)	11/30/2033	1 x 5 Yr
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	Y(5)	1/31/2035	2 x 4 Yr
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	N	9/30/2032	None

Select In-Line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	N	7/31/2025	1 x 5 Yr
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	N	8/31/2025	None
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(6)	2.1%	$135.00	Y(7)	1/31/2029	None
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	N	1/31/2037	2 x 5 Yr
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	N	1/31/2027	None
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	N	1/31/2033	None
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84

Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant(8)		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	During the period commencing January 2024 and continuing through December 2024 (“Rent Reduction Period”), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant’s share of variable costs as set forth in the lease and in effect on the date of tenant’s notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)

	2019	2021	2022	2023	TTM 7/31/2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the lease expiration schedule at the Queens Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	10	21,754	5.3%	21,754	5.3%	$4,334,114	8.2%	$199.23
2025	28	77,642	18.8%	99,396	24.1%	$9,690,548	18.4%	$124.81
2026	17	37,142	9.0%	136,538	33.1%	$7,896,124	15.0%	$212.59
2027	13	25,249	6.1%	161,787	39.3%	$3,456,921	6.5%	$136.91
2028	11	19,816	4.8%	181,603	44.1%	$3,090,862	5.9%	$155.98
2029	16	32,294	7.8%	213,897	51.9%	$6,424,947	12.2%	$198.95
2030	5	8,572	2.1%	222,469	54.0%	$1,167,451	2.2%	$136.19
2031	1	389	0.1%	222,858	54.1%	$175,873	0.3%	$452.12
2032	2	11,788	2.9%	234,646	56.9%	$1,966,221	3.7%	$166.80
2033	8	52,114	12.6%	286,760	69.6%	$3,599,219	6.8%	$69.06
2034	10	12,981	3.2%	299,741	72.7%	$3,290,888	6.2%	$253.52
2035 & Thereafter	8	93,186	22.6%	392,927	95.4%	$7,700,543	14.6%	$82.64
Vacant	0	19,106	4.6%	412,033	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	129	412,033	100.0%			$52,793,713	100.0%	$134.36
(1)	Based on the underwritten rent roll dated October 7, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Queens Center Property:

Historical Occupancy

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	10/7/2024(1)
Occupancy	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and includes tenants that have leases that have not yet commenced, but have executed leases and excludes non-collateral anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis

	2019	2020	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	50.2%	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	1.2%	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	4.2%	$10.61
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	55.6%	$141.76
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	29.9%	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	0.0%	$0.00
Other Income(2)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	14.5%	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	100.0%	$255.18
Less Vacancy/Bad Debt(3)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	(4.2%)	($10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	95.8%	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	26.7%	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	0.5%	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	1.0%	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	0.6%	1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	17.9%	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	46.8%	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	53.2%	$130.14
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	1.0%	$2.35
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	0.1%	$0.29
Net Cash Flow(4)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	52.1%	$127.50

NOI DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(3)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for U/W. Positive periods reflect recovery of bad debt.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(5)	DSCRs and Debt Yields are based on the Queens Center Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

Market Overview and Competition. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

Escrows.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

Lockbox and Cash Management.

The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Real Estate Substitution. Not permitted.

Property Management. The Queens Center Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Street (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises, LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the property comprising the Shared Tax Lot.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

DENVER
LoDo
Downtown Denver
RiNo
Five Points
Highland
Uptown
Capitol Hill
Civic Center
Lincoln Park
DENVER COUNTY

CHICAGO
Chicago Loop
West Loop
South Loop
Near North Side
River North
Fulton River District
New East Side
Greektown
Lake Michigan

NASHVILLE
Downtown Nashville
North Nashville
East Nashville
Shelby Hills
Midtown
Berry Hill
Woodbine
DAVIDSON COUNTY
Cumberland River

AUSTIN
Downtown Austin
West Campus
East Central Austin
Tarrytown
Mueller
MLK
Clarksville
Zilker
Bouldin Creek
East Cesar Chavez
Riverside
Montopolis
South Congress
TRAVIS COUNTY

MIAMI
Wynwood
Edgewater
Design District
Overtown
Downtown Miami
Little Havana
Brickell
Liberty City
Brownsville
Morningside
Shenandoah
Biscayne Bay
Miami Beach
MIAMI-DADE COUNTY

ICONIQ Multifamily Portfolio		
1	Sentral Union Station	Denver, CO
2	Sentral Michigan Avenue	Chicago, IL
3	Sentral SoBro	Nashville, TN
4	Sentral Wynwood	Miami, FL
5	Sentral at Austin 1614	Austin, TX
6	Sentral at Austin 1630	Austin, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

No. 10 – ICONIQ Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	AA-/BBB-/A2		Property Type – Subtype:	Multifamily – Various
	Original Principal Balance(1):	$26,000,000		Location:	Various
	Cut-off Date Balance(1):	$26,000,000		Size:	1,790 Units
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per Unit(1):	$167,598
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit(1):	$167,598
	Borrower Sponsor:	ICONIQ Residential Partners GP, LP		Year Built/Renovated:	Various/NAP
	Guarantors:	ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP, and ICONIQ Residential Partners Fund C, LP		Title Vesting:	Various
	Mortgage Rate(2):	5.179710%		Property Manager:	BHI Residential Corporation
	Note Date:	November 5, 2024		Current Occupancy (As of)(5):	92.2% (9/10/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	86.0%
	Maturity Date:	November 6, 2029		YE 2022 Occupancy:	81.5%
	IO Period:	60 months		YE 2021 Occupancy:	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$831,600,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Unit:	$464,581
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection(3):	YM1(24),DorYM1(29),O(7)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1):	Yes		TTM 8/31/2024 NOI:	$40,620,572
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		YE 2023 NOI:	$39,701,158
		$274,000,000/$225,000,000		YE 2022 NOI:	$32,440,891
				YE 2021 NOI	NAV
				U/W Revenues:	$81,279,144
Escrows and Reserves(4)				U/W Expenses:	$37,619,484
	Initial	Monthly	Cap	U/W NOI:	$43,659,660
Taxes:	$0	Springing	NAP	U/W NCF:	$43,287,811
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.45x/2.43x
Replacement Reserves:	$0	$22,375	NAP	U/W Debt Yield based on NOI/NCF:	14.6%/14.4%
Ground Rent Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.6%/14.4%
Hotel Tax Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	36.1%
				LTV Ratio at Maturity:	36.1%

Sources and Uses
Sources			Uses
Senior Loan(1)	$300,000,000	57.1%	Loan Payoff	$488,485,100	93.0%
Subordinate Loan	225,000,000	42.9	Closing Costs	31,399,780	6.0
			Principal Equity Distribution	5,115,120	1.0
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%
(1)	The ICONIQ Multifamily Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu promissory notes and two junior promissory notes with an aggregate original principal balance of $525,000,000 (the “ICONIQ Multifamily Portfolio Whole Loan”). The Underwriting and Financial Information presented above is based on the aggregate principal balance of the senior promissory notes.
(2)	5.17971% represents the ICONIQ Multifamily Portfolio Mortgage Loan coupon. The coupon for the ICONIQ Multifamily Portfolio Whole Loan is 6.0715%.
(3)	Defeasance of the ICONIQ Multifamily Portfolio Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Current Occupancy is based on live units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The tenth largest mortgage loan (the “ICONIQ Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple or leasehold interests in six multifamily properties located across five states (each a “ICONIQ Multifamily Portfolio Property”, and collectively the “ICONIQ Multifamily Portfolio Properties” or the “ICONIQ Multifamily Portfolio”).

The ICONIQ Multifamily Portfolio Whole Loan is comprised of six pari passu componentized senior notes with an aggregate principal balance of $300,000,000 (the “Senior Notes”) and two junior notes with an aggregate principal balance of $225,000,000 (the “Junior Notes”). Two Senior Notes with a principal balance of $170,000,000 and the two Junior Notes were contributed to the ICNQ 2024-MF securitization. The ICONIQ Multifamily Portfolio Mortgage Loan is evidenced by the Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $26,000,000. The ICONIQ Multifamily Portfolio Whole Loan was co-originated by German American Capital Corporation and Goldman Sachs Bank USA on November 5, 2024. The ICONIQ Multifamily Portfolio Whole Loan accrues interest at a weighted average fixed rate of 6.0715% per annum. The ICONIQ Multifamily Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The table below identifies the promissory notes that comprise the ICONIQ Multifamily Portfolio Whole Loan. The relationship between the holders of the ICONIQ Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio AB Whole Loan” in the Preliminary Prospectus. The ICONIQ Multifamily Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ICNQ 2024-MF securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$119,000,000	$119,000,000	ICNQ 2024-MF	Yes
A-2(1)	$45,500,000	$45,500,000	DBRI	No
A-3(1)	$45,500,000	$45,500,000	DBRI	No
A-4	$51,000,000	$51,000,000	ICNQ 2024-MF	No
A-5	$26,000,000	$26,000,000	WFCM 2024-5C2	No
A-6(1)	$13,000,000	$13,000,000	GSBI	No
Junior Notes
B-1	$157,500,000	$157,500,000	ICNQ 2024-MF	No
B-2	$67,500,000	$67,500,000	ICNQ 2024-MF	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Borrowers and the Borrower Sponsor. The borrowers are Sixth South Partners, LP, IRP Bradley Apartments, LLC, IRP Essex Apartments, LLC, IRP Indie Apartments, LLC, IRP Candela Apartments, LLC and IRP Union Denver Apartments, LLC, each a Delaware limited liability company or limited partnership structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICONIQ Multifamily Portfolio Whole Loan. The borrower sponsor is ICONIQ Residential Partners GP, LP. The non-recourse carveout guarantors are ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP and ICONIQ Residential Partners Fund C, LP., each a Delaware limited partnership and an affiliate of the borrower sponsor.

The Properties. The ICONIQ Multifamily Portfolio consists of six Class A multifamily properties located in five different states, totaling 1,198 “Live Unfurnished” units, which are traditional multifamily units, 131 “Live Furnished” units and 461 “Stay” units, which are leased for shorter term stays. The ICONIQ Multifamily Portfolio Properties were constructed between 2018 and 2021. As of the September 2024 rent rolls, the Live units (furnished and unfurnished) were 92.2% occupied, with weighted average in-place rent of $2,647/month ($3.40 PSF). The ICONIQ Multifamily Portfolio offers a diverse unit mix with the Live units consisting of 318 Studio units (23.9% of Live units / 490 Avg. SF), 660 One-Bedroom units (49.7% of Live units / 717 Avg. SF), 341 Two-Bedroom units (25.7% of Live units / 1,134 Avg. SF), 6 Three-Bedroom units (0.5% of Live units / 1,408 Avg. SF), and 4 Four-Bedroom units (0.3% of Live units / 2,294 Avg. SF).

The collateral includes 97,273 SF of commercial tenancy that is 94.9% occupied as of September 10, 2024. See “Commercial Tenancy” below for additional detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table sets forth certain information regarding the ICONIQ Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Market	Live Unfurnished Units	Live Furnished Units	Stay Units	Total Units	Live Occ.	Live In-Place Unit Occupancy	Live In-Place Monthly Rent/Unit	U/W NCF	% of U/W NCF
Sentral Union Station	Denver	489	40	50	579	495	93.60%	$2,584	$14,206,940	32.8%
Sentral Michigan Avenue	Chicago	362	25	92	479	354	91.50%	$2,975	$10,332,467	23.9%
Sentral SoBro	Nashville	154	0	145	299	146	94.80%	$2,825	$10,325,808	23.9%
Sentral Wynwood	Miami	4	62	109	175	47	71.20%	$3,196	$4,763,194	11.0%
Sentral at Austin 1614	Austin	87	4	28	119	89	97.80%	$2,264	$2,002,210	4.6%
Sentral at Austin 1630	Austin	102	0	37	139	94	92.20%	$1,546	$1,657,194	3.8%
Total / Wtd. Avg.:		1,198	131	461	1,790	1,225	92.20%	$2,647	$43,287,811	100.0%
(1)	Source: Appraisal, underwritten cash flow and underwritten rent roll.

The following table presents the unit mix at the ICONIQ Multifamily Portfolio Properties:

Unit Mix(1)

					Live Units
Unit Type(1)	Total Units	Unfurnished Live Units	Furnished Live Units	Stay Units	# of Units	Unit Mix %	Occupied Units	Occ. %	Avg SF/Unit	$/Unit
Studio	430	298	20	112	318	23.9%	301	94.7%	$490	1,873
One-Bedroom	934	570	90	274	660	49.7%	607	92.0%	$717	2,529
Two-Bedroom	416	320	21	75	341	25.7%	307	90.0%	$1,134	3,514
Three-Bedroom	6	6	0	0	6	0.5%	6	100.0%	$1,408	5,082
Four-Bedroom	4	4	0	0	4	0.3%	4	100.0%	$2,294	8,498
Total / Wtd. Avg.:	1790	1,198	131	461	1,329	100.0%	1,225	92.2%	$778	2,647
(1)	Source: Appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the ICONIQ Multifamily Portfolio Property:

Historical Occupancy

Historical and Current Occupancy(1)
2022	2023	Current(2)(3)
81.5%	86.0%	92.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 10, 2024.
(3)	Current Occupancy is based on live units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table presents Commercial Tenancy at the ICONIQ Multifamily Portfolio Properties:

Commercial Tenancy(1)

Tenant Name	Property Type	Credit Rating (Fitch/	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF			Ext. Options
		Credit Rating (Fitch/Moody's/ S&P)(2)						Term. Option (Y/N)	Lease Expiration Date
Whole Foods Market	Sentral Union Station	AA-/A1/AA	50,203	51.6%	$1,933,820	47.1%	$38.52	N	11/14/2037	None
CVS	Sentral Union Station	NR/Baa2/BBB	8,751	9.0%	$500,907	12.2%	$57.24	N	8/31/2043	None
Ossobuco	Sentral Wynwood	NR/NR/NR	4,207	4.3%	$284,268	6.9%	$67.57	N	12/31/2032	1 x 5yr
The Wall Art Gallery	Sentral Wynwood	NR/NR/NR	4,230	4.3%	$251,976	6.1%	$59.57	N	12/16/2027	None
Zuri	Sentral Wynwood	NR/NR/NR	2,855	2.9%	$231,744	5.6%	$81.17	N	3/31/2031	None
Gyu-Kaku	Sentral Union Station	NR/NR/NR	3,142	3.2%	$138,374	3.4%	$44.04	N	11/30/2028	None
TABU NASH(3)	Sentral SoBro	NR/NR/NR	3,222	3.3%	$135,324	3.3%	$42.00	N	1/31/2036	None
House of Mane	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$126,900	3.1%	$60.00	N	7/31/2034	None
The NOW Massage	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$115,968	2.8%	$54.83	N	12/21/2033	None
Maman	Sentral Wynwood	NR/NR/NR	4,202	4.3%	$94,548	2.3%	$22.50	N	10/13/2036	None
Recreation Sports and Social	Sentral at Austin 1630	NR/NR/NR	2,500	2.6%	$91,428	2.2%	$36.57	N	2/29/2028	None
Form 50 Miami, Inc	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$89,760	2.2%	$42.44	N	8/31/2027	None
Sixt Car Rental(3)	Sentral SoBro	NR/NR/NR	951	1.0%	$45,648	1.1%	$48.00	N	1/31/2030	None
Wynwood Buggies	Sentral Wynwood	NR/NR/NR	638	0.7%	$30,816	0.8%	$48.30	N	10/31/2026	None
Tipsy Scoop(3)	Sentral SoBro	NR/NR/NR	1,079	1.1%	$30,212	0.7%	$28.00	N	5/31/2035	1 x 5yr
Total/Wtd. Avg.			92,325	94.9%	$4,101,693	100.0%	$44.43
Vacant Space			4,948	5.1%
Total/Wtd. Avg.			97,273	100.0%
(1)	Based on the underwritten rent roll dated September 10, 2024.
(2)	Credit ratings may reflect those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Signed but not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ICONIQ Multifamily Portfolio Property:

Cash Flow Analysis(1)

	2022(2)	2023	TTM 8/31/2024	U/W(2)	%(3)	U/W $ per Unit
Gross Potential Rent	$51,859,233	$45,005,640	$43,318,398	$42,517,436	100.0%	$23,753
Vacancy	(7,664,052)	(4,336,296)	(3,698,064)	(3,611,845)	(8.5)	($2,018)
Non-Revenue Units	(54,951)	(232,353)	(212,680)	(201,763)	(0.5)	($113)
Concessions	(1,591,739)	(1,082,373)	(1,309,279)	(1,116,031)	(2.6)	($623)
Bad Debt	(306,033)	(670,517)	(929,106)	(425,174)	(1.0)	($238)
Net Rental Income	$42,242,458	$38,684,102	$37,169,269	$37,162,622	87.4%	$20,761
Other Income(4)	10,249,650	13,832,292	16,094,916	17,612,303	41.4	$9,839
Stay Income	10,913,278	21,099,892	23,399,121	26,504,218	62.3	$14,807
Effective Gross Income	$63,405,386	$73,616,286	$76,663,306	$81,279,144	191.2%	$45,407
Management Fee	1,933,617	2,243,536	2,299,059	2,438,374	3.0	$1,362
General & Administrative	3,262,212	3,724,451	2,938,681	2,938,681	3.6	$1,642
Payroll	5,386,470	6,789,131	5,743,879	5,743,879	7.1	$3,209
Turnover	333,583	346,495	343,916	343,916	0.4	$192
Repairs & Maintenance	823,326	751,771	850,247	850,247	1.0	$475
Landscaping	319,358	413,939	410,231	410,231	0.5	$229
Contract Services	1,616,330	2,358,140	3,045,597	3,045,597	3.7	$1,701
Guest and Resident Service	505,286	209,560	238,779	238,779	0.3	$133
Stay Expense	4,187,984	4,195,879	6,262,558	6,639,622	8.2	$3,709
Utilities	2,728,708	2,389,055	3,017,899	3,017,899	3.7	$1,686
Real Estate Taxes	8,612,125	8,933,049	9,069,650	9,844,214	12.1	$5,500
Ground Lease	366,762	398,175	408,393	460,094	0.6	$257
Insurance	888,732	1,161,948	1,413,845	1,647,951	2.0	$921
Total Expenses	$30,964,495	$33,915,128	$36,042,734	$37,619,484	46.3%	$21,016
Net Operating Income	$32,440,891	$39,701,158	$40,620,572	$43,659,660	53.7%	$24,391
CapEx	268,500	268,500	268,500	358,000	0.4	$200
Ti/LC	0	0	0	13,849	0.0	$8
Net Cash Flow	$32,172,391	$39,432,658	$40,352,072	$43,287,811	53.3%	$24,183

NOI DSCR(5)	1.82x	2.23x	2.28x	2.45x
NCF DSCR(5)	1.81x	2.22x	2.27x	2.43x
NOI Debt Yield(5)	10.8%	13.2%	13.5%	14.6%
NCF Debt Yield(5)	10.7%	13.1%	13.5%	14.4%
(1)	Based on the underwritten cash flow dated September 10, 2024.
(2)	2022 represents February through December 2022 for Sentral SoBro (which was acquired in 2022) and full year end 2022 financials for the remaining ICONIQ Multifamily Portfolio Properties.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income consists primarily of commercial income, parking income, utility reimbursements resort fee income and homeshare amenity.
(5)	DSCRs and Debt Yields are based on the ICONIQ Multifamily Portfolio Whole Loan.

Appraisal. According to the ICONIQ Multifamily Portfolio Properties appraisals dated as of various dates in October 2024, the ICONIQ Multifamily Portfolio Properties had an as-is appraised value of $831,600,000

Environmental. According to the Phase I environmental assessments dated October 14, 2024, there was no evidence of any recognized environmental conditions at the ICONIQ Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Market Overview and Competition. The ICONIQ Multifamily Portfolio Properties are located in Denver, CO, Chicago, IL, Nashville, TN, Miami, FL and Austin, TX. The following table presents certain information relating to the TTM June 2024 RevPAR Comparison at the ICONIQ Multifamily Portfolio Properties:

RevPAR Comparison(1)

Month	23-Jan	23-Feb	23-Mar	23-Apr	23-May	23-Jun	23-Jul	23-Aug	23-Sep	23-Oct	23-Nov	23-Dec	24-Jan	24-Feb	24-Mar	24-Apr	24-May	24-Jun
Live Unfurnished Units	1,238	1,247	1,248	1,248	1,214	1,214	1,214	1,214	1,214	1,214	1,204	1,204	1,200	1,198	1,198	1,201	1,199	1,199
ADR	$82	$82	$83	$83	$83	$83	$83	$84	$84	$85	$85	$85	$83	$83	$83	$84	$86	$86
Occupancy	93.6%	94.0%	93.1%	94.9%	95.9%	95.3%	94.2%	93.6%	93.4%	92.0%	92.2%	93.3%	94.8%	94.8%	95.7%	95.9%	96.4%	94.9%
RevPAR	$77	$77	$77	$79	$79	$79	$78	$78	$79	$78	$79	$79	$79	$79	$80	$80	$82	$82
Live Furnished Units	213	204	203	203	172	172	172	172	172	172	172	160	123	118	152	141	134	133
ADR	$116	$118	$124	$120	$124	$128	$127	$124	$124	$120	$116	$116	$107	$114	$118	$125	$137	$139
Occupancy	88.4%	92.3%	94.5%	91.1%	87.3%	90.1%	84.6%	76.9%	75.9%	78.7%	70.4%	74.8%	82.2%	79.3%	78.1%	82.4%	76.5%	75.1%
Rooms Booked	5,834	5,274	5,946	5,545	4,654	4,651	4,512	4,099	3,915	4,196	3,635	3,710	3,133	2,619	3,681	3,487	3,177	2,995
RevPAR	$103	$109	$117	$110	$108	$116	$108	$95	$94	$94	$82	$87	$88	$90	$92	$103	$105	$105
Stay Units	339	339	339	339	404	404	404	404	404	405	414	427	436	443	419	448	457	458
ADR	$157	$172	$217	$212	$206	$200	$189	$186	$211	$239	$185	$171	$174	$179	$203	$202	$210	$205
Occupancy	64.3%	80.0%	81.6%	74.7%	74.2%	73.0%	73.3%	67.7%	74.0%	76.2%	66.5%	52.2%	60.8%	73.7%	80.1%	79.0%	80.8%	78.0%
Rooms Booked	6,761	7,595	8,575	7,601	9,290	8,848	9,186	8,485	8,966	9,564	8,254	6,908	8,222	9,140	10,407	10,624	11,440	10,716
RevPAR	$101	$138	$177	$159	$153	$146	$139	$126	$156	$182	$123	$89	$106	$132	$163	$160	$170	$160
RevPAR Premiums
Live Furnished Premiums	34.3%	41.6%	52.2%	38.6%	36.4%	45.3%	37.5%	22.0%	19.7%	20.0%	4.1%	9.8%	12.1%	14.4%	15.7%	28.7%	26.9%	28.2%
Stay Premiums	32.0%	78.7%	130.4%	100.6%	93.4%	83.6%	76.7%	61.3%	98.5%	131.8%	56.8%	12.6%	34.6%	66.8%	103.7%	99.3%	105.7%	95.6%
(1)	Source: Third party reports.

Escrows.

Tax Reserve: During the continuance of a Trigger Period (as defined below), the borrowers are required to deposit into escrow 1/12th of the estimated annual real estate taxes on a monthly basis.

Insurance Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit a monthly amount equal to monthly 1/12th of the annual estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Capital Expenditures Reserve: On each monthly payment date, the borrowers are required to deposit approximately $22,375 into a capital expenditures account, for the payment and reimbursement of approved capital expenses.

Ground Rent Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit monthly amounts of rent due and payable for the calendar month under the ground lease at the Sentral Michigan Avenue property.

Hotel Tax Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit an amount reasonably budgeted by the borrowers for the payment of sales and occupancy taxes that are anticipated to be payable during such month.

Lockbox / Cash Management. The ICONIQ Multifamily Portfolio Whole Loan is structured with a soft lockbox with respect to residential rents and springing cash management. The ICONIQ Multifamily Portfolio Whole Loan documents require the borrowers to deliver a notice to all commercial tenants directing them to remit all payments into a lender-controlled clearing account. All gross revenue, including residential rents and any insurance proceeds, received by the borrowers or property manager are required to be deposited into the clearing account within one business day of receipt. Funds in the clearing account will be swept on a daily basis into the borrower’s operating account unless a Trigger Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with the ICONIQ Multifamily Portfolio Whole Loan documents.

A “Trigger Period” will commence upon the following the occurrence of: (i) an event of default under the ICONIQ Multifamily Portfolio Whole Loan documents until cured or waived in writing by the lender or (ii) the debt yield falling below 6.0% for two consecutive calendar quarters (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

The borrowers may prepay the ICONIQ Multifamily Portfolio Whole Loan in an amount such that, if the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan used in the applicable debt yield calculation had been equal to the outstanding principal balance amount of the ICONIQ Multifamily Portfolio Whole Loan after giving effect to such prepayment, the debt yield as of such date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

would have equaled or exceeded 6.0% (provided that any such prepayment is subject to the payment of any applicable interest shortfall and, if made prior to the open prepayment Date is subject to the applicable prepayment fee).

The borrowers may also satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period by delivering cash or a letter of credit as additional collateral for the ICONIQ Multifamily Portfolio Whole Loan in an amount that would be sufficient, if the same were to be deducted from the principal balance of the ICONIQ Multifamily Portfolio Whole Loan, to cause the debt yield to be equal to or greater than 6.0%, at its sole option, to prevent the commencement of a Trigger Period due to the commencement of a Low Debt Yield Period. If the debt yield (without any imputed deduction to the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan) is equal to or greater than 6.0% for two consecutive calendar quarters, the lender will return to the borrowers an amount of the collateral that is not required to satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period.

Partial Release. The borrowers may at any time, provided no ICONIQ Multifamily Portfolio Whole Loan event of default is continuing (other than as noted below), release one or more ICONIQ Multifamily Portfolio Properties by prepaying the applicable Release Amount (as defined below) of the allocated loan amount of the subject ICONIQ Multifamily Portfolio Properties together with any yield maintenance premium then required (if any), and subject to the following terms and conditions, among others: (i) the debt yield after giving effect to such release (the “Partial Release Required Debt Yield”) is at least equal to the greater of (a) 8.3% or (b) the debt yield immediately prior to the occurrence of such release; (ii) continued compliance with the single purpose entity requirements contained in the ICONIQ Multifamily Portfolio Whole Loan documents; (iii) payment of the lender’s reasonable out-of-pocket costs and expenses; and (iv) satisfaction of any REMIC conditions.

“Release Amount” with respect to any ICONIQ Multifamily Portfolio Property released, means (x) if the Release Amount paid with respect to the applicable ICONIQ Multifamily Portfolio Property that is subject to a partial release (when aggregated with any prior Release Amounts) is equal to or less than $157,500,000, 105% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property and (y) in all other instances, 110% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property.

In the event that the debt yield following the release does not satisfy the Partial Release Required Debt Yield, the borrower will be permitted to release the subject ICONIQ Multifamily Portfolio Property taking into account any cash or letters of credit previously held or delivered as collateral to cure a Low Debt Yield Period.

Transfers of direct and indirect equity interests in the borrowers will be permitted under certain circumstances so long as the conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The ICONIQ Multifamily Portfolio Whole Loan—Transfer Restrictions” in the Preliminary Prospectus are satisfied.

The borrowers have the right to (x) convey the entire ICONIQ Multifamily Portfolio Whole Loan to a transferee that assumes all of the borrowers’ obligations under the ICONIQ Multifamily Portfolio Whole Loan documents (a “Portfolio Sale”) or (y) to transfer direct or indirect equity interests in the borrowers to a transferee which would not otherwise constitute a permitted transfer under the ICONIQ Multifamily Portfolio Whole Loan documents (an “Equity Sale”), provided, among other things, (i) no event of default under the ICONIQ Multifamily Portfolio Whole Loan documents has occurred and is continuing, (ii) in connection with a Portfolio Sale, the transferee is a special purpose bankruptcy remote entity satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents and in connection with an Equity Sale, the borrowers continue to be a special purpose bankruptcy remote entities satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents, (iii) the transferee or the borrowers, as the case may be, is required to be controlled by a person who (a) is a qualified transferee under the ICONIQ Multifamily Portfolio Whole Loan documents, and (b) either satisfies the requirements of an eligible qualified owner under the ICONIQ Multifamily Portfolio Whole Loan documents (or with respect to the experience requirement, engages an unaffiliated qualified property manager that satisfied the experience requirements), (iv) the ICONIQ Multifamily Portfolio Property will be managed by an approved affiliate manager under the ICONIQ Multifamily Portfolio Whole Loan documents, an affiliate of the borrower (in the case of an Equity Sale) or the transferee (in the case of a Portfolio Sale), or another property manager acceptable to the lender, (v) a rating agency confirmation is obtained, (vi) an approved replacement guarantor delivers a replacement, non-recourse carveout guaranty and environmental indemnity, and (vii) the lender receives a transfer fee equal to $500,000.

Subordinate and Mezzanine Debt. The ICONIQ Multifamily Portfolio Whole Loan also includes the ICONIQ Multifamily Portfolio Junior Notes. The ICONIQ Multifamily Portfolio Junior Notes bear interest at 6.3650% per annum. Payments on the ICONIQ Multifamily Portfolio Junior Notes are generally subordinate to payments on the ICONIQ Multifamily Portfolio Senior Notes, provided that the ICONIQ Multifamily Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ICONIQ Multifamily Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Ground Lease. The Sentral Michigan Avenue property is subject to a ground lease through December 31, 2114, with no extension options. The current ground rent for the year ending on December 31, 2024, is $410,184.93, payable in equal monthly installments of approximately $34,182. On the first day of January throughout the ground lease term, the base ground rent will be increased by an amount equal to the percentage CPI increase for the immediately preceding year, plus 1%.

Terrorism Insurance. The ICONIQ Multifamily Portfolio Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

up to $100,000, except for water damage, which may have a deductible not to exceed $250,000, with the exception of windstorm or earthquake, which may have deductibles not to exceed five percent (5%) of the total insurable value of such property per occurrence and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

No. 11 – Waterside Marketplace

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/Baa3		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$25,800,000		Location:	Chesterfield, MI
	Cut-off Date Balance:	$25,800,000		Size:	276,244 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$93.40
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$91.39
	Borrower Sponsors:	Sridhar Marupudi and Ziaur Rahman		Year Built/Renovated:	2007, 2008, 2014, 2021/NAP
	Guarantors:	Sridhar Marupudi and Ziaur Rahman		Title Vesting:	Fee
	Mortgage Rate:	6.2100%		Property Manager:	Pinnacle Leasing & Management, LLC.
	Note Date:	October 16, 2024		Current Occupancy (As of):	93.8% (9/5/2024)
	Seasoning:	0 months		YE 2023 Occupancy(1):	96.9%
	Maturity Date:	November 11, 2029		YE 2022 Occupancy:	94.3%
	IO Period:	36 months		YE 2021 Occupancy:	88.4%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	88.4%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$41,125,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF:	$148.87
	Call Protection:	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	August 5, 2024

	Lockbox Type:	Hard / Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (7/31/2024) (2):	$2,990,209
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$2,668,891
				YE 2022 NOI:	$3,494,942
				YE 2021 NOI:	$3,943,526
				U/W Revenues:	$5,300,317
				U/W Expenses:	$1,693,234
Escrows and Reserves				U/W NOI(2):	$3,607,084
	Initial	Monthly	Cap	U/W NCF:	$3,419,652
Taxes	$222,081	$74,027	NAP	U/W DSCR based on NOI/NCF:	1.90x / 1.80x
Insurance	$54,194	$7,742	NAP	U/W Debt Yield based on NOI/NCF:	14.0% / 13.3%
Replacement Reserves	$200,000	$4,604	$200,000	U/W Debt Yield at Maturity based on NOI/NCF:	14.3% / 13.5%
TI/LC Reserve	$750,000	$34,531	$750,000	Cut-off Date LTV Ratio:	62.7%
Existing TI/LC Reserve	$1,413,000	$0	NAP	LTV Ratio at Maturity:	61.4%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$25,800,000	60.6%	Purchase Price	$39,600,000	93.0%
Sponsor Equity	$16,795,017	39.4%	Upfront Reserves	2,639,275	6.2%
			Closing Costs	355,742	0.8%
Total Sources	$42,595,017	100.0%	Total Uses	$42,595,017	100.0%
(1)	Information obtained from the August 31, 2023 rent roll.
(2)	The increase in U/W NOI from the TTM NOI (7/31/2024) was due to the Bed Bath & Beyond space being backfilled by Sierra Trading Post, contractual rent increases through November 2025 and free rent burning off for other new leases.

The Mortgage Loan. The eleventh largest mortgage loan (the “Waterside Marketplace Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 276,244 square feet located in Chesterfield, Michigan (the “Waterside Marketplace Property”).

The Borrower and Borrower Sponsors. The borrower is ORF X Waterside, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterside Marketplace Mortgage Loan. The borrower sponsors are Sridhar Marupudi & Ziaur Rahman and the nonrecourse carveout guarantors are Sridhar Marupudi & Ziaur Rahman. In addition to the non-recourse carveout guaranty, Sridhar Marupudi & Ziaur Rahman provided a guaranty of up to $2,580,000, representing 10% of the original principal balance of the Waterside Marketplace Mortgage Loan.

The Property. The Waterside Marketplace Property consists of an anchored shopping center totaling 276,244 square feet located in Chesterfield, Michigan. The improvements consist of five retail buildings that were constructed from 2007 through 2021. The Waterside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

Marketplace Property is located approximately 32 miles northeast of the Detroit central business district (“CBD”) and is situated on a 33.9-acre site. The Waterside Marketplace Property includes 1,589 parking spaces, which results in a parking ratio of 5.75 spaces per 1,000 square feet. The Waterside Marketplace Property is anchored by Burlington, TJ Maxx, Sierra, Best Buy, DSW and Jo-Ann’s. The Waterside Marketplace Property is shadow anchored by a JC Penney, Dick’s Sporting Goods and Aldi. As of September 5, 2024, the Waterside Marketplace Property was 93.8% leased to 19 tenants.

Major Tenants.

Largest Tenant by U/W Base Rent: Best Buy (45,000 square feet; 16.3% of net rentable area; 13.7% of underwritten base rent; 3/31/2026 lease expiration) – Best Buy is the world's largest specialty consumer electronics retailer. In the fiscal year 2024, Best Buy generated $43.5 billion of revenue and operated approximately 1,125 retail stores in North America. Best Buy has been a tenant at the -Waterside Marketplace Property since 2007, has three, five-year renewal options and no termination options remaining.

2nd Largest Tenant by U/W Base Rent: Burlington Coat Factory (35,000 square feet; 12.1% of net rentable area; 11.1% of underwritten base rent; 2/29/2032 lease expiration) – Burlington Coat Factory is an American national off-price department store retailer with approximately 1,000 stores in 46 states and Puerto Rico. Burlington Coat Factory has been a tenant since 2021 and has four, five-year renewal option remaining and no termination options.

3rd Largest Tenant by U/W Base Rent: TJ Maxx (30,450 square feet; 11.0% of net rentable area; 10.1% of underwritten base rent; 10/31/2027 lease expiration) – TJ Maxx is an American department store chain founded in 1976. TJ Maxx has more than 4,900 stores worldwide. TJ Maxx has been a tenant since 2007, has three, five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Waterside Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Best Buy	NR/A3/BBB+	45,000	16.3%	$11.00	$495,000	13.7%	3/31/2026	3, 5-year	N
Burlington Coat Factory	NR/NR/BB+	35,000	12.7%	$12.50	$437,500	12.1%	2/29/2032	4, 5-year	N
TJ Maxx	NR/A2/A	30,450	11.0%	$12.00	$365,400	10.1%	10/31/2027	3, 5-year	N
Jo-Ann's Fabrics	NR/NR/NR	25,000	9.0%	$11.75	$293,750	8.1%	1/31/2029	3, 5-year	N
Sierra Trading Post(2)	NR/A2/A	19,312	7.0%	$14.85	$286,783	7.9%	4/30/2035	4, 5-year	N
Old Navy	NR/Ba3/BB	18,800	6.8%	$12.00	$225,600	6.2%	3/31/2025	None	N
		173,562	62.8%	$12.12	$2,104,033	58.0%

Non-Major Tenants(3)		85,475	30.9%	$17.81	$1,522,167	42.0%

Occupied Collateral Total		259,037	93.8%	$14.00	$3,626,201	100.0%

Vacant Space		17,207	6.2%

Collateral Total		276,244	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Information is based on the underwritten rent roll as of September 5, 2024, includes rent increases through November 2025 and signed but not occupied rent for Sierra Trading Post. Sierra Trading Post’s space has been delivered to the tenant in satisfactory condition, they are expected to open for business on April 15, 2025 and outstanding TI funds and gap rent have been reserved for upfront.
(3)	Non-Major Tenants space includes one tenant Storage space totalling 2,997 square feet (1.1% of NRSF) that is in occupancy and paying rent and three shadow non-collateral tenants that pay CAM charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

The following table presents a summary of sales and occupancy costs for certain tenants at the Waterside Marketplace Property:

Sales and Occupancy Cost Summary(1)

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost(2)
Best Buy	NAV	NAV	NAV	NAV
Burlington Coat Factory	NAV	NAV	NAV	NAV
TJ Maxx	$493	$481	$499	3.3%
Jo-Ann's Fabrics	$103	$86	$86	19.2%
Sierra Trading Post	NAV	NAV	NAV	NAV
Old Navy	$212	$175	$173	9.3%
(1)	Represents available sales information for tenants included in the Major Tenants table above.
(2)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the 2023 sales.

The following table presents certain information relating to the lease rollover schedule at the Waterside Marketplace Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	3	28,997	10.5%	28,997	10.5%	$352,384	9.7%	$12.15
2026	1	45,000	16.3%	73,997	26.8%	$495,000	13.7%	$11.00
2027	4	50,549	18.3%	124,546	45.1%	$717,526	19.8%	$14.19
2028	3	22,800	8.3%	147,346	53.3%	$409,576	11.3%	$17.96
2029	2	28,200	10.2%	175,546	63.5%	$399,350	11.0%	$14.16
2030	1	1,818	0.7%	177,364	64.2%	$19,998	0.6%	$11.00
2031	1	4,605	1.7%	181,969	65.9%	$90,120	2.5%	$19.57
2032	1	35,000	12.7%	216,969	78.5%	$437,500	12.1%	$12.50
2033	1	4,200	1.5%	221,169	80.1%	$88,200	2.4%	$21.00
2034	2	11,356	4.1%	232,525	84.2%	$221,764	6.1%	$19.53
Thereafter	3	26,512	9.6%	259,037	93.8%	$394,783	10.9%	$14.89
Vacant	0	17,207	6.2%	276,244	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	276,244	100.0%			$3,626,201	100.0%	$14.00
(1)	Information is based on the underwritten rent roll as of September 5, 2024, includes rent increases through November 2025 and signed not occupied rent for Sierra Trading Post. Sierra Trading Post’s space has been delivered to the tenant in satisfactory condition, they are expected to open for business on April 15, 2025 and outstanding TI funds and gap rent have been reserved for upfront. Rent roll includes one tenant Storage space totaling 2,997 square feet (1.1% of NRSF) that is in occupancy and paying rent and three shadow non-collateral tenants that pay CAM charges.

The following table presents historical occupancy percentages at the Waterside Marketplace Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	8/31/2023	TTM 9/5/2024(2)
88.4%	88.4%	94.3%	96.9%	93.8%
(1)	Historical occupancies obtained from borrower rent rolls.
(2)	Information obtained from the underwritten rent roll as of September 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Waterside Marketplace Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM July 2024	U/W	%	U/W $ per SF
Base Rent	$3,553,599	$3,986,146	$3,783,645	$3,046,972	$3,265,674	$3,626,201(1)	64.8%	$13.13(1)
Grossed Up Vacant Space	0	0	0	0	0	298,780	5.3	1.08
Gross Potential Rent	$3,553,599	$3,986,146	$3,783,645	$3,046,972	$3,265,674	$3,924,981	70.1%	$14.21
Other Income	85,076	171,668	139,940	114,473	158,843	137,752	2.5	0.50
Percentage Rent	0	59,976	0	16,624	41,456	0	0.0	0.00
Total Recoveries	1,188,387	1,507,165	1,501,703	1,430,025	1,469,579	1,536,365	27.4	5.56
Net Rental Income	$4,827,062	$5,724,955	$5,425,288	$4,608,094	$4,935,552	$5,599,097	100.0%	$20.27
(Vacancy & Credit Loss)	0	0	0	0	0	(298,780)	(7.6)	(1.08)
Collection Loss	(140,642)	0	(73,044)	(74,434)	0	0	0.0	0.00
Free Rent Adjustment	(286,018)	0	0	(75,032)	(225,728)	0	0.0	0.00
Effective Gross Income	$4,400,402	$5,724,955	$5,352,244	$4,458,628	$4,709,824	$5,300,317	94.7%	$19.19

Real Estate Taxes	$830,711	$867,062	$870,447	$814,329	$837,709	$851,705	16.1%	$3.08
Insurance	134,588	130,745	130,319	197,569	138,468	88,481	1.7	0.32
Management Fee	180,487	254,846	235,218	197,673	202,402	212,013	4.0	0.77
Other Operating Expenses	424,810	528,777	621,317	580,166	541,035	541,035	10.2	1.96
Total Operating Expenses	$1,570,596	$1,781,429	$1,857,302	$1,789,737	$1,719,614	$1,693,234	31.9%	$6.13

Net Operating Income	$2,829,806	$3,943,526	$3,494,942	$2,668,891	$2,990,209	$3,607,084	68.1%	$13.06
Replacement Reserves	0	0	0	0	0	55,249	1.0	0.20
TI/LC	0	0	0	0	0	207,183	3.9	0.75
Non-Recurring Items	0	0	0	0	0	(75,000)	(1.4)	(0.27)
Net Cash Flow	$2,829,806	$3,943,526	$3,494,942	$2,668,891	$2,990,209	$3,419,652	64.5%	$12.38

NOI DSCR	1.49x	2.08x	1.84x	1.41x	1.58x	1.90x
NCF DSCR	1.49x	2.08x	1.84x	1.41x	1.58x	1.80x
NOI Debt Yield	11.0%	15.3%	13.5%	10.3%	11.6%	14.0%
NCF Debt Yield	11.0%	15.3%	13.5%	10.3%	11.6%	13.3%
(1)	The U/W Base Rent per SF and U/W Base Rent include contractual rent steps November 2025.
(2)	All percent revenue fields are divided over net rental income, all percent vacancy fields are divided over gross potential rent and all percent expenses are divided over effective gross income.
(3)	The increase in U/W NOI from the TTM NOI (7/31/2024) was due to the Bed Bath & Beyond space being backfilled by Sierra Trading Post, contractual rent increases through November 2025 and free rent burning off for other new leases.

Appraisal. The appraiser concluded to an “As-is” value for the Waterside Marketplace Property of $41,125,000. The appraised value is as of August 5, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Waterside Marketplace Property, dated August 30, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Waterside Marketplace Property is located in Chesterfield, Michigan, approximately 32 miles northeast of the Detroit CBD. The primary highway access is provided by Interstate 94 to the East (1.2 miles). According to the appraisal, within a 1-, 3- and 5- mile radius of the Waterside Marketplace Property, the estimated 2024 population is 6,990, 46,347 and 105,874 respectively, and the 2024 average household income is $84,624, $115,702, and $117,681 respectively.

According to the appraisal, the property is situated within the Macomb East retail submarket of the Detroit retail market. The Macomb East retail submarket reports a total inventory of approximately 26.1 million square feet with a 5.9% vacancy rate and average market rents of $12.98 per square foot. The appraiser identified six lease comparable for anchor tenants, seven lease comparables for junior anchor tenants, seven lease comparables for major tenants, six lease comparable for Majors (4k - 6.5k) leases, and seven lease comparable for Inline (<4k) leases. The appraiser concluded to market rents for the Waterside Marketplace Property, ranging from $11.00 per square foot for Anchor, to $30.00 per square foot for the Inline space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Waterside Marketplace Property:

Market Rent Summary(1)

	Anchor (Outlot)	Junior Anchor	Majors (6.5k - 20k)	Majors (4k - 6.5k)	Inline (<4k)	Inline Corner (<4k)	Outlot - Inline
Market Rent (PSF)	$11.00	$12.50	$17.50	$20.00	$30.00	$10.00	$20.00
Lease Term (Years)	10	10	10	5	5	5	5
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10% / 5 Yrs.	10% / 5 Yrs.	10% / 5 Yrs.	2.50% / YR	2.50% / YR	2.50% / YR	2.50% / YR
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Waterside Marketplace Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Waterside Marketplace Property 50383, 50400, 50579, 50640 and 50769 Waterside Drive	Chesterfield, MI	2007, 2008, 2014, 2021/NAP	276,244(2)	93.8%(2)
Springhurst Towne Center 4400 Towne Center Drive	Louisville, KY	1997 / 2020	444,503	99.0%	Dec-2023	$66,100,000	$149
Waterstone Center 9691 Waterstone Boulevard	Cincinnati, OH	1996 / NAP	157,181	100.0%	Sep-2023	$29,569,397	$188
Maple Hill Pavillion 5022 W Main St	Kalamazoo, MI	1971 / 2013	276,397	98.0%	May-2023	$33,312,000	$121
Tel-Twelve Mall 28550-28700 Telegraph Road	Southfield, MI	1968 / 2005	193,850	96.0%	Jun-2022	$45,000,000	$232
Hunter's Square 30825-31383 Orchard Lake Road	Farmington Hills, MI	1981 / 2024	358,098	54.0%	Mar-2024	$34,000,000	$229
Creekside Commons 9557-9581 Mentor Ave.	Mentor, OH	1995 / 2023	204,997	100.0%	Oct-2023	$24,125,000	$118
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of September 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

No. 12 – Lakeland Park Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$24,000,000		Location:	Lakeland, FL
	Cut-off Date Balance:	$24,000,000		Size:	219,340 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$109.42
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$109.42
	Borrower Sponsors:	Daniel Katz and Daniel Kaufthal		Year Built/Renovated:	2014/NAP
	Guarantors:	Daniel Katz and Daniel Kaufthal		Title Vesting:	Fee
	Mortgage Rate:	6.4770%		Property Manager:	Katz Properties Management LLC (borrower-related)
	Note Date:	October 18, 2024		Current Occupancy (As of):	100.0% (8/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	100.0%
	Maturity Date:	November 11, 2029		YE 2022 Occupancy:	96.7%
	IO Period:	60 months		YE 2021 Occupancy:	98.3%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	97.6%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$43,700,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$199.23
	Call Protection:	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	August 17, 2024
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (8/31/2024 T6 Annualized):	$3,118,990
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$2,759,970
				YE 2022 NOI:	$2,813,585
				YE 2021 NOI:	$2,944,155
				U/W Revenues:	$4,503,147
				U/W Expenses:	$1,408,429
Escrows and Reserves				U/W NOI:	$3,094,718
	Initial	Monthly	Cap	U/W NCF:	$2,787,642
Taxes	$414,447	$37,677	NAP	U/W DSCR based on NOI/NCF:	1.96x / 1.77x
Insurance(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.9% / 11.6%
Replacement Reserves	$0	$2,742	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.9% / 11.6%
TI/LC Reserve	$0	$22,848	NAP	Cut-off Date LTV Ratio:	54.9%
Tenant Reimbursement Reserve	$6,142	$0	NAP	LTV Ratio at Maturity:	54.9%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$24,000,000	100.0%	Existing Debt Payoff(3):	$22,880,155	95.	3%
			Closing Costs	694,113	2.9
			Upfront Reserves	420,589	1.8
			Cash to Borrower	5,143	0.0
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	10	0.0%
(1)	The loan documents do not require ongoing monthly insurance reserves; so long as no event of default is continuing, the borrower maintains insurance coverage for the Lakeland Park Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.
(2)	Includes preferred equity paydown totaling $4.5 million.

The Mortgage Loan. The twelfth largest mortgage loan (the “Lakeland Park Center Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 219,340 square feet located in Lakeland, Florida (the “Lakeland Park Center Property”).

The Borrower and Borrower Sponsors. The borrower is Lakeland Park MZL LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lakeland Park Center Mortgage Loan. The borrower sponsors and nonrecourse carveout guarantors are Daniel Katz and Daniel Kaufthal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

Daniel Katz and Daniel Kaufthal are managing partners of KPR Centers (“KPR”), a vertically integrated real estate investor with in-house retail leasing, management, and development operations. Founded in 2009 and headquartered in New York, KPR’s strategy is focused on acquiring retail and industrial properties. KPR has a current portfolio of 49 properties across 17 states.

The Property. The Lakeland Park Center Property comprises a two-building, anchored retail center totaling 219,340 square feet, located in Lakeland, Florida. Situated on a 33.6-acre site, the property was constructed in 2014 and includes a total of 1,358 parking spaces, which results in a parking ratio of 6.19 spaces per 1,000 square feet. The Lakeland Park Center Property is anchored by a Floor & Decor and Dick’s Sporting Goods with other major tenants including Ross Dress For Less, Ulta Salon, Five Below and Lane Bryant. As of August 31, 2024, the Lakeland Park Center Property was 100.0% leased to 15 tenants.

Major Tenants. Largest Tenant by U/W Base Rent: Floor & Decor (60,462 square feet; 27.6% of net rentable area; 20.2% of underwritten base rent; 12/31/2029 lease expiration) – Floor & Decor operates as a multi-channel specialty retailer of hard surface flooring and related accessories and seller of commercial surfaces. The company operates warehouse-format stores and small design studios across 36 states. Floor & Decor was founded in 2000 and is headquartered in Atlanta, Georgia. Floor & Decor has been a tenant since 2014 and has one, five-year renewal option remaining with no termination options.

2nd Largest Tenant by U/W Base Rent: Dick’s Sporting Goods (50,019 square feet; 22.8% of net rentable area; 17.4% of underwritten base rent; 1/31/2030 lease expiration) – Dick’s Sporting Goods (“Dick’s”) is a sporting goods retailer offering an assortment of sports equipment, apparel, footwear, and accessories. In addition to Dick’s Sporting Goods stores, the company owns and operates Golf Galaxy, Public Lands, Moosejaw and Going Going Gone!, and also offers its products online and through the company's mobile apps. Dick’s has been a tenant since 2014 and has two, five-year renewal options remaining with no termination options.

3rd Largest Tenant by U/W Base Rent: Ross Dress For Less (27,248 square feet; 12.4% of net rentable area; 9.1% of underwritten base rent; 1/31/2030 lease expiration) – Ross Dress For Less (“Ross”) is the largest off-price apparel and home fashion chain in the United States, with locations in 40 states, the District of Columbia, and Guam. Ross Dress For Less has been a tenant since 2014 and has one, five-year renewal option remaining with no termination options.

The following table presents certain information relating to the tenancy at the Lakeland Park Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Floor & Decor	NR/NR/BB	60,462	27.6%	$12.50	$755,775	20.2%	12/31/2029	1, 5-year	N
Dick’s	NR/Baa2/BBB	50,019	22.8%	$13.00	$650,247	17.4%	1/31/2030	2, 5-year	N
Ross	NR/A2/BBB+	27,248	12.4%	$12.50	$340,600	9.1%	1/31/2030	1, 5-year	N
Pet Smart	NR/B1/B+	14,007	6.4%	$16.00	$224,112	6.0%	9/30/2029	2, 5-year	N
Old Navy	NR/Ba3/BB	12,577	5.7%	$16.40	$206,263	5.5%	9/30/2026	N	N
Shoe Carnival	NR/NR/NR	10,087	4.6%	$17.90	$180,540	4.8%	1/31/2030	N	N
		174,400	79.5%	$13.52	$2,357,537	63.0%

Non-Major Tenants		44,940	20.5%	$30.85	$1,386,555	37.0%

Occupied Collateral Total		219,340	100.0%	$17.07	$3,744,092	100.0%

Vacant Space		0	0%

Collateral Total		219,340	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Certain Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes contractual rent steps through November 2025 totalling $221,693.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

The following table presents a summary of sales and occupancy costs for certain tenants at the Lakeland Park Center Property:

Sales and Occupancy Cost Summary(1)

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost(2)
Floor & Decor	NAV	NAV	NAV	NAV
Dick’s	NAV	NAV	NAV	NAV
Ross	NAV	NAV	NAV	NAV
Pet Smart	NAV	$504(3)	$571	3.8%
Old Navy	NAV	NAV	NAV	NAV
(1)	Represents available sales information for tenants included in the Major Tenants table above.
(2)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the 2023 sales.
(3)	Represents 11 months of sales from February 2022 through December 2022. January 2022 sales information was not available.

The following table presents certain information relating to the lease rollover schedule at the Lakeland Park Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM/2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	12,577	5.7%	12,577	5.7%	$206,263	5.5%	$16.40
2027	3	10,508	4.8%	23,085	10.5%	$354,554	9.5%	$33.74
2028	0	0	0.0%	23,085	10.5%	$0	0.0%	$0.00
2029	2	74,469	34.0%	97,554	44.5%	$979,887	26.2%	$13.16
2030	6	102,481	46.7%	200,035	91.2%	$1,573,313	42.0%	$15.35
2031	1	9,990	4.6%	210,025	95.8%	$259,640	6.9%	$25.99
2032	0	0	0.0%	210,025	95.8%	$0	0.0%	$0.00
2033	1	2,015	0.9%	212,040	96.7%	$66,269	1.8%	$32.89
2034	0	0	0.0%	212,040	96.7%	$0	0.0%	$0.00
Thereafter	1	7,300	3.3%	219,340	100.0%	$304,166	8.1%	$41.67
Vacant	0	0	0.0%	219,340	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	219,340	100.0%			$3,744,092	100.0%	$17.07
(1)	Information obtained from the underwritten rent roll dated August 31, 2024.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through November 2025 totaling $221,693.

The following table presents historical occupancy percentages at the Lakeland Park Center Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(2)	8/31/2024(3)
97.6%	98.3%	96.7%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from a third party market research provider.
(3)	Information obtained from the underwritten rent roll dated August 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Lakeland Park Center Property:

Cash Flow Analysis

	2021	2022	2023	Trailing 6-Months Annualized August 2024	U/W	%(1)	U/W $ per SF
Base Rent	$3,225,866	$3,262,917	$3,253,204	$3,570,309	$3,744,092(2)	79.8%	$17.07
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$3,225,866	$3,262,917	$3,253,204	$3,570,309	$3,744,092	79.8%	$17.07
Other Income	3,796	4,812	11,431	5,163	5,000	0.1	0.02
Total Recoveries	747,065	776,957	813,075	690,765	941,260	20.1	4.29
Net Rental Income	$3,976,727	$4,044,686	$4,077,710	$4,266,237	$4,690,352	100.0%	$21.38
(Vacancy & Credit Loss)	0	0	($10,462)	0	(187,205)	(5.0)	(0.85)
Effective Gross Income	$3,976,727	$4,044,686	$4,067,248	$4,266,237	$4,503,147	96.0%	$20.53

Real Estate Taxes	$276,227	$269,916	$303,927	$309,069	$430,592	9.6%	$1.96
Insurance	186,652	192,481	259,863	304,595	316,328	7.0	1.44
Management Fee	244,800	243,191	231,470	187,256	135,094	3.0	0.62
Other Operating Expenses	324,895	525,513	512,017	346,326	526,416	11.7	2.40
Total Expenses	$1,032,573	$1,231,101	$1,307,277	$1,147,247	$1,408,429	31.3%	$6.42

Net Operating Income	$2,944,155	$2,813,585	$2,759,970(3)	$3,118,990(3)	$3,094,718	68.7%	$14.11
Replacement Reserves	0	0	0	0	32,901	0.7	0.15
TI/LC	0	0	0	0	274,175	6.1	1.25
Net Cash Flow	$2,944,155	$2,813,585	$2,759,970	$3,118,990	$2,787,642	61.9%	$12.71

NOI DSCR	1.87x	1.79x	1.75x	1.98x	1.96x
NCF DSCR	1.87x	1.79x	1.75x	1.98x	1.77x
NOI Debt Yield	12.3%	11.7%	11.5%	13.0%	12.9%
NCF Debt Yield	12.3%	11.7%	11.5%	13.0%	11.6%
(1)	All percent revenue fields are divided over net rental income, all percent vacancy fields are divided over gross potential rent and all percent expenses are divided over effective gross income.
(2)	The U/W Base Rent PSF and U/W Base Rent include contractual rent steps through November 2025 totaling $221,693.
(3)	The increase in Net Operating Income between 2023 and Trailing 6-Months Annualized August 2024 is due to the three new leases totaling 5.1% of NRA and 11.7% of Underwritten Base Rent being executed between March 2023 and September 2023.

Appraisal. The appraiser concluded to an “As-is” value for the Lakeland Park Center property of $43,700,000. The appraised value is as of August 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Lakeland Park Center Property, dated August 23, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Lakeland Park Center is located in Lakeland, Florida, between Interstate 4, which has a daily traffic count of approximately 56,000 vehicles per day, and US Highway 98, which has a daily traffic count of approximately 62,000 vehicles per day. According to the appraisal, the largest employment sectors in Lakeland are trade, transportation and utilities (27.5% of the regional workforce), professional and business services (14.5%) and education and health services (14.4%). The largest employers include Publix, Lakeland Regional Health, GEICO, Amazon Air Hub & Distribution, and Watson Clinic. The population growth in the Lakeland CBSA outpaced national population growth, averaging 2.3% annually from 2013 through 2023. According to the appraisal, the estimated 2023 population within a 1-, 3- and 5- mile radius of the property was 10,540, 59,321, and 142,869, respectively, and the 2023 average household income within the same radii was $60,116, $64,120, and $67,345, respectively.

According to a third party market research report, the property is located within the Polk County retail submarket of the Lakeland-FL retail market. The submarket reports a total inventory of approximately 33.9 million square feet with a 3.9% vacancy rate and average market rents of $19.36 per square foot. The appraiser concluded to market rents for the Lakeland Park Center Property, ranging from $12.00 per square foot for Anchor space to $40.00 per square foot for the Millers Ale House OP space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Lakeland Park Center Property:

Market Rent Summary(1)

	Anchor	Jr. Anchor-Ross	Premium/Smaller Jr. Anchor	Inline Shops	Majors	Millers Ale House OP
Market Rent (PSF)	$12.00	$12.00	$16.00	$32.50	$24.00	$40.00
Lease Term (Years)	10	10	10	7	5	10
Lease Type	Net	Net	Net	Net	Net	Net
Rent Increase Projection	2.0%/Year	2.0%/Year	2.0%/Year	3.0%/Year	2.5%/Year	2.0%/Year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Lakeland Park Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Lakeland Park Center Property 919 Lakeland Park Center Drive	Lakeland, FL	2014 / NAP	219,340(2)	100.0%(2)
Marketplace at Seminole Towne Center 1301-2251 WP Ball Boulevard	Sanford, FL	2005 / NAP	318,649	96.0%	Mar-2024	$68,700,000	$215.60
Berkshire Oaks 4465 Southwest 40th Avenue	Ocala, FL	2008 / NAP	244,550	98.0%	Feb-2024	$31,750,000	$129.83
Shops at Tyrone Square 6665 22nd Avenue North	St. Petersburg, FL	2018 / NAP	125,731	100.0%	Sep-2023	$37,800,000	$300.64
Cypress Creek Town Center 25557 Sierra Center Boulevard	Lutz, FL	2019 / NAP	240,211	100.0%	Jul-2023	$49,600,000	$206.49
Lakeside Village 1479 Town Center Drive	Lakeland, FL	2005 / NAP	454,872	91.0%	Jun-2023	$78,000,100	$171.48
Orlando Square 1700 West Sand Lake Road	Orlando, FL	2004 / NAP	183,877	85.0%	Jun-2023	$25,100,000	$136.50
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated August 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

No. 13 – International Plaza II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$21,995,000		Location:	Dallas, TX
	Cut-off Date Balance(1):	$21,995,000		Size:	388,430 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$201.65
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$201.65
	Borrower Sponsor:	Shorenstein Investment Advisors		Year Built/Renovated:	2000 / 2020
	Guarantors:	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.		Title Vesting:	Fee
	Mortgage Rate:	7.4300%		Property Manager:	Shorenstein Realty Services L.P.
	Note Date:	September 13, 2024		Current Occupancy (As of)(2):	93.5% (8/2/2024)
	Seasoning:	1 month		YE 2023 Occupancy(2):	84.7%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy(2):	67.8%
	IO Period:	60 months		YE 2021 Occupancy(2):	40.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$124,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$319.75
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	August 19, 2024
	Call Protection:	L(24),YM1(30),O(6)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($56,330,000)		TTM NOI (6/30/2024)(2):	$8,904,501
				YE 2023 NOI(2):	$6,373,807
				YE 2022 NOI(2):	$5,777,003
				YE 2021 NOI(2):	($571,647)
				U/W Revenues:	$18,664,795
Escrows and Reserves				U/W Expenses:	$7,725,641
	Initial	Monthly	Cap	U/W NOI(2):	$10,939,154
Taxes:	$1,750,081	$171,577	NAP	U/W NCF:	$10,473,038
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.85x / 1.77x
Replacement Reserve:	$8,092	$8,092	$291,322	U/W Debt Yield based on NOI/NCF(1):	14.0% / 13.4%
TI/LC Reserve:	$16,185	$16,185	$582,645	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.0% / 13.4%
Free Rent Reserve:	$1,714,536	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Outstanding TI Reserve	$480,748	$0	NAP	LTV Ratio at Maturity(1):	63.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,325,000	62.1%	Purchase Price(3)	$120,500,000	95.5%
Cash Equity Contribution(3)	47,901,898	37.9	Reserves	3,969,642	3.1
			Closing Costs	1,757,256	1.4
Total Sources	$126,226,898	100.0%	Total Uses	$126,226,898	100.0%
(1)	The International Plaza II Mortgage Loan (as defined below) is part of the International Plaza II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $78,325,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the International Plaza II Whole Loan.
(2)	The increase from YE 2021 NOI and YE 2021 Occupancy through U/W NOI and Current Occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	Purchase Price and Cash Equity Contribution are inclusive of certain prorations and seller credits for outstanding obligations, accrued expenses and prepaid rents.

The Mortgage Loan. The thirteenth largest mortgage loan (the “International Plaza II Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $78,325,000 (the “International Plaza II Whole Loan”). The International Plaza II Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, which has since transferred its note to an affiliate, Goldman Sachs Mortgage Company (“GSMC”) on September 13,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

2024. The International Plaza II Whole Loan is secured by a first priority fee mortgage encumbering a 388,430 SF Class A office property located in Dallas, Texas (the “International Plaza II Property”).

The International Plaza II Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $21,995,000. The remaining promissory notes comprising the International Plaza II Whole Loan are summarized in the below table. The International Plaza II Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BANK5 2024-5YR10	Yes
A-2	$21,995,000	$21,995,000	WFCM 2024-5C2	No
A-3(1)	$31,330,000	$31,330,000	GSMC	No
Total	$78,325,000	$78,325,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowers are IP2 Owner, L.P. and IP2 TRS, L.P., each a Delaware limited partnership and single purpose entity with one independent director. The borrower sponsor is Shorenstein Investment Advisors and the non-recourse carveout guarantors are Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.

Shorenstein Investment Advisors is a fully integrated real estate investment company founded in 1992 and headquartered in San Francisco, California. As of year-end 2023, Shorenstein Investment Advisors had acquired approximately $19.0 billion worth of real estate assets and managed approximately 14.5 million square feet of space. Shorenstein Investment Advisors portfolio spans across the United States with properties located in California, New York, Pennsylvania, Oregon and Texas, among other states. Shorenstein Investment Advisors portfolio includes 40 properties (approximately 16.0 million square feet) which are LEED certified and 66 properties (approximately 21.3 million square feet) which are energy star benchmarked.

The Property. The International Plaza II Property is a 388,430 square foot, 15 story, Class A office building located in Dallas, Texas. Built in 2000, the International Plaza II Property represents one of three towers that comprise International Plaza, an approximately 1.1 million square foot office park. The International Plaza is considered Cawley Partners’ signature development and among the best Class A buildings available in the lower Tollway. Amenities at the International Plaza II Property include a lobby area, café and executive conference center on the first floor, a fitness center on the second floor and a food hall as well as a collaboration lounge and game area on the third floor. The International Plaza II Property sits in an amenity rich environment, with over 32 hotels, over 200 restaurants and over 300 retail stores within one mile of the International Plaza II Property. Moreover, the International Plaza II Property sits approximately 13 miles away from Frisco, approximately 13 miles away from the Dallas central business district, approximately 3 miles away from the Addison Airport, approximately 9 miles away from the Dallas Love Field Airport and approximately 16 miles away from the Dallas Fort Worth International Airport.

Prior to vacating in 2018, J.P. Morgan occupied both the International Plaza II Property and the adjacent building, International Plaza I. Taconic Investments, the prior owner, purchased both properties in April of 2018, invested in renovations and subsequently leased up the International Plaza II Property to 93.5% occupied by six different tenants as of August 2, 2024. Since the prior owner acquired the International Plaza II Property in 2018, both the International Plaza II Property and International Plaza I have undergone an approximately $23.3 million renovation. The renovation included functional improvements such as upgrades to the security system as well as the implementation of new amenities such as a new fitness center, conference center, café and coffee bar. Concurrently with this renovation, the Lake House Pavilion, a 68,760 SF outdoor collaboration environment for the office tower users, was developed. The Lake House Pavilion features a coffee bar, indoor and outdoor seating and meeting/huddle space, all connected to a large water feature that acts as a buffer and sets the campus apart from Dallas Parkway. The International Plaza II Property also has a parking ratio of 4.5 spaces per 1,000 SF.

As of August 2, 2024, the International Plaza II Property was 93.5% leased to six tenants with a weighted average lease term of approximately 13.39 years. Additionally, there are no tenants that roll during the term of the International Plaza II Mortgage Loan and only one tenant, Forvis, LLP, with a termination option, available in 2032. The largest tenant by SF at the International Plaza II Property, Trinity Industries, Inc. (“Trinity Industries”), signed a 16 year lease at the International Plaza II Property in February of 2021 and utilizes the space as its company headquarters. Additionally, all tenant leases were executed post COVID-19 pandemic, beginning in February of 2021. Several tenants have also invested additional capital expenditures towards the build out of their space, with Interstate Batteries, Inc. contributing approximately $5 million, IMA Financial Group, Inc. contributing approximately $1.2 million, Freeman Holdings, LLC contributing approximately $4.0 million and Forvis, LLP contributing approximately $1.8 million.

Major Tenants.

Trinity Industries, Inc. (155,200 square feet, 40.0% of net rentable area, 41.7% of underwritten rent). Trinity Industries has been providing railcar products and services across North America for over 85 years. Trinity Industries has a unique platform that is able to provide a single source for rail transportation solutions that help in the optimization of usage of railcar equipment and enhances the value-proposition of the rail modal supply chain for its customers. Trinity Industries operates their rail-related products and services under the name TrinityRail. Trinity Industries is a top five railcar leasing company and has approximately 109,365 railcars under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

ownership with an additional 34,305 railcars owned by investors. Moreover, Trinity Industries is a leading railcar manufacturer, with 37% of industry deliveries in 2023. As of the second quarter of 2024, Trinity Industries generated approximately $841 million in revenue, representing a 16.0% increase year over year. Similarly, as of June 30, 2024, Trinity Industries had liquidity of approximately $985 million. At the International Plaza II Property, Trinity Industries has a lease expiration in January 2037, with two, five year extension options and no termination options.

Interstate Batteries, Inc. (77,435 square feet, 19.9% of net rentable area, 20.8% of underwritten rent). Founded in 1952, Interstate Batteries, Inc. (“Interstate Batteries”) is a privately owned corporation that focuses on providing reliable and innovative battery solutions to a wide array of battery needs, including cars, trucks, golf carts and industrial machinery. Interstate Batteries has been the technician’s choice nine years and is powered by a distribution network of 300 wholesale warehouses, which is supported by over 150,000 dealers around the world as well as 200 franchise stores. Since inception, Interstate Batteries has sold over 500 million batteries, including 19 million in 2021. Interstate Batteries has a lease expiration in June 30, 2033, with two, five year extension options and no termination options.

Freeman Holding, LLC (65,684 square feet, 16.9% of net rentable area, 18.5% of underwritten rent). Freeman Holding, LLC (“Freeman Holding”) is a global event solutions company that has offices in 90 locations throughout the U.S. and Canada, and is headquartered in Dallas, Texas. Freeman Holding focuses on creating and delivering innovative brand experiences and event services backed by a 100-year track record of success and reliability. Specifically, Freeman Holding focuses on event production, audiovisual solutions, exhibit designs, event technology and logistics management. Annually, Freeman Holding produces nearly 4,000 expositions and over 10,000 other events. Freeman Holding has a lease expiration in October 31, 2035, with two, five year extension options and no termination options.

The following table presents certain information relating to the tenancy at the International Plaza II Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trinity Industries, Inc.	Ba2/BB/BB+	155,200	40.0%	$30.47	$4,728,944	41.7%	1/31/2037	2 x 5yr	N
Interstate Batteries, Inc.	NR/NR/NR	77,435	19.9%	$30.50	$2,361,768	20.8%	6/30/2033	2 x 5yr	N
Freeman Holding, LLC	NR/NR/NR	65,684	16.9%	$32.00	$2,101,888	18.5%	10/31/2035	2 x 5yr	N
Forvis, LLP(2)	NR/NR/NR	30,650	7.9%	$35.00	$1,072,750	9.5%	1/31/2035	2 x 5yr	Y
IMA Financial Group, Inc.	NR/NR/NR	30,650	7.9%	$31.00	$950,150	8.4%	6/30/2033	1 x 5yr	N
VisionPoint Advisory Group(3)	NR/NR/NR	3,397	0.9%	$40.00	$135,880	1.2%	1/31/2032	1 x 5yr	N
Total Major Tenants		363,016	93.5%	$31.27	$11,351,380	100.0%

Vacant Space		25,414	6.5%

Collateral Total		388,430	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Forvis, LLP has (a) a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date, and (b) benefits from four months of free rent upon its lease commencement in October 2024.
(3)	VisionPoint Advisory Group benefits from six months of free rent through January 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the International Plaza II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	3,397	0.9%	3,397	0.9%	$135,880	1.2%	$40.00
2033	2	108,085	27.8%	111,482	28.7%	$3,311,918	29.2%	$30.64
2034	0	0	0.0%	111,482	28.7%	$0	0.0%	$0.00
2035 & Beyond	3	251,534	64.8%	363,016	93.5%	$7,903,582	69.6%	$31.42
Vacant	0	25,414	6.5%	388,430	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	6	388,430	100.0%			$11,351,380	100.0%	$31.27
(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the International Plaza II Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	8/2/2024(1)(2)
40.0%	67.8%	84.7%	93.5%
(1)	The increase in historical occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Plaza II Property:

Cash Flow Analysis

	2021(1)	2022(1)	2023(1)	TTM 6/30/2024(1)	U/W(1)(2)	%(3)	U/W $ per SF
Rents in Place	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$11,351,380	57.7%	$29.22
Gross-Up Vacant Rent	0	0	0	0	1,030,520	5.2	2.65
Gross Potential Rent	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$12,381,900	62.9%	31.88
Total Reimbursements	2,044,490	3,586,476	5,267,521	6,591,033	7,305,777	37.1	18.81
Gross Potential Income	$5,513,420	$10,749,475	$13,958,423	$16,451,416	$19,687,677	100.0%	50.69
Parking/Other Rental	22,494	14,997	19,220	19,740	7,638	0.0	0.02
Less Vacancy & Credit Loss	0	0	0	0	(1,030,520)	(5.2)	(2.65)
Effective Gross Income	$5,535,914	$10,764,472	$13,977,644	$16,471,156	$18,664,795	94.8%	48.05

Real Estate Taxes	1,751,260	1,254,312	2,251,747	1,949,866	2,058,918	11.0	5.30
Insurance	162,004	153,621	139,182	223,359	175,000	0.9	0.45
Management Fee	30,000	80,522	497,519	461,652	559,944	3.0	1.44
Other Operating Expenses	4,164,297	3,499,014	4,715,389	4,931,778	4,931,778	26.4	12.70
Total Expenses	$6,107,561	$4,987,469	$7,603,837	$7,566,655	$7,725,641	41.4%	19.89

Net Operating Income	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,939,154	58.6%	28.16
Replacement Reserves	0	0	0	0	77,686	0.4	0.20
TI/LC	0	0	0	0	388,430	2.1	1.00
Net Cash Flow	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,473,038	56.1%	$26.96

NOI DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.85x
NCF DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.77x
NOI Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	14.0%
NCF Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	13.4%
(1)	The increase in Net Operating Income occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(3)	Represents (i) percent of Gross Potential Income for all revenue fields, (ii) percent of Gross Potential Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	DSCR and Debt Yields are based on the International Plaza II Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza II Property of $124,200,000 as of August 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the International Plaza II Property.

Market Overview and Competition. The International Plaza II Property is located in Dallas, Texas and within the Dallas-Plano-Irving Statistical Area (“Dallas MSA”). According to the appraisal, the Dallas MSA is projected to outperform the national region metros in six of eight performance categories over the next five years, including in gross metro product, total unemployment, unemployment rate, personal income growth, population and multifamily permits. The three largest represented industries within the broader Dallas-Fort Worth-Arlington Statistical Area (“Dallas TX MSA”) are the services industry, finance/insurance/real estate industry and the retail trade industry, which combined, account for an approximately 74.9% of the labor force. Furthermore, the largest employers within the Dallas MSA include Walmart Inc., UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T. Driven by a lower cost of doing business as well as a well-developed transportation network, numerous large employers have either relocated to or expanded in Dallas, including Toyota, AT&T, Texas Instruments, defense manufacturers, airlines, major banks and others. Consequently, the appraisal also notes that there has also been a significant influx of young professionals, and the presence of a highly educated workforce has further attracted more business relocations. Over the longer term, above-average population growth and the concentration of corporate headquarters, technology businesses and financial services will contribute to an above-average performance. The appraisal notes that the International Plaza II Property is in proximity of Interstate Highway 35E, which provides for easy access to most parts of the Dallas MSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

In addition, the International Plaza II Property is about a twenty minute drive away from the Dallas Fort Worth International Airport and is also proximate to a large concentration of commercial activity. The International Plaza II Property is further located within the Quorum/Bent Tree submarket. According to the appraisal, as of the second quarter of 2024, the Quorum/Bent Tree office submarket had 25,722,114 SF of inventory, an occupancy rate of 78.6% and asking rent of $28.19 PSF. As of the second quarter of 2024, the broader Dallas TX MSA office market had 426,391,121 SF of inventory, an occupancy rate of 81.9% and asking rent of $30.38 PSF. Moreover, absorption for the last 12 months was flat for both the overall market area and at the submarket level and the overall market area and submarket have been stable with respect to occupancy over the past year.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radius of the International Plaza II Property was 24,075, 125,307, 380,647 and $88,399, $131,800, and $128,322, respectively. Between 2010 and 2024, the population within a one-, three- and five-mile radius increased by approximately 31.8%, 14.3% and 8.6%, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the International Plaza II Property:

Market Rent Summary

Office
Market Rent (PSF)	$32.00
Lease Term (Months)	125
Lease Type	NNN
Escalations	2.0%/Year
Tenant Improvements (New/Renewal)	$40/$10
Leasing Commissions (New/Renewal)	4.5%/2.5%
Free Rent (Months)	5
Source:	Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Office Leases

Property	Year Built/Renovated	Tenant Name	Lease Start Date	Term (Months)	Lease Type	Tenant Size (SF)	Base Rent PSF
International Plaza II(1) Dallas, TX	2000/2020	Trinity Industries	Feb-21	192	Net	155,200	$30.47
Tower 909 Irving, TX	1988 / 2013	Schachter Harris LLP	Jan-23	33	NNN	2,987	$23.00
International Plaza III Dallas, TX	2001 / 2020	Ryan Companies	Dec-24	65	NNN	12,501	$33.00
Legacy Place 1 Plano, TX	1998 / NAP	RXO Capacity Solutions	Jun-23	63	NNN	13,496	$30.88
Colonnade Three Addison, TX	1998 / 2020	Hilton Worldwide	Jan-25	60	NNN	51,126	$29.00
Millenium Tower Addison, TX	1999 / NAP	Undisclosed	Apr-24	60	NNN	2,387	$28.00
Source:	Appraisal.
(1)	Information is based on the underwritten rent roll dated August 2, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

No. 14 – Eaton Innovation Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Goldman Sachs Mortgage Company			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Office – R&D
Original Principal Balance:	$20,475,000			Location:	Southfield, MI
Cut-off Date Balance:	$20,475,000			Size:	217,618 SF
% of Initial Pool Balance:	2.8%			Cut-off Date Balance Per SF:	$94.09
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF:	$94.09
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation			Year Built/Renovated:	1960/NAP
Guarantor:	New Mountain Net Lease Partners II Corporation			Title Vesting:	Fee
Mortgage Rate:	5.2040%			Property Manager:	Self-Managed
Note Date:	October 17, 2024			Current Occupancy (As of):	100.0% (11/1/2024)
Seasoning:	0 months			YE 2023 Occupancy(1):	NAV
Maturity Date:	November 6, 2029			YE 2022 Occupancy(1):	NAV
IO Period:	60 months			YE 2021 Occupancy(1):	NAV
Loan Term (Original):	60 months			YE 2020 Occupancy(1):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value:	$31,500,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$144.75
Call Protection:	L(23),YM1(1),DorYM1(31),O(5)			As-Is Appraisal Valuation Date:	June 20, 2024
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	No			YE 2023 NOI(1):	NAV
Additional Debt Type (Balance):	NAP			YE 2022 NOI(1):	NAV
				YE 2021 NOI(1):	NAV
				U/W Revenues:	$2,847,871
				U/W Expenses:	$569,574
				U/W NOI:	$2,278,297
Escrows and Reserves				U/W NCF:	$2,245,654
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.11x / 2.08x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.1% / 11.0%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 11.0%
TI/LC Reserve	$0	Springing	$326,427	Cut-off Date LTV Ratio:	65.0%
Downgrade Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	65.0%
Replacement Reserves:	$0	Springing	$48,964

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$20,475,000	100.0%	Principal Equity Distribution	$19,098,876	93.3%
			Closing Costs	1,376,124	6.7
Total Sources	$20,475,000	100.0%	Total Uses	$20,475,000	100.0%
(1)	Historical occupancy and NOI are not available given the Eaton Innovation Center Mortgage Loan (as defined below) was part of a sales leaseback transaction.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Eaton Innovation Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,475,000 secured by the borrower’s fee simple interest in the Eaton Innovation Center, a 217,618 square foot office property located in Southfield, Michigan (“the Eaton Innovation Center Property”).

The Borrower and Borrower Sponsor. The borrower is NM ETN, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eaton Innovation Center Mortgage Loan.

The borrower sponsor is New Mountain Net Lease Partners II Corporation. New Mountain Net Lease Partners II Corporation is one of three investment strategies of New Mountain Capital, an asset management company with holdings across private equity, credit and net lease capital. As of March 31, 2024, New Mountain Capital had approximately $55 billion assets under management.

The Property. The Eaton Innovation Center Property is a research and development complex located in Southfield, Michigan. Built in 1960, the Eaton Innovation Center Property consists of two buildings situated on a 14.29 acre parcel. The Eaton Innovation Center Property is 100% leased to Eaton, a power management company. Eaton’s lease expires in May 2039.

Eaton uses the Eaton Innovation Center Property in a research and development capacity. On-site labs include a polymer 3D printing lab, a fuel testing lab, a 48v motors systems lab and a vehicle solutions lab.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Office – R&D	Loan #14	Cut-off Date Balance:	$20,475,000
26201 and 26101 Northwestern Highway Southfield, MI 48076	Eaton Innovation Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	65.0% 2.08x 11.1%

Major Tenant.

Eaton (217,618 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 1911, Eaton is a power management company focused on electrical, aerospace, hydraulic and vehicular products and services. Eaton has approximately 94,000 employees globally. The company reported revenues of $23.2 billion for the full year of 2023. Eaton executed a 15-year absolute NNN lease at loan closing. The lease expires in May 2039 with no renewal options.

The following table presents certain information relating to the tenancy at the Eaton Innovation Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Eaton	NR/NR/A-	217,618	100.0%	$10.50	$2,284,989	100.0%	5/21/2039	None	N
		217,618	100.0%	$10.50	$2,284,989	100.0%

Other Tenants		0	0.0%	$0.00	$0	0.0%
Occupied Collateral Total		217,618	100.0%	$10.50	$2,284,989	100.0%
Vacant Space		0	0.0%

Collateral Total		217,618	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through May 31, 2025.

The following table presents certain information relating to the lease rollover schedule at the Eaton Innovation Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035 & Thereafter	1	217,618	100.0%	217,618	100.0%	$2,284,989	100.0%	$10.50
Vacant	0	0	0.0%	217,618	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	217,618	100.0%			$2,284,989	100.0%	$10.50
(1)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Eaton Innovation Center Property is located in the Southfield submarket within the broader Warren-Troy-Farmington Hills metropolitan statistical area. The Eaton Innovation Center Property’s neighborhood is located at the intersection of the area’s three major freeways (Interstate 696, Lodge Freeway and Telegraph Road interchange). According to the appraisal, the Eaton Innovation Center Property is approximately a 20-minute drive from the Detroit central business district and approximately a 28-minute drive from Detroit Wayne County Metropolitan Airport.

According to the appraisal, the population and average household income within a one-, three- and five-mile radius of the Eaton Innovation Center Property is 8,767, $101,545, 85,293, $92,241, 286,167 and $103,330, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Office – R&D	Loan #14	Cut-off Date Balance:	$20,475,000
26201 and 26101 Northwestern Highway Southfield, MI 48076	Eaton Innovation Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	65.0% 2.08x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eaton Innovation Center Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Base Rent	$2,284,989(2)	77.8%	$10.50
Contractual Rent Steps	81,386	2.8	0.37
Gross Potential Rent	$2,366,375	80.6%	$10.87
Total Recoveries	569,574	19.4	2.62
Net Rental Income	$2,935,950	100.0%	$13.49
(Vacancy & Credit Loss)	(88,078)	(3.7)	(0.40)
Effective Gross Income	$2,847,871	97.0%	$13.09

Management Fee	85,436	3.0	0.39
Other Expenses	484,138	17.0	2.22
Total Operating Expenses	$569,574	20.0%	$2.62

Net Operating Income	$2,278,297	80.0%	$10.47
Replacement Reserves	32,643	1.1	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$2,245,654	78.9%	$10.32

NOI DSCR	2.11x
NCF DSCR	2.08x
NOI Debt Yield	11.1%
NCF Debt Yield	11.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent shown above includes contractual rent steps through May 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

No. 15 – Mocksville Industrial

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Citi Real Estate Funding Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Manufacturing
	Original Principal Balance:	$17,000,000		Location:	Mocksville, NC
	Cut-off Date Balance:	$17,000,000		Size:	253,052 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF:	$67.18
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$67.18
	Borrower Sponsors:	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver		Year Built/Renovated:	2018/NAP
	Guarantors:	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver		Title Vesting:	Fee
	Mortgage Rate:	7.3900%		Property Manager:	Self-Managed
	Note Date:	October 25, 2024		Current Occupancy (As of):	100.0% (11/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy(1):	NAV
	Maturity Date:	November 6, 2029		YE 2022 Occupancy(1):	NAV
	IO Period:	60 months		YE 2021 Occupancy(1):	NAV
	Loan Term (Original):	60 months		YE 2020 Occupancy(1):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$28,900,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$114.21
	Call Protection:	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	August 21, 2024
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		YE 2023 NOI(1):	NAV
				YE 2022 NOI(1):	NAV
				YE 2021 NOI(1):	NAV
				YE 2020 NOI(1):	NAV
				U/W Revenues:	$2,034,122
				U/W Expenses:	$61,024
				U/W NOI:	$1,973,099
Escrows and Reserves				U/W NCF:	$1,884,221
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.55x/1.48x
Taxes:	$88,039	$8,004	NAP	U/W Debt Yield based on NOI/NCF:	11.6%/11.1%
Insurance	$10,396	$10,396	NAP	Cut-off Date LTV Ratio(3):	58.8%
Replacement Reserve:	$0	$2,109	NAP	LTV Ratio at Maturity:	58.8%
TI / LC:	$0	$5,298	NAP
Debt Service Reserve(2):	$1,273,748	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$17,000,000	69.5%	Payoff	$22,420,125	91.7%
Borrower Equity Contribution	7,457,973	30.5	Upfront Reserves	1,372,182	5.6
			Closing Costs	665,665	2.7
Total Sources	$24,457,973	100.0%	Total Uses:	$24,457,973	100.0%
(1)	Historical occupancy and NOI are unavailable because the borrower recently acquired the Mocksville Industrial Property (as defined below) in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with Palltronics, Inc. (“Palltronics”), an affiliated tenant, upon such acquisition.
(2)	The Debt Service Reserve is required to be released to the borrower in equal monthly installments of $106,145 (or the remaining balance if less than such amount) if (i) no event of default exists and (ii) the Palltronics EBITDAR Condition is satisfied. The “Palltronics EBITDAR Condition” means Palltronics achieving an EBITDAR Ratio of at least 1.5x for the preceding 12 consecutive months. The “EBITDAR Ratio” means, as defined in more detail in the loan documents, the ratio of (i) Palltronics’ net income (calculated using annualized trailing one month revenues) plus (a) the following (to the extent deducted in calculating net income): interest charges, taxes, depreciation and amortization, rent paid under Palltronics’ lease, and other non-recurring expenses minus (b) the following (if included in calculating net income): tax credits, all non-cash items increasing net income for the applicable period (with (a) and (b) calculated using annualized trailing twelve-month expenses), to (ii) rent paid by Palltronics under its lease.
(3)	In addition to the As-Is Appraised Value, the appraiser concluded to a hypothetical go-dark value of $24,300,000, representing a loan to dark value ratio of 70.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Mocksville Industrial Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $17,000,000 secured by the borrower’s fee interest in a 253,052 SF industrial manufacturing facility located in Mocksville, North Carolina (the “Mocksville Industrial Property”). The prior mortgage loan secured by the Mocksville Industrial Property constituted seller financing in the amount of $21,900,000 which matured on September 30, 2024 and was in maturity default at the time of origination of the Mocksville Industrial Mortgage Loan.

The Borrower and the Borrower Sponsors. The borrower is Mocksville RE Holdings LLC, a Michigan limited liability company and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver of Solyco Core Partners, LLC (DE) (“Solyco Capital”). Founded in 2017 by John Garcia and Damian Kassab, Solyco Capital is a private equity group focused on providing capital solutions for late-stage startup and growth companies. Ajoy Sharma serves as a senior partner for Solyco Capital focusing on financial strategy, analytics and turnarounds. Bruce Culver is an entrepreneur, investor, executive and scientist who has founded multiple companies and is an active private investor, including an investor in Solyco Capital.

The Property. The Mocksville Industrial Property is a 253,052 SF industrial manufacturing and distribution facility located in Mocksville, North Carolina. The Mocksville Industrial Property was originally constructed in 2018 and is situated on a 30.83-acre site. As of November 1, 2024, the Mocksville Industrial Property was 100.0% leased to Palltronics, an affiliate of the borrower. The Mocksville Industrial Property is comprised of 97.2% manufacturing and distribution space and 2.8% office space. The Mocksville Industrial Property features 30’ clear heights, 14 dock high doors, and one drive-in door with 116 parking spaces resulting in a parking ratio of 0.46 spaces per 1,000 SF.

Sole Tenant.

Palltronics (253,052 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 2021, Palltronics is an affiliate of the borrower and a subsidiary of Solyco Capital. Palltronics utilizes its space at the Mocksville Industrial Property as its site for manufacturing and distribution of Palltronics’ smart pallets. Palltronics is a private company specializing in high tech pallets that are anti-microbial and fully trackable. Palltronics’ pallets are equipped with RFID chips that track themselves and measure temperature, weight, humidity, and vibration. Upon the acquisition of the Mocksville Industrial Property by the borrower in March 2024, the borrower executed a new ten year triple net lease with Palltronics with a lease term through March 2034, no termination options, and three, five-year renewal options. The Palltronics lease is fully guaranteed by the borrower sponsors. Prior to the acquisition of the Mocksville Industrial Property by the borrower, Palltronics leased the Mocksville Industrial Property from the prior owner.

The following table presents certain information relating to the sole tenant at the Mocksville Industrial Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Palltronics, Inc.	NR/NR/NR	253,052	100.0%	$8.22	$2,080,158	100.0%	3/31/2034	3 x 5 yr	N
Occupied Collateral Total		253,052	100.0%	$8.22	$2,080,158	100.0%

Vacant Space		0	0.0%	0	0	0.0%

Collateral Total		253,052	100.0%	$8.22	$2,080,158	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent steps through April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The following table presents certain information relating to the lease rollover schedule at the Mocksville Industrial Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	1	253,052	100.0%	253,052	100.0%	$2,080,158	100.0%	$8.22
2035 & Beyond	0	0	0.0%	253,052	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	253,052	100.0%	NAP	NAP	NAP
Total/Weighted Average	1	253,052	100.0%			$2,080,158	100.0%	$8.22
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF is inclusive of rent steps through April 1, 2025.

Market Overview and Competition. The Mocksville Industrial Property is located at 288 Quality Drive in Mocksville, North Carolina which is part of the Greensboro-High Point-Winston Salem Combined Statistical Area (“Greensboro CSA”). The Greensboro CSA is commonly referred to as the Piedmont Triad and consists of 12 counties surrounding the cities of Greensboro, Winston-Salem and High Point. The Greensboro CSA has an estimated population of nearly 1.8 million people and is known as a primary manufacturing and transportation center of the southeastern United States.

According to the appraisal, the Mocksville Industrial Property is located within the Greensboro/Winston-Salem industrial market which as of the first quarter of 2024 had inventory of 300,489,655 SF, a vacancy rate of 4.6%, and average asking rent of $5.21 per square foot. The appraisal also concluded to a market rent of $8.00 PSF for the Mocksville Industrial Property

According to the appraisal, the estimated 2022 population within a three-, five-, and seven-mile radius of the Mocksville Industrial Property was 4,229, 12,922, and 21,329. The 2022 estimated average household income within the same radii was $70,086, $73,481, and $75,003, respectively.

The following table presents certain information relating to comparable industrial leases to the Mocksville Industrial Property:

Market Analysis(1)

Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Rent (PSF)
Mocksville Industrial	Palltronics, Inc.	253,052	Mar-24	10	$8.22(2)
Union Cross IV	Confidential	144,000	Dec-24	12	$7.65
Amerisource Bergen	Amerisource Bergen	164,000	Oct-24	7	$9.50
Piedmont Commerce Center IV	Confidential	104,128	Jul-24	10.3	$7.20
1533 Galleria Boulevard	UPS	175,740	Jun-24	10.3	$7.70
Blackstock Commerce Center - Building A	Somnus Mattress International	233,280	Oct-23	5.17	$6.60
Interchange Logistics Center	SEG	224,797	Sep-23	10.3	$7.55
Carolina Logistics Park - Building 3	Snyder's Lance	173,748	Aug-23	8	$8.05
(1)	Information obtained from the appraisal.
(2)	Rent (PSF) is inclusive of rent steps through April 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
120 Wall Street New York, NY 10005	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	57.9% 2.74x 9.3%

The following table presents historical occupancy percentages at the Mocksville Industrial Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	11/1/2024(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available because the borrower sponsor recently acquired the Mocksville Industrial Property in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with the affiliated tenant upon such acquisition.
(2)	Based on the underwritten rent roll dated November 1, 2024.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Mocksville Industrial Property:

Cash Flow Analysis(1)(2)

	U/W	U/W $ per SF	%(3)
Base Rent	$2,019,571	$7.98	94.3%
Contractual Rent Steps	60,587	$0.24	2.8%
Gross Potential Rent	$2,080,158	$8.22	97.2%
Total Reimbursements	61,024	$0.24	2.9%
Total Gross Income	$2,141,181	$8.46	100.0%
(Vacancy & Credit Loss)	(107,059)	($0.42)	(5.3%)
Effective Gross Income	$2,034,122	$8.04	100.0%

Management Fee	61,024	$0.24	3.0%
Insurance	0	$0.00	0.0%
Real Estate Taxes	0	$0.00	0.0%
Other Operating Expenses	0	$0.00	0.0%
Total Operating Expenses(4)	$61,024	$0.24	3.0%

Net Operating Income	$1,973,099	$7.80	97.0%
Replacement Reserves	25,305	$0.10	1.2%
TI/LC	63,573	$0.25	3.1%
Net Cash Flow	$1,884,221	$7.45	92.6%

NOI DSCR	1.55x
NCF DSCR	1.48x
NOI Debt Yield	11.6%
NCF Debt Yield	11.1%
(1)	Based on the underwritten rent roll as of November 1, 2024.
(2)	Historical financial information is not available because the borrower sponsor recently acquired the Mocksville Industrial Property in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with the affiliated tenant upon such acquisition.
(3)	Represents (i) percent of Total Gross Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	Expenses other than Management Fee are shown as $0 as the sole tenant is responsible for all such expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Wells Fargo Commercial Mortgage Trust 2024-5C2	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Michael Barbieri	Tel. (212) 713-1181

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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